CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Joint Venture Implementation Agreement

Among

Amyris, Inc.,

Amyris Brasil S.A.,

And

Cosan Combustíveis e Lubrificantes S.A.

And,

As Intervening and Consenting Party,

Cosan S.A. Indústria e Comércio

June 03 , 2011

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I. DEFINITIONS		9
1.1.	Interpretation	9
1.2.	Definitions	10
II. PURPOSE		16
2.1.	Purpose of this JVI Agreement	16
2.2.	Purpose of the JVCO	16
2.3.	Key Objectives of the JV	16
III. JVCO'S STRUCTURE		20
3.1.	Formation of the JV and Capital Stock	20
3.2.	Acquisition of the JVCO	20
3.2.1.	Necessary Actions	21
3.2.2.	Obtainment of JVCO's Licenses	21
3.3.	Capital Expenditures, Operational Expenses and Other Investments	21
3.4.	Reimbursement of Costs and Expenses after Feasibility Assessment	21
IV. FUNDING		22
4.1.	Intention	22
4.2.	Initial Equity Contribution	22
4.2.1.	AB's Initial Equity Contribution	22
4.2.2.	CCL's Initial Equity Contribution	22
4.2.3.	Ownership Structure of the JVCO	22
4.3.	Additional Contributions	23
4.4.	Funding of Additional Contributions	23
4.4.1.	Additional Equity Contributions Prior to the Start of JVCO's Operations	23
V. ANCILLARY AGREEMENTS AND OFF-TAKE AGREEMENT		23
5.1.	Ancillary Agreements	24
5.1.1.	IP License and Feedstock Supply for Production of BioFene	24
5.1.2.	IP License for the Production of the JVCO Products	24
5.1.3.	R&D Agreement with the Amyris Entities and/or the Cosan Entities	24
5.2.	Off-Take Agreement	24
VI. REPRESENTATIONS AND WARRANTIES OF THE AMYRIS ENTITIES		27
6.1.	Organization and Good Standing	27
6.2.	Power and Authority of the Amyris Entities	27

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6.3.	No Violation, Consents	27
6.4.	Financial Condition	28
6.5.	Alternative Base Oil Technology	28
6.6.	Exclusiveness of the Representations and Warranties	28
VII. REPRESENTATIONS AND WARRATIES OF THE COSAN ENTITIES		28
7.1.	Organization and Good Standing	28
7.2.	Power and Authority	28
7.3.	No Violation, Consents	29
7.4.	Financial Condition	29
7.5.	Exclusiveness of the Representations and Warranties	29
VIII. OTHER OBLIGATIONS		29
8.1.	Production of BioFene by the JVCO	29
8.2.	Initial Milestones and Initial Production Milestone	30
8.2.1.	Initial Production Milestone.	31
8.2.2.	Beginning of JVCO's Operation	31
8.3.	JVCO Manufacturing Plant for JVCO Products	31
8.3.1.	Construction or Acquisition of a Manufacturing Plant	31
8.4.	SBDC Approval	32
8.5.	Expenses	32
8.6.	Disclosure	33
8.7.	Confidentiality	33
8.7.1.	Ownership of Confidential Information	33
8.7.2.	Disclosure of Confidential Information	34
8.7.3.	Return of Confidential Information	34
8.7.4.	Information Not Considered as Confidential Information	34
8.7.5.	No Disclosure of Confidential Information	35
IX. TERM AND TERMINATION		35
9.1.	Term	35
9.1.1.	Renewal of the JVI Agreement	35
9.1.1.1.	Failure of renewal	35
9.2.	Termination for Failure to Meet Initial Milestones; Initial Production Milestone	36
9.2.1.	Consequence of Such Termination	36
9/3/2001	Consequence of Such Termination	36
9.5.	Survival	37
X. DEFAULT		37

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10.1.	Default Events.	37
10.2.	Cure Period for Default Events - Consequences of Uncured Defaults	37
10.2.1.	Ancillary Agreements During the Cure Period	38
10.2.2.	Consequence of Uncured Default Event	38
XI. GOVERNING LAW AND DISPUTE RESOLUTION		38
11.1.	Governing Law	38
11.2.	Arbitration	38
11.4.	Arbitral Tribunal	39
11.5.	Place of Arbitration	39
11.6.	Language	40
11.7.	Binding Nature	40
11.8.	Fine for Breach of Arbitration	40
11.9.	Exceptional Court Jurisdiction	40
11.10.	Confidentiality	41
11.11.	Contractual Performance	41
11.12.	Consolidation	42
XII. OTHER PROVISIONS		43
12.1.	Force Majeure	43
12.2.	Post Closing Cooperation and Support	43
12.3.	Notices	44
12.4.	Entire Agreement	46
12.5.	Severability	46
12.6.	Waivers	46
12.7.	Assignment	46

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List of Exhibits and Schedules

Exhibit A    JV Agreement
Exhibit B    Feasibility Assessment
Schedule I    Bylaws
Schedule II    Shareholders' Agreement
Schedule III    Terms of Base Oils IP License Agreement
Schedule IV    Terms of BioFene License Agreement

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JOINT VENTURE IMPLEMENTATION AGREEMENT

This Joint Venture Implementation Agreement (the “JVI Agreement”) is entered into on June 03, 2011 by and among the following parties:

I.    On one side:

1.1.    AMYRIS, INC., a corporation organized and existing under the laws of the state of Delaware, United States of America, with principal place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (“AI”); and

1.2.    AMYRIS BRASIL S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, with principal place of business at Rua James Clerk Maxwell, No. 315, Techno Park, in the city of Campinas, State of São Paulo, enrolled with the Brazilian Legal Entities' Taxpayer Register - CNPJ/MF under No. 09.379.224/0001-20 (“AB” and, together with AI, the “Amyris Entities”);

II.    And, on the other side:

2.1.    COSAN COMBUSTÍVEIS E LUBRIFICANTES S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, with principal place of business at Rua Victor Civita, No. 77, Block 1, at Barra da Tijuca, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled with the CNPJ/MF under No. 33.000.092/0001-69 (“CCL”);

III.    And, as intervening-consenting party:

3.1.    COSAN S.A. INDÚSTRIA E COMÉRCIO, a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, with principal place of business at Prédio Cosan, at Bairro Costa

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Pinto, in the city of Piracicaba, State of São Paulo, enrolled with the CNPJ/MF under No. 50.764.577/0001-15 (“Cosan” and together with CCL, the “Cosan Entities”, and together with AI, AB and CCL, “Parties” and each one a “Party”).

Recitals

A.    WHEREAS, AI is a technology company focused on the research, development, production and commercialization of a variety of renewable fuel and chemical products;

B.    WHEREAS, AI and/or AB has/have developed a proprietary microbial production technology which converts sugars derived from various plant sources, including sugarcane, into specific compounds of interest (“Amyris Technology”);

C.    WHEREAS, among the products that have been developed or are being developed, produced, marketed and distributed by AI through the use of the Amyris Technology is Amyris Biofene™, also referred to as farnesene (“BioFene”), which can be used as a raw material for the production of renewable base oils;

D.    WHEREAS, renewable base oils are expected to be used as an alternative to the petroleum-derived base oils currently used in lubricant products;

E.    WHEREAS, AB is an AI subsidiary, engaged in the production and commercialization of a variety of renewable fuel and chemical products in Brazil;

F.    WHEREAS, Cosan has acquired in 2008 ExxonMobil's downstream assets in Brazil, a transaction that has placed Cosan, through its wholly-owned subsidiary CCL, in a premier position as a licensee, authorized to blend and market ExxonMobil's lubricants for production, distribution and sale in the Brazilian market;

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G.    WHEREAS, CCL is currently engaged in the (i) import, export, distribution and sale of oil, ethanol and gas based products; (ii) exploration, development and production of liquid and gas hydrocarbons; (iii) import, export, distribution and sale of general equipments such as automobiles parts, lubes, waxes, chemicals, etc.; (iv) sale of natural gas; (v) sale of fuels trough stations; (v) logistical business related to its corporate purpose; (vi) any other businesses related its corporate purpose; (vii) participation in other companies; (viii) Credit Card managing businesses; (ix) sale of supermarket related products; (x) managing of fast-food related business; (xi) movie rentals related business; and, (xii) setting up and operation of convenience stores in order to conduct the activities described in items “ix”, x” and “xi” hereof;

H.    WHEREAS, on December 15, 2010, the Parties entered into a Joint Venture Agreement (the “JV Agreement, a copy of which is attached hereto as “Exhibit A”) establishing the general terms and conditions regarding the Parties' interest to conduct a set of business, technical and commercial studies and tests with the goal to assess the feasibility of the formation and implementation of a joint venture to collaborate, on an exclusive and worldwide basis, on the development, production, marketing and distribution of base oils derived from BioFene (or from certain other technologies or molecules that are useful for the production of renewable base oils that are developed or otherwise acquired by either the Cosan Entities or the Amyris Entities during the Term, as further described below) for use in Lubricants in the Lubricants Market (the “Feasibility Assessment” and the “JV”);

I.    WHEREAS, in accordance with the provisions of Article III of the JV Agreement, to the mutual satisfaction of the Parties, the Feasibility Assessment was completed on April 05, 2011, a copy of which is attached hereto as “Exhibit B”;

J.    WHEREAS, the Feasibility Assessment has (i) proven, to the Parties'

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mutual satisfaction, the business, technical and commercial feasibility of the JV, and (ii) included the principles of the Initial Business Plan;

and

K.    WHEREAS, with the successful completion of the Feasibility Assessment, the Parties now wish to establish the definitive and binding key terms of their relationship, including their rights and obligations, in relation to the JV, including the terms and conditions that shall apply to the JVCO itself (as defined in Section 1.2 below), as well as the business relationship between the JVCO and the Parties.

NOW, THEREFORE, in consideration for the premises and covenants contained herein, the Parties hereby agree to enter into this JVI Agreement, which will be governed by the following terms and conditions:

I.    Definitions

1.1    Interpretation. In this JVI Agreement, except to the extent specifically provided otherwise:

(a)    terms defined in the singular have the same meanings when used in the plural and vice versa;

(b)    words importing any gender include the other gender;

(c)    references to statutes or regulations include all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to;

(d)    references to Sections, Articles, Chapters, Clauses, Exhibits and Schedules relate to the Sections, Articles, Chapters, Clauses, Exhibits and Schedules of this JVI Agreement and, if applicable, of the JV Agreement;

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(e)    section headings are for ease of reference only and shall not affect the interpretation of this JVI Agreement; and

(f)     references to any period of days shall be deemed to be to the relevant number of calendar days, provided that all references to terms or periods in this JVI Agreement shall be counted excluding the date of the event that causes such term or period to begin and including the last day of the relevant term or period.

1.2.    Definitions. As used herein, the terms in capitalized initials, whether in singular or plural form, shall have the following meanings:

“AB” has the meaning set forth in the Preamble;

“Acquiring Party” has the meaning set forth in Section 5.3 hereof;

“Affiliate” means, as regards to a certain Person (a “First Person”), any Person who, directly or indirectly, through one or more intermediates, Controls the First Person, is Controlled by the First Person, or is under common Control with the First Person;

“AI” has the meaning set forth in the Preamble;

“Alternative Base Oil Technology” means a technology or molecule, other than a BioFene-based technology or molecule, which (i) can be used to produce renewable Base Oils, (ii) is developed, in-licensed or acquired by either a Cosan Entity or an Amyris Entity during the Term under terms and conditions which are sufficient for such Cosan Entity or Amyris Entity to grant or otherwise convey use rights to JVCO without violating the terms of any arrangement with any Third Party, and (iii) is offered to the JVCO by such Cosan Entity or Amyris Entity pursuant to Section 5.3;

“Amyris Entities” has the meaning set forth in the Preamble;

“Amyris Technology” has the meaning set forth in Whereas Clause (B);

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“Ancillary Agreements” means the following agreements to be executed by the Parties in connection with the JV: (i) the Shareholders' Agreement; (ii) the Base Oils IP License Agreement; and (iii) if the JVCO decides to produce its own BioFene, the BioFene IP License Agreement;

“API” means the American Petroleum Institute;

“Arbitration Chamber” has the meaning set forth in Section 11.2;

“Arbitration Law” means Law No. 9307 of September 23, 1996, as amended;

“Arbitral Tribunal” has the meaning set forth in Section 11.4;

“Arbitration Rules” has the meaning set forth in Section 11.2;

“Base Oil” means a fluid base compound from renewable sources, to which other oils, additives or components are added to produce a Lubricant, which is intended to replace existing Group III Base Stocks and/or Group IV Base Stocks;

“Base Oils IP License Agreement” means the Base Oils IP License Agreement to be entered into by and between AB and the JVCO for the development, production, marketing and distribution of the JVCO Products for use in Lubricants in the Lubricants Market under the key terms and conditions summarized in “Schedule III” attached hereto;

“Bylaws” means the JVCO's Bylaws (Estatuto Social), in the form attached hereto as “Schedule I”;

“BioFene” has the meaning set forth in Whereas Clause (C);

“BioFene IP License Agreement” means the BioFene IP License Agreement which may be entered into by and among AB, CCL and the JVCO as set forth herein for the production of BioFene under the key terms and conditions

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summarized in “Schedule IV” attached hereto;

“Board of Directors” means the JVCO Board of Directors (Conselho de Administração);

“CCL” has the meaning set forth in the Preamble;

“Confidential Information” has the meaning set forth in Section 8.7 hereof;

“Control” means, when used with respect to any Person (“Controlled Person”), (i) the power, held by another Person, alone or together with other Persons bound by a voting or similar agreement (each a “Controlling Person”), to elect, directly or indirectly, the majority of the senior management and to establish and conduct the policies and management of the relevant Controlled Person; or (ii) the direct or indirect ownership by a Controlling Person and its Affiliates, alone or together with another Controlling Person and its Affiliates, of at least fifty percent (50%) plus one (1) share/quota representing the voting stock of the Controlled Person. Terms derived from Control, such as “Controlled”, “Controlling” and “under common Control” shall have a similar meaning to Control;

“Cosan” has the meaning set forth in the Preamble;

“Cosan Entities” has the meaning set forth in the Preamble;

“Default Event” has the meaning set forth in Section 10.1 hereof;

“Disclosing Party” has the meaning set forth in Section 8.7 hereof;

“Exclusivity Exceptions” has the meaning set forth in Section 2.4.1 hereof;

“Executive Committee” means the JVCO Executive Committee (Diretoria);

“Feasibility Assessment” has the meaning set forth in the Preamble;

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“Force Majeure Event” has the meaning set forth in Section 12.1;

“Group III Base Stocks” means base stocks which contain greater than or equal to 90 percent saturates and less than or equal to 0.03 percent sulfur and have viscosity index greater than or equal to 120 (which definition is set forth by API);

“Group IV Base Stocks” means base stocks which are polyalphaolefins (PAO) (which definition is set forth by API);

“Initial Business Plan” means the first business plan for the JVCO reflecting the marketing and distribution of JVCO Products, including, but not limited to, target applications, markets, geographies and customers, the financial projections for the first five (5) years of the JV and the deadline for the commencement of JVCO operations and for the execution of the first Off-Take Agreement by the JVCO, that was prepared in terms consistent with the principles set forth in the Feasibility Assessment, as more fully described in Article III of the JV Agreement;

“Initial Equity Contribution” has the meaning set forth in Section 4.2 hereof;

“Initial JVCO Products” means Base Oils derived from BioFene;

“Initial Milestones” means the milestones set forth in Section 8.2 hereof;

“Initial Production Milestone” means the milestone set forth in Section 8.2.1 hereof;

“Intellectual Property” means all trademarks, brands, patents, logos, corporate names, copyright (including those pertained to any kind of merchandising), jingles, characters, product formulae or recipes, merchandising and promotion gear and other intangible assets as well as all their requests, registrations and renewals;

“JV Agreement” has the meaning set forth in the Recitals

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“JVI Agreement” has the meaning set forth in the Recitals;

“JVCO” means an existing company incorporated under the laws of Brazil as a sociedade anônima, which has not been operational until the date hereof, that has no assets or liabilities or has in any way conducted any activities, that will be acquired by the Parties and owned fifty percent (50%) by each of AB and CCL, and which will be the Parties' vehicle for developing, producing, marketing and distributing the JVCO Products under the JV;

“JVCO Products” means Initial JVCO Products and Subsequent JVCO Products (if any);

“Feedstock” has the meaning set forth in Section 5.1.1 hereof;

“JV” has the meaning set forth in Whereas Clause (H);

“Key Objectives” has the meaning set forth in Section 2.3 hereof;

“Lubricants” means all substances introduced between two moving surfaces to reduce the friction between them, improving efficiency and reducing wear, or dissolving or transporting foreign particles, or distributing heat, in each case comprising a formulation of at least one Base Oil combined or blended with additives, sold as a finished product to retail and commercial customers, for use in, by way of example only: automotive, 2-cycle, marine and other engines, ship lubrication, hydraulic equipment, food processing equipment and machinery, wind turbines, but expressly excluding drilling oils, fluids and muds, in accordance with the standards set by API;

“Lubricants Market” means the market for automotive, commercial and industrial Lubricants worldwide; for the avoidance of doubt, the markets for flavors and fragrances, food additives, cosmetics and personal care, drilling oils, fluids and muds, fuels, cleaners, paints, coatings, ink, consumer-packaged goods, pesticides and pharmaceuticals are excluded without limitation;

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“OEM” means any original equipment manufacturer;

“Off-Take Agreement” means an Off-Take Agreement to be entered into by and between the JVCO and a Third Party for the purchase and sale of JVCO Products;

“Party” has the meaning set forth in the Preamble;

“Person” means any individual, legal entity, limited partnership with share capital, Brazilian limited liability company (sociedade limitada), association, joint-stock company (sociedade anônima), trust, unincorporated organization, government body or regulatory and its subdivisions, or any other person or entity;

“R&D Agreement” has the meaning set forth in Section 5.1.3 hereof;

“Receiving Party” has the meaning set forth in Section 8.7 hereof;

“Reimbursable Costs and Expenses” has the meaning set forth in Section 3.4 hereof;

“ROFO” has the meaning set forth in Section 5.3 hereof;

“ROFO Notice” has the meaning set forth in Section 5.3.1 hereof;

“SBDC” means the Brazilian Antitrust Defense System (Sistema Brasileiro de Defesa da Concorrência - SBDC), consisting of CADE, the Secretariat of Economic Law (Secretaria de Direito Econômico - SDE) and the Secretariat of Economic Developments (Secretaria de Acompanhamento Econômico - SEAE) and any successor entity(ies) thereto;

“SBDC Approval” has the meaning set forth in Section 8.4 hereof;

“Selected Arbitration” has the meaning set forth in Section 11.12 hereof;

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“Shareholders' Agreement” means the Shareholders' Agreement to be entered into by and among AB, CCL and the JVCO in the form attached hereto as “Schedule II”;

“Subsequent JVCO Products” means Base Oils derived from an Alternative Base Oil Technology;

“Term” has the meaning set forth in Section 9.1 hereof;

“Third Party” means any Person, except for the Parties and their respective Affiliates; and

“Total” means Total S.A., a French energy company, and/or Total Gas & Power USA Biotech, Inc. and their respective Affiliates.

II.    Purpose

2.1.    Purpose of this JVI Agreement. This JVI Agreement, together with its Exhibits and Schedules, defines the ultimate key terms of the relationship, including the rights and obligations, between the Parties in relation to the JV, including the final terms and conditions that shall apply to the JVCO itself, as well as the business relationship between the JVCO and the Parties, as of the date hereof.

2.2.    Purpose of the JVCO. The purpose of the JVCO is to engage in the activities permitted by the Bylaws in order to implement the business objectives for the JV set forth in this JVI Agreement and in the Shareholders' Agreement.

2.3.    Key Objectives of the JV. The Parties hereby agree and covenant to pursue each of the following business objectives, each of which is hereby acknowledged by the Parties as being critically important to the success of the JV (the “Key Objectives”):

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(a)
AB shall license to the JVCO certain Intellectual Property rights to use the Amyris Technology for the development, production, marketing and distribution of JVCO Products for use in Lubricants in the Lubricants Market under the terms and conditions of the Base Oils IP License Agreement;

(b)
in connection with the Base Oils IP License Agreement, the Amyris Entities shall provide the JVCO with technical expertise related to the development and production of Base Oils to enable the JVCO to use the Amyris Technology to develop and produce Base Oils, including by transferring expertise and know-how to the JVCO to enable the JVCO to develop and produce Base Oils derived from BioFene, and develop new technologies related to the development and production of Base Oils independently;

(c)	the JVCO shall provide for the production of JVCO Products (whether by means of building or acquiring its own manufacturing plant or using the services of a Third Party tolling/contract manufacturer);

(d)
the Cosan Entities shall, directly or through its Affiliates, provide technical expertise to JVCO, and obtain certifications for the JVCO for the production, development, marketing and distribution of JVCO Products, which technical expertise shall include the following: (i) expertise in the marketing and distribution of Base Oils for the Lubricants Market; (ii) technical expertise and testing of JVCO Products against conventional Base Oils in standard Lubricant formulations and against leading industry Base Oils for the JVCO's target applications and markets; (iii) expertise and capabilities in the fields of additives, blending and testing; and (iv) expertise in the certification of Base Oils in the applications, markets and geographies where the JVCO Products will be marketed and distributed;

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(e)	each of the Parties shall provide market information, contacts and expertise to the JVCO related to Lubricants customer and market segment opportunities for Base Oils;

(f)	the development and production of JVCO Products shall commence by the certain deadline to be contemplated in the Initial Business Plan;

(g)	the JVCO shall enter into at least one Off-Take Agreement by the certain deadline to be contemplated in the Initial Business Plan; and

(h)	the JVCO shall achieve the milestones and business goals set forth in the Initial Business Plan and subsequent annual business plans.

2.4.    Exclusivity. The Parties agree that, effective as of the signing date of this JVI Agreement, the JVCO shall be the exclusive means through which they shall develop, produce, market and distribute the JVCO Products, on a worldwide basis, for use in Lubricants in the Lubricants Market, as further described below. The Parties further agree that, as part of the exclusivity set forth in this Section 2.4 (but subject to the Exclusivity Exceptions), each of the Parties will not, and will cause their respective Affiliates not to, directly or indirectly: (i) provide or make available to any Third Party any non-public information about the use of the Amyris Technology in connection with the production of Base Oils; or (ii) provide any Third Party (other than Third Parties engaged by the Amyris Entities for the purpose of assisting with the development of the Amyris Technology) with information, sample materials or other data or information for purposes of conducting studies, tests and analysis in connection with the production of Base Oils derived from BioFene. Notwithstanding the foregoing, the Parties may provide a Third Party with any of the information mentioned in items (i) and (ii) above if in connection with (a) a response to inquiries by government authorities, regulatory agencies or other bodies; (b) court proceedings; or (c) compliance of any law requirements, including, but not limited to requirements of the U.S. or Brazilian Securities and Exchange Commissions (SEC/CVM).

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2.4.1    Exclusivity Exceptions. The exclusivity set forth above shall not apply to, or be deemed to prohibit, the development and production of Base Oils derived from BioFene or an Alternative Base Oils Technology (including JVCO Products) by or through one or both of the Amyris Entities under the following circumstances [*].

2.4.2    Amyris Acquisition. In the event any of the Amyris Entities acquires a Control equity stake in a Third Party that has an existing Lubricants business and the JVCO has not yet started the production of the JVCO Products, the Amyris Entities shall be entitled to supply Base Oils to such acquired Third Party until such time that the JVCO starts the development and production of the JVCO Products and from such moment on, the Amyris Entities shall cause such acquired Third Party to give preference to sourcing Base Oils from JVCO rather than providing such supply itself. In the event any of the Amyris Entities acquires a Control equity stake in a Third Party that has an existing Lubricants business and the JVCO has already started the development and production of the JVCO Products, the Amyris Entities shall cause such acquired Third Party to give preference to sourcing Base Oils from JVCO rather than providing such supply itself.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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III.    JVCO's Structure

3.1.    Formation of the JV and Capital Stock. The JVCO's capital stock shall be represented solely by common registered shares, with no par value. The initial JVCO's capital stock shall be in the aggregate amount of R$ 400,000.00 (four hundred thousand reais).

3.2.    Acquisition of the JVCO. On the date hereof, the JVCO will be acquired by AB and CCL. The JVCO shall be headquartered in the city of São Paulo, State of São Paulo. On the date hereof the Parties shall cause the performance of each and all of the following acts:

(a)
the shares currently issued by the JVCO shall be transferred to AB and CCL, by means of execution of the relevant share transfer forms in the Share Transfer Registry Book of the JVCO and registered in the name of AB and CCL in the Share Registry Book of the JVCO

(b)
a general meeting of the JVCO shall be held by AB and CCL at which AB and CCL shall approve the capital increase of the JVCO and the respective issuance of the corresponding shares, change of name of the JVCO, the adoption of the Bylaws and the election of the members of the Board of Directors, as provided in the Shareholders' Agreement;

(b)
each of AB and CCL shall subscribe fifty percent (50%) of the issued shares and fully pay in the corresponding share issue price, and transfer, on a fiduciary basis, one share to its respective Board of Director's appointee, as provided in the Shareholders' Agreement;

(c)	all of the members of the Board of Directors shall take office;

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(d)	the Board of Directors shall meet and elect the first members of the Executive Board (Diretoria), as provided in the Shareholders' Agreement;

(e)	all of the members of the Executive Board shall take office; and

(f)	the Shareholders' Agreement shall be entered into by the parties thereto, annotated in the JVCO's Share Register Book and filed at the JVCO's headquarters.

3.2.1.    Necessary Actions. The Parties hereby undertake to execute and deliver all other instruments and documents, as well as to carry out all other necessary actions, that may be required to grant full effectiveness to all necessary acts for the acquisition of the JVCO. Following the acquisition of the JVCO, the Parties shall, and shall cause their representatives in the management of the JVCO to, perform all acts reasonably deemed necessary for the achievement of the Key Objectives.

3.2.2.    Obtainment of JVCO's Licenses. Following the acquisition of the JVCO, the JVCO, with the cooperation and support of the Parties, shall work to obtain, as soon as practically possible, all licenses and permits required for the operation of the JV and the achievement of the Key Objectives.

3.3.    Capital Expenditures, Operational Expenses and Other Investments. The JVCO's capital expenditures, operational expenses, capital equipment and other costs and expenses necessary for its start-up and operation shall be funded by (i) the shareholders' contributions to the JVCO's capital stock; (ii) debt financing to be obtained by the JVCO from financial institutions, as described in Section 4.4 below; and (iii) the JVCO's own cash generation.

3.4.    Reimbursement of Costs and Expenses after Feasibility Assessment. The Parties shall keep reasonable records of their respective costs and expenses already incurred or to be incurred in connection with the JV in general after the completion of the Feasibility Assessment. The same rules set forth in Section 3.3

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of the JV Agreement and its sub-sections would apply to such reimbursement, mutatis mutandis. The Parties hereby agree to reimburse or cause the JVCO to reimburse, in the case it has been already acquired and such a reimbursement is compliant to its corporate governance rules, any cost or expense that (i) is supported by appropriate documentation, and (ii) is directly related the development of Base Oils derived from BioFene, including development in-house or through a Third Party (other than specifically in connection with an Exclusivity Exception) (“Reimbursable Costs and Expenses”).

IV.    Funding

4.1.    Intention. Subject to the provisions of Sections 4.4 and 4.4.1 below, the Parties mutually express their intention that the JVCO be equally funded by each of AB and CCL during the entire term of the JV.

4.2.    Initial Equity Contribution. The initial equity contribution that both AB and CCL shall make to the JVCO upon its acquisition shall be of R$ 400,000.00 (four hundred thousand reais) (“Initial Equity Contribution”).

4.2.1.    AB's Initial Equity Contribution. AB shall subscribe and pay in fifty percent (50%) of the Initial Equity Contribution on the date of the acquisition of the JVCO, in immediately available funds.

4.2.2.    CCL's Initial Equity Contribution. CCL shall subscribe and pay in fifty percent (50%) of the Initial Equity Contribution on the date of the acquisition of the JVCO, in immediately available funds.

4.2.3.    Ownership Structure of the JVCO. Immediately following the acquisition of the JVCO, the ownership of the JVCO will be as follows:

Shareholder	Ownership Percentage
AB	50%
CCL	50%
Members of the Board of Directors, appointed as per the Shareholders' Agreement	-0-

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4.3.    Additional Contributions.   Any amounts necessary for the funding of the JVCO in addition to the Initial Equity Contribution for the first year subsequent to this JVI Agreement shall be contemplated in the Initial Business Plan to be approved by the Parties and by the Board of Directors, and funding of such additional amounts shall be made according to the provisions of Sections 4.4 and 4.4.1 below.

4.4.    Funding of Additional Contributions.   Any amounts necessary for the funding of the JVCO in addition to the Initial Equity Contribution shall be made through debt financing, to the maximum extent possible and as long as the profile of such indebtedness is consistent with JVCO's Initial Business Plan. Such indebtedness shall be secured by the JVCO and guaranteed by AB and CCL, proportionally to their equity interest held in the JVCO, if requested by the relevant lender. For the purposes of this Section 4.4, future capital contributions shall be made in accordance with the Shareholders' Agreement.

4.4.1.    Additional Equity Contributions Prior to the Start of JVCO's Operations.   In the event the JVCO needs additional funding before it becomes operational and the JVCO is unable to secure such funding through debt financing (from financial institutions authorized by the Brazilian Central Bank to operate in the Brazilian territory), the Board of Directors shall meet and assess the situation. If the Board of Directors decides to call a shareholders' general meeting to resolve on a capital increase and if such capital increase is approved at said shareholders' general meeting, as contemplated by the Shareholders' Agreement, then each of CCL and AB shall be obliged to fund any such capital increase proportionally to their equity interest held in the JVCO. If either such Party fails to fund its portion of any additional equity contribution, then the other shareholder will have the right to subscribe for all new shares and contribute with the entirety of such additional funding; therefore diluting the shareholder that did not contribute with its portion.

V.    Ancillary Agreements and Off-Take Agreement

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5.1.    Ancillary Agreements.   The Parties hereby agree as follows:

5.1.1.    IP License and Feedstock Supply for Production of BioFene. In the event the JVCO decides to produce its own BioFene, as further detailed in Section 8.1, (a) the Cosan Entities shall support the JVCO in procuring sources of sugarcane juice at a competitive market price (“Feedstock”), and (b) the Amyris Entities shall grant to the JVCO a nonexclusive license for the use of the Amyris Technology for the production of BioFene, in each case under the terms and conditions summarized in “Schedule IV” attached hereto. The license from the Amyris Entities shall be granted on a royalty and fee-free basis.

5.1.2.    IP License for the Production of the JVCO Products. After formation of the JVCO and before commencing commercial production of the JVCO Product, the Amyris Entities shall grant a royalty-free, exclusive and non-assignable license to the JVCO for the use of the Amyris Technology for the development, production, marketing and distribution of the JVCO Products for use in Lubricants in the Lubricants Market, under the terms and conditions summarized in “Schedule III” attached hereto.

5.1.3.    R&D Agreement with the Amyris Entities and/or the Cosan Entities. In the event the Parties decide that it is in the best interest of the JVCO to enter into with either any Cosan Entity, Amyris Entity or a Third Party a research and development agreement, the Parties shall negotiate the applicable terms and conditions at such time, always taking into consideration the best interest of the JVCO (such agreement, as “R&D Agreement”). If any such R&D Agreement is to be entered into with any Cosan Entity or any Amyris Entity, the Parties already agree that such R&D Agreement shall contemplate the reasonable access/use by the JVCO of the facilities, laboratories and personnel of the Cosan Entities or the Amyris Entities, as the case may be.

5.2.    Off-Take Agreement.  The Cosan Entities shall use their commercially reasonable efforts to contribute to the JVCO at least one Off-Take Agreement representing the minimum percentage of the expected production of the JVCO as agreed by the Parties in the Feasibility Assessment, by the deadline to be

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contemplated in the Initial Business Plan. Such negotiation will be conducted at Cosan Entities' expense. The Amyris Entities will collaborate with Cosan Entities' efforts, providing information and assistance, as necessary. Moreover, the Parties hereby acknowledge and agree that the execution of the Off-Take Agreement shall not be a condition for the acquisition or the operation of the JVCO.

5.3.    ROFO to Alternative Base Oils Technology. Notwithstanding the exclusivity provisions of Section 2.4 above, if during the Term, any of the Amyris Entities or Cosan Entities (as used herein, an “Acquiring Party”) (i) develops an Alternative Base Oil Technology, (ii) acquires the Control of a company that has developed or otherwise secured ownership or use rights to an Alternative Base Oil Technology, or (iii) is granted a license, or otherwise secures ownership or use rights to a Third Party Alternative Base Oil Technology, and in the event the Acquiring Party wishes to sell, offer the use of or sublicense such Alternative Base Oil Technology to a Third Party, prior to engaging in any discussion with any Third Party or soliciting an offer from any Third Party in this respect, the Acquiring Party shall first offer the JVCO the right to acquire or exclusively license (subject to the Exclusivity Exceptions) such Alternative Base Oil Technology, as the case may be, for the development, production, marketing and distribution of Base Oils for use in Lubricants in Lubricant Markets (“ROFO”). For the avoidance of doubt, the foregoing ROFO obligation shall not apply to an Alternative Base Oil Technology developed by an Acquiring Party in connection with activities that fall within an Exclusivity Exception. If the JVCO does not exercise its ROFO or is not successful in negotiating the acquisition of such Alternative Base Oil Technology or license to use an Alternative Base Oil Technology within the term mentioned in Section 5.3.2 below, then the Acquiring Party shall be free to solicit and negotiate with any Third Party the sale, use of or sublicense of the Alternative Base Oil Technology, provided that (i) the economic terms offered by such Third Party shall be more favorable to the Acquiring Party than those offered to the JVCO under the ROFO; (ii) the fundamental business terms, including the structure of the relevant transaction (e.g., sale, license, formation of a joint venture and contribution of the Alternative Base Oil Technology), are substantially the same as those offered to the JVCO under the ROFO; and (iii) the Acquiring Party and the Third Party have entered into an

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appropriate acquisition, sublicense or other agreement within [*] from the termination of the term mentioned in Section 5.3.2 below.

5.3.1.    ROFO Notice. The Acquiring Party shall promptly notify JVCO and the other Parties in writing that it has developed or acquired rights to use the Alternative Base Oil Technology, in accordance with items (i) to (iii) of Section 5.3 above, and of its intention to offer the sale, use of or sublicense any of such Alternative Base Oil Technology to any Third Party (“ROFO Notice”). The ROFO Notice shall include a reasonable description of the applicable Alternative Base Oil Technology and the fundamental terms and conditions proposed by the Acquiring Party.

5.3.2.    Exercise of the ROFO. JVCO shall have [*] to (i) conduct an assessment of the Alternative Base Oil Technology and, for such purpose, the Acquiring Party hereby undertakes to provide to JVCO all information it believes in good faith is necessary for the JVCO's full and complete assessment, and (ii) send the Acquiring Party a written notice expressing its intention to exercise its ROFO. In the event JVCO does exercise such ROFO, it shall be obligated to enter into an appropriate acquisition or sublicense agreement within [*] as from the written notice mentioned in item (ii) of this Section 5.3.2, under the terms and conditions referred to in the ROFO Notice.

5.3.3.    Repetition of ROFO. If the Acquiring Party and the Third Party have not entered into an appropriate acquisition, sublicense or other agreement within [*] from the termination of the term mentioned in Section 5.3.2 above or in the event of any material change to the economic terms offered by the Third Party or to the fundamental business terms, then the Acquiring Party must again comply with the provisions of this Section 5.3 before the Acquiring Party may sell, offer the use of or sublicense such Alternative Base Oil Technology to a Third Party.

5.4.    Conflict of Interest in Relation to the ROFO. The Parties hereby agree that the Acquiring Party and its representatives at the Board of Directors shall be

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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deemed to be conflicted in relation to the JVCO's decision whether or not it shall exercise its ROFO. Therefore, the Acquiring Party and its representatives at the Board of Directors shall abstain from voting this matter.

VI.    Representations and Warranties of the Amyris Entities

The Amyris Entities hereby jointly represent and warrant to the Cosan Entities that all of the statements contained in this Article are true and correct, in all material aspects, on the date hereof:

6.1.    Organization and Good Standing.   AB is an Affiliate of AI and is a joint stock company (sociedade anônima) duly organized and validly existing under the laws of Brazil and has the corporate power to own its assets and carry on its business as now being conducted. AI is a company duly organized and validly existing under the laws of the State of Delaware, United States of America, and has the corporate power to own its assets and carry on its business as now being conducted.

6.2.    Power and Authority of the Amyris Entities.   Each of AB and AI has full power and authority to enter into this JVI Agreement and to perform its obligations hereunder. There is no legal or contractual impediment for the consummation of the acts provided for hereunder by the Amyris Entities.

6.3.    No Violation, Consents.   Neither the execution of this JVI Agreement, nor the performance by AB or AI of their obligations hereunder will: (a) violate or otherwise constitute a default under any material contract, commitment or other obligation to or by which AB or AI is bound; (b) violate or conflict with any law, rule, judicial, arbitral or administrative decision or order to which AB or AI is subject; (c) violate or conflict with any rights of third parties; (d) violate or conflict with any applicable law; or (e) require any consent, approval or authorization of, notice to, or registration with any person, entity, court or governmental authority, except in relation to the SBDC Approval.

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6.4.    Financial Condition. AB and AI have the financial strength and resources to enter into this JVI Agreement and to consummate the transactions contemplated herein, under the terms and conditions provided for in this JVI Agreement.

6.5.    Alternative Base Oil Technology. As of the date hereof, AB and AI do not have ownership or license rights over, information related to, plans for or an active research program focused on the production of Base Oils from any intermediate molecule other than BioFene.

6.6.    Exclusiveness of the Representations and Warranties.   This JVI Agreement contains all representations and warranties made by AB and AI to the Cosan Entities in relation to this JVI Agreement. AB and AI make no additional representations and warranties, either express or implied, with regard to this JVI Agreement or the operations contemplated by this JVI Agreement.

VII.    Representations and Warraties of the Cosan Entities

The Cosan Entities hereby jointly represent and warrant to the Amyris Entities that all the statements contained in this Article are true and correct, in all material aspects, on the date hereof:

7.1.    Organization and Good Standing. CCL is an Affiliate of Cosan and is a joint stock company (sociedade anônima) duly organized and validly existing under the laws of Brazil and has the corporate power to own its assets and carry on its business as now being conducted. Cosan is a publicly-held joint stock company (companhia aberta) duly organized and validly existing under the laws of Brazil and has the corporate power to own its assets and carry on its business as now being conducted.

7.2.    Power and Authority. The Cosan Entities have full power and authority to enter into this JVI Agreement and to perform its obligations hereunder. There is no legal or contractual impediment for the consummation of the acts provided for hereunder by the Cosan Entities.

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7.3.    No Violation, Consents. Neither the execution of this JVI Agreement, nor the performance by the Cosan Entities of its obligations hereunder will: (a) violate or otherwise constitute a default under any material contract, commitment or other obligation to or by which the Cosan Entities are bound; (b) violate or conflict with any law, rule, judicial, arbitral or administrative decision or order to which the Cosan Entities are subject; (c) violate or conflict with any rights of third parties; (d) violate or conflict with any applicable law; or (e) require any consent, approval or authorization of, notice to, or registration with any person, entity, court or governmental authority, except in relation to the SBDC Approval.

7.4.    Financial Condition. The Cosan Entities have the financial strength and resources to enter into this JVI Agreement and to consummate the transactions contemplated herein, under the terms and conditions provided for in this JVI Agreement.

7.5.    Exclusiveness of the Representations and Warranties.  This JVI Agreement contains all representations and warranties made by the Cosan Entities to the Amyris Entities in relation to this JVI Agreement. The Cosan Entities makes no additional representations and warranties, either express or implied, with regard to this JVI Agreement or the operations contemplated by this JVI Agreement.

VIII.    Other Obligations

8.1.    Production of BioFene by the JVCO.   The Parties agree that the main purpose of the JVCO is the development, production, marketing and distribution of the JVCO Products. In this sense, the JVCO may opt to either produce its own BioFene to use in the production of the JVCO Products or purchase BioFene already manufactured either by the Amyris Entities or any Third Party. The JVCO's decision to produce or not the BioFene to be used in the production of the JVCO Products shall be made exclusively by the JVCO's Board of Directors. In case the JVCO opts to produce its own BioFene, the JVCO shall manufacture the BioFene under the terms and conditions of the BioFene IP License Agreement. In

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case the JVCO opts to produce its own BioFene, the Amyris Entities shall, on behalf of the JVCO, control the process of technology transfer, as well as all related technical decisions in connection with the production of BioFene by the JVCO.

8.1.1.    Sale of BioFene from the JVCO to the Amyris Entities.   In the event the JVCO decides to produce its own BioFene and part of this BioFene is not used as raw material in the production of the JVCO Products, JVCO hereby agrees to sell this remaining volume of BioFene to the Amyris Entities. In this case, the commercial terms for any sale of volume of BioFene produced by JVCO and not used as raw material for the JVCO Products shall be negotiated by the Amyris Entities and the JVCO.

8.1.2.    By-Products.    The Parties shall have the following rights and obligations with respect to any by-products resulting from the BioFene production by the JVCO or from the JVCO Products production: (i) if the by-product is a farnesane, the Amyris Entities shall have the right to buy such farnesane for commercial terms to be agreed by the Amyris Entities and the JVCO; (ii) if the by-product is something other than farnesane that can be used in the production of either JVCO Products or finished lubricants products that incorporate JVCO Products, then JVCO shall have the right to commercialize such by-product; and (iii) if the by-product is something other than what is described in the foregoing items (i) and (ii), then the Amyris Entities shall have the right to buy such by-product for commercial terms to be agreed by the Amyris Entities and the JVCO.

8.2.    Initial Milestones and Initial Production Milestone.   The Parties shall use their best efforts to meet or exceed, or to cause the JVCO to meet or exceed, the milestones described below and by the dates set forth below for each of them (collectively, the “Initial Milestones”):

(a)    formation of the JVCO in accordance with the Shareholders' Agreement: on the date hereof; and

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(b)    approval of the Initial Business Plan by the Board of Directors: 90 (ninety) days from the formation of the JVCO described in item (a) above.

8.2.1.    Initial Production Milestone. The Parties agree that the Initial Business Plan shall contemplate a milestone for the beginning of production of JVCO Products by the JVCO by a date to be agreed thereto (the “Initial Production Milestone”).

8.2.2.    Beginning of JVCO's Operation. In the event any of the Initial Milestones or the Initial Production Milestone are not met in accordance with Sections 8.2 and 8.2.1 hereof, and the Parties do not agree otherwise at the time, then each of the Parties shall have the right to terminate the JV and require the dissolution of the JVCO, as contemplated by Sections 9.2 and 9.2.1.

8.3.    JVCO Manufacturing Plant for JVCO Products.   The Parties agree that it will not be necessary for the JVCO to have a manufacturing plant for the production of the JVCO Products at the start of its operations. The Parties further agree that it will always be possible for JVCO to choose to (a) outsource the production of JVCO Products to a Third Party manufacturer, provided that such outsourcing is made at arms' length terms and conditions and in the best interest of the JVCO or (b) build or acquire a manufacturing facility, as set forth in Sections 8.3.1 to 8.3.1.3 below. The decision to build or acquire a manufacturing facility shall be made upon recommendation by the Executive Committee, subject to approval by the Board of Directors.

8.3.1.    Construction or Acquisition of a Manufacturing Plant. In the event the JVCO decides to build or acquire a manufacturing facility for the production of the JVCO Products, then it is expected that such facility shall be built or acquired in Brazil, unless otherwise agreed by the Parties, in a site selected by the Executive Committee and approved by JVCO's Board of Directors in accordance with the engineering plans to be designed at the time.

8.3.1.1    All costs and expenses incurred in connection with the development and construction or acquisition of the manufacturing plant

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shall be borne, directly or indirectly, by CCL and AB, proportionally to their equity interest in the JVCO. The ultimate funding structure for the construction or acquisition of the manufacturing plant shall be proposed by the Executive Committee and approved by JVCO's Board of Directors.

8.3.1.2    The Executive Committee of the JVCO shall be responsible for the process of building or acquiring the manufacturing plant and all technical, engineering and similar decisions, with input and support from the Amyris Entities and the Cosan Entities, provided such process does not exceed the scope of the then-current business plan or budget.

8.3.1.3    The JVCO, with the cooperation and support of the Parties, shall work to duly obtain all appropriate licenses for the manufacturing plant.

8.4.    SBDC Approval.   The Parties shall duly and timely notify the transactions contemplated by this JVI Agreement to the SBDC, for the purpose of obtaining its approval (“SBDC Approval”). AB and CCL undertake to promptly provide all information required by the local competition law in connection with the notification referred to herein and therefore will become jointly liable for any failure in doing so. The costs and risks concerning this filing (including the notification fee due to the SBDC) will be equally shared among the Parties hereto, i.e. fifty percent (50%) by AB and fifty percent (50%) by CCL, except for any attorney or consultants fees which CCL or AB may hire individually to aide it in the notification or monitoring of the notification process. The Parties shall endeavor to use their best efforts to comply with any determinations of SBDC with regard to or arising from the notification to SBDC of the transactions contemplated herein, as well as to mitigate any loss of the Parties resulting from the compliance with such occasional determinations of SBDC. In any circumstances, the closing of the transactions contemplated herein shall not be conditioned upon SBDC Approval.

8.5.    Expenses.   Except as expressly and specifically provided for otherwise in this JVI Agreement, all costs and expenses, including fees for attorneys,

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accountants, financial consultants, auditors, and applicable taxes, incurred with respect to this JVI Agreement, or the operations contemplated herein, will be paid by the Party incurring such costs and expenses.

8.6.    Disclosure.   The Parties agree that any announcement made to the media, communication to the public, or any other means of disclosure by any of the Parties of any of the terms and conditions provided for in this JVI Agreement or in the Ancillary Agreements may only be made upon the prior written approval of the Parties, which shall not be denied without reasonable justification, except (i) if said disclosure is required in accordance with applicable law, including but not limited to capital markets rules and accounting rules, in which event the Party subject to the disclosure obligation must employ its best efforts to coordinate said disclosure with the other Party, and (ii) as provided in Section 8.7.2.

8.7.    Confidentiality. All financial, commercial, technical, proprietary, or other information, or data, patent applications, copyrightable material, trade secrets and know-how, computer software and programs, concepts, processes and samples disclosed by a Party (“Disclosing Party”) to one or more other Parties (each a “Receiving Party”), or to their representatives or agents, from the date hereof until termination of this JVI Agreement, regardless of the form of communication, and all copies, notes, analyses, compilations, studies, and other documents that contain or reflect the same shall be considered confidential information for the purpose of this Section 8.7 (all the foregoing being collectively referred to herein as the “Confidential Information”). For the avoidance of doubt, disclosures between the Amyris Entities or between the Cosan Entities are not subject to this Section 8.7.

8.7.1.    Ownership of Confidential Information. Each Party will remain the sole owner of any Confidential Information it provides. During the term of this JVI Agreement and for two (2) years thereafter, the Receiving Party will (i) use the Confidential Information solely for the business activities contemplated hereunder and not for any other purpose; and (ii) keep confidential, protect and, except as provided below, not disclose any Confidential Information to any third party.

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8.7.2.    Disclosure of Confidential Information. Each Receiving Party agrees that (a) the Confidential Information may only be disclosed to (i) those of its managers, directors, officers, employees, advisors, and representatives who need to know such Confidential Information for the purpose of evaluating the JV and related business activities, and (ii) those of its managers, directors, officers, employees, representatives and advisors (or any joint advisors to the JV) whose services may reasonably be required by the Receiving Party in connection with the JV and (b) any persons to whom the Confidential Information is disclosed will undertake to the Receiving Party to comply with the obligations of confidentiality, use and non-disclosure hereunder. Prior to the disclosure of any such Confidential Information by a Receiving Party to any third party, the Receiving Party shall obtain the signature of such third party to a confidentiality agreement in line with the provisions contained herein. Notwithstanding the foregoing, the Parties may disclose the terms of this JVI Agreement and file all necessary documents regarding this transaction, including this JVI Agreement, with the U.S. and Brazilian Securities and Exchange Commissions (SEC/CVM).

8.7.3.    Return of Confidential Information. Promptly upon the request of the Disclosing Party, each Receiving Party will return to the Disclosing Party or destroy all Confidential Information previously furnished to it or in its possession together with all copies of any of the same made by the Receiving Party and all other material developed by the Receiving Party based on the Confidential Information.

8.7.4.    Information Not Considered as Confidential Information. Confidential Information shall not include, in respect of a Receiving Party, (a) information that was known to such Receiving Party prior to its disclosure; (b) information that becomes, after the time of its disclosure, part of the public domain through no fault of a Receiving Party; (c) information that was disclosed to such Receiving Party by a third party not under an obligation of confidentiality to the Disclosing Party complaining hereunder prior to its disclosure; (d) information that was independently developed by the Receiving Party, with no use of any Confidential Information; or (e) disclosures in response to inquiries by

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government authorities or other bodies to which the Receiving Party is responsible, or in connection with court proceedings, provided that the Party required to make the disclosure shall as soon as reasonably possible advise the Disclosing Party and shall endeavor to use commercially reasonable efforts to secure confidential treatment of the information so disclosed.

8.7.5.    No Disclosure of Confidential Information. Nothing in this JVI Agreement shall be interpreted as vesting, in favor of any Receiving Party or any other person, any right of ownership or other right in Intellectual Property held by a Disclosing Party, and a Disclosing Party shall be under no obligation to disclose any particular item of Confidential Information to any Receiving Party.

IX.    Term and Termination

9.1.    Term. This JVI Agreement shall enter into full force and effect upon its execution and shall expire on the sooner of (i) twenty (20) years from the date hereof; or (ii) termination of the JV by mutual consent or as otherwise permitted under this JVI Agreement (such period of time when the JVI Agreement is in force, the “Term”).

9.1.1.    Renewal of the JVI Agreement. After the expiration of the twenty (20)-year term, this JVI Agreement may be renewed by mutual written consent of the Parties. For this purpose, the Parties agree to meet no later than twenty-four (24) months before the expiration of the twenty (20)-year term in order to decide whether or not to renew this JVI Agreement.

9.1.1.1.    Failure of renewal. If the Parties fail to mutually agree to renew this JVI Agreement upon the expiration of the twenty (20)-year term pursuant to Section 9.1.1 above, then the JV shall be terminated and the JVCO shall be dissolved and liquidated in accordance with the provisions of its Bylaws and the applicable laws. In this case, the Parties shall have no further rights or obligations hereunder, except for rights and obligations which arose prior to, or as a result of, such termination and those rights and obligations which expressly survive termination of this

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JVI Agreement. Moreover, in such case all of the Ancillary Agreements would be automatically terminated, and the Parties shall have no further rights or obligations thereunder, except for rights and obligations which expressly survive termination of the relevant Ancillary Agreement.

9.2.    Termination for Failure to Meet Initial Milestones; Initial Production Milestone or Force Majeure Event. This JVI Agreement and the JVCO may be terminated by any Party, upon the delivery of a written notice to the other Parties, in accordance with Section 12.3, (i) in the event that any of the Initial Milestones are not successfully met in the timeframes provided therein; (ii) in the event that the Initial Production Milestone is not successfully met in the timeframe provided in the Initial Business Plan; or (iii) in the event of a Force Majeure Event, in accordance with Section 12.1.

9.2.1.    Consequence of Such Termination. Upon termination of this JVI Agreement and the JV under Section 9.2, the JVCO shall be dissolved and liquidated in accordance with the provisions of its Bylaws (assuming it has been formed). In this case, the Parties shall have no further rights or obligations hereunder, except for rights and obligations which arose prior to, or as a result of, such termination and those rights and obligations which expressly survive termination of this JVI Agreement. Moreover, in such case all of the Ancillary Agreements would be automatically terminated, and the Parties shall have no further rights or obligations thereunder, except for rights and obligations which expressly survive termination of the relevant Ancillary Agreement.

9.3    Termination by Mutual Consent. This Agreement and the JVCO may be may be terminated by mutual consent of the Parties.

9.3.1    Consequence of Such Termination. Upon termination of this JVI Agreement and the JV under Section 9.3, the JVCO shall be dissolved and liquidated in accordance with the provisions of its Bylaws (assuming it has been formed). In this case, the Parties shall have no further rights or obligations hereunder, except for rights and obligations which arose prior to, or as a result of, such termination and those rights and obligations which expressly survive

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termination of this JVI Agreement. Moreover, in such case all of the Ancillary Agreements would be automatically terminated, and the Parties shall have no further rights or obligations thereunder, except for rights and obligations which expressly survive termination of the relevant Ancillary Agreement.

9.4    Termination for Default. This Agreement and the JVCO may be may be terminated by a Party in the event of a Default by the other Party as provided in Article X below.

9.5.    Survival. Sections 8.5, 8.6, 8.7, 9.1.1.1, 9.2.1, 9.3.1., 10.2.2, 12.3, 12.4, 12.5 and 12.6 and Article XI of this JVI Agreement shall survive the expiration or termination of this JVI Agreement.

X.    Default

10.1.    Default Events. Each of the following actions shall be considered an event of default under this JVI Agreement (“Default Event”):

(i)    breach by the Amyris Entities of any material obligations set forth in this JVI Agreement or the Shareholders' Agreement;

(ii)    breach by the Amyris Entities of their respective obligations to enter into the Base Oils IP License Agreements under Section 5.1.2 or the Biofene IP License Agreement under Section 5.1.1(b); and

(iii)    breach by the Cosan Entities of any material obligations set forth in this JVI Agreement or the Shareholders' Agreement.

10.2.    Cure Period for Default Events - Consequences of Uncured Defaults. In case of any Default Event that is not cured within sixty (60) days as from the receipt of a default notice to be sent by the non defaulting Party or the JVCO to the defaulting Party, the non defaulting Party shall have the right, but not the obligation, at its sole discretion, to: (i) seek or cause the JVCO to seek specific performance; or (ii) in the event of a breach by the other Party of a material

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obligation set forth in this JVI Agreement or the Shareholders' Agreement, (a) dissolve and liquidate the JVCO in accordance with its Bylaws, or (b) exercise the Default Put Option of the Default Call Option set forth in Chapter XII of the Shareholders' Agreement. All decisions related to consequences in case of a Default Event to be taken by the JVCO shall be decided by the non defaulting Party members of the Board of Directors of the JVCO exclusively (and the defaulting Party members of the Board of Directors shall refrain from voting), as contemplated by the Shareholders' Agreement.

10.2.1.    Ancillary Agreements During the Cure Period. For purpose of clarification, in the event of a breach by a Party of a material obligation set forth in this JVI Agreement or the Shareholders' Agreement, the non defaulting Party may suspend compliance with its obligations and covenants under the Ancillary Agreements, as the case may be, during the sixty (60)-day cure period, without any penalty.

10.2.2.    Consequence of Uncured Default Event. In the event a Default Event is not cured and the non-defaulting party elects to dissolve and liquidate the JVCO as provided in Section 10.2(ii)(a) above, then (i) each Ancillary Agreements shall terminate or survive as specifically set forth in such Ancillary Agreement, and (ii) the JVCO shall be liquidated in accordance with the provisions of its Bylaws.

XI.    Governing Law and Dispute Resolution

11.1.    Governing Law. This JVI Agreement shall be governed by and construed in accordance with the laws of Brazil.

11.2.    Arbitration. The Parties undertake to endeavor their best efforts to amicably resolve by mutual negotiation any disputes arising from or in connection with this JVI Agreement and/or its Exhibits and/or its Schedules and/or related thereto, including but not limited to any issues relating to the existence, validity, effectiveness, contractual performance, interpretation, breach or termination. In case such mutual agreement is not reached, any dispute will be

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referred to and exclusively and finally settled by binding arbitration according to the then existing rules (“Arbitration Rules”) of the Arbitration and Mediation Center of the Chamber of Commerce Brazil-Canada (“Arbitration Chamber”). The Arbitration Rules are deemed to be incorporated by reference to this JVI Agreement, except as such Arbitration Rules may be modified herein or by mutual agreement by the Parties. The arbitration proceedings filed based on this JVI Agreement shall be administered by the Arbitration Chamber.

11.3    Full compliance with the arbitration agreement. For the avoidance of any doubt, this Article XI equally binds all the Parties to this JVI Agreement who agree to submit to and comply with all the terms and conditions of this Article XI, which shall be in full force and effect irrevocably, and subject to specific performance. The Parties expressly agree that no additional instrument or condition is required to give it full force and effect, including but not limited to the "compromisso" under article 10 of the Arbitration Law.

11.4.    Arbitral Tribunal. The arbitration will be settled by a panel of three arbitrators. If there are only two parties to the arbitration, each party shall nominate one arbitrator in accordance with the Arbitration Rules and the two arbitrators so nominated shall nominate jointly a third arbitrator, who shall serve as the chair of the arbitral tribunal (“Arbitral Tribunal”), within fifteen (15) days from the receipt of a communication from the Arbitration Chamber by the two previously nominated arbitrators. If there are multiple parties, whether as claimants or as respondents, the multiple claimants, jointly, and the multiple respondents, jointly, shall nominate an arbitrator within the time limits set forth in the Arbitration Rules. If any arbitrator has not been nominated within the time limits specified herein and/or in the Arbitration Rules, as applicable, such appointment shall be made by the Arbitration Chamber upon the written request of any party within fifteen (15) days of such request. If at any time a vacancy occurs in the Arbitral Tribunal, the vacancy shall be filled in the same manner and subject to the same requirements as provided for the original appointment to that position.

11.5.    Place of Arbitration. The place of the arbitration shall be the city of São

39

Paulo, State of São Paulo, Brazil, where the award shall be rendered.

11.6.    Language. The arbitration shall be conducted in Portuguese. Documentary evidence in the arbitration proceedings may be submitted in English and translation thereof will not be required.

11.7.    Binding Nature. The arbitration award shall be final, unappealable and binding on the Parties, their successors and assignees, who agree to comply with it spontaneously and expressly waive any form of appeal, except for the request for correction of material error or clarification of uncertainty, doubt, contradiction or omission of the arbitration award, as set forth in article 30 of the Arbitration Law, except, yet, for the good-faith exercise of the annulment established in article 33 of the Arbitration Law. If necessary, the arbitration award may be performed in any court which has jurisdiction or authority over the Parties and their assets. The decision will include the distribution of costs, including reasonable attorney's fees and reasonable expenses as the Arbitral Tribunal sees fit.

11.8.    Fine for Breach of Arbitration. Any Party which, without legal support, frustrates or prevents the instatement of the Arbitral Tribunal, whether by failing to adopt necessary measures within proper time, or by forcing the other Parties to adopt the measures set forth in article 7 of the Arbitration Law, or yet, by failing to comply with all the terms of the arbitration award, shall pay a pecuniary fine equivalent to [*] reais (R$[*]) per day of delay, applicable, as appropriate, from (a) the date on which the Arbitral Tribunal should have been instated; or, yet, (b) the date designated for compliance with the provisions of the arbitration award, without prejudice to the determinations and penalties included in such award.

11.9.    Exceptional Court Jurisdiction. The Parties are fully aware of all terms and effects of the arbitration clause herein agreed upon, and irrevocably agree that the arbitration is the only form of resolution of any disputes arising from or in connection with this JVI Agreement and/or related thereto. Without prejudice to the validity of this arbitration clause, the Parties hereby may seek judicial

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

40

assistance and/or relief, if and when necessary, for the sole purposes of: (a) executing obligations that admit, forthwith, specific performance; (b) obtaining coercive or precautionary measures or procedures of a preventive, provisional or permanent nature, as security for the arbitration to be commenced or already in course among the Parties and/or to ensure the existence and efficacy of the arbitration proceeding; or (c) exercising in good faith the right to vacate the award established in article 33 of the Arbitration Law; or (d) obtaining measures of a mandatory and specific nature, it being understood that, upon accomplishment of the mandatory or specific enforcement procedures sought, it shall be returned to the Arbitral Tribunal to be established or already established, as applicable, full and exclusive authority to decide on all and any issues, whether related to procedure or merit, which has caused the mandatory or specific enforcement claim, with the respective judicial proceeding being interrupted until the partial or final decision of the Arbitral Tribunal. For the measures indicated in (b) and (c) above, the Parties elect the Judicial District of the city of São Paulo, State of São Paulo, Brazil, to the exclusion of any other courts. The filing of any measure under this clause does not entail any waiver to the arbitration clause or to the full jurisdiction of the Arbitral Tribunal.

11.10.    Confidentiality. Any and all documents and/or information exchanged between the Parties or with the Arbitral Tribunal will be confidential. Unless otherwise expressly agreed in writing by the Parties or required by Law, the Parties, their respective representatives and Affiliates, the witnesses, the Arbitral Tribunal, the Arbitration Chamber and its secretariat undertake to keep confidential the existence, content and all awards and decisions relating to the arbitration proceeding, together with all the material used therein and created for the purposes thereof, as well as other documents produced by the other Party during the arbitration proceeding which are not otherwise in the public domain - except if and to the extent that such disclosure is required from one of the Parties pursuant to Law.

11.11.    Contractual Performance. Unless otherwise agreed in writing, the Parties shall continue to diligently perform their respective duties and obligations under this JVI Agreement while an arbitral proceeding is pending.

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11.12.    Consolidation. In order to facilitate the comprehensive resolution of related disputes under this JVI Agreement and all other related agreements, including the Shareholders Agreement and/or the other agreements and instruments mentioned herein and therein, any or all such disputes may be brought in a single arbitration under the following circumstances and conditions. If one or more arbitrations are already pending with respect to a dispute under any of the agreements by and between the Parties, then any party to a new dispute under any of said agreements or any subsequently filed arbitration brought under any said agreements may request that such new dispute or any subsequently filed arbitration be consolidated into any prior pending arbitration. Within twenty (20) days of a request to consolidate, the parties to the new dispute or the subsequently filed arbitration shall select one of the prior pending arbitrations into which the new dispute or subsequently filed arbitration may be consolidated (“Selected Arbitration”). If the parties to the new dispute or subsequently arbitration are unable to agree on the Selected Arbitration within such twenty (20) day period, then the Arbitration Chamber shall indicate the Selected Arbitration within twenty (20) days of a written request by a party to the new dispute or the subsequently filed arbitration. If the Arbitration Chamber fails to indicate the Selected Arbitration within the twenty (20)-day time limit indicated above, the arbitration first initiated shall be considered the Selected Arbitration. The new dispute or subsequently filed arbitration shall be so consolidated, provided that the Arbitral Tribunal for the Selected Arbitration determines that: (i) the new dispute or subsequently filed arbitration presents significant issues of law or fact common with those in the Selected Arbitration; (ii) no party to the new dispute or to the Selected Arbitration would be unduly harmed; and (iii) consolidation under these circumstances would not result in undue delay for the Selected Arbitration. Any such order of consolidation issued by the Arbitral Tribunal shall be final and binding upon the parties to the new dispute, the Selected Arbitration or subsequently filed arbitrations. The Parties waive any right they may have to appeal or to seek interpretation, revision or annulment of such order of consolidation under the Arbitration Rules and/or the Law in any court. The Arbitral Tribunal for the Selected Arbitration into which a new dispute or

42

subsequently filed arbitration is consolidated shall serve as the Arbitral Tribunal for the consolidated arbitration.

XII.    Other Provisions

12.1.    Force Majeure. No Party shall be liable to the other Parties for any loss suffered or incurred by such other Parties as a result of any events which the Parties could not reasonably have foreseen or controlled on the date hereof by reason of the unavoidable, unforeseeable and uncontrollable nature of such events, including, but not limited to: (i) any decree, ruling, decision, instruction, judgment or order issued by any authority, whether enacted or otherwise promulgated, (ii) riots, insurrections or civil or foreign wars, acts of terrorism, riot, sabotage, accident, embargo, labour dispute, strike, short or reduced supply of fuel or raw material (to the extent such supply failure or shortage is beyond the Party's control) or transportation embargo, (iii) fire, explosion, perils of the sea, flood, drought, earthquake or other natural calamity, (iv) plague, pandemic or other health emergency that causes widespread business disruption, or (v) any other circumstances beyond the control of the Parties or the affected Party (any such event, a “Force Majeure Event”), and failure or delay by any Party in performing any of its obligations under this JVI Agreement due to a Force Majeure Event shall not be considered as a breach of this JVI Agreement; provided, however, that the Party suffering such Force Majeure Event shall notify the other Parties in writing promptly after the occurrence of such Force Majeure Event and shall, to the extent reasonable and lawful, use its best efforts to remove or remedy the Force Majeure Event. The Parties agree that in case any Force Majeure Event cannot be removed or remedied within sixty (60) days of such Force Majeure Event, then the other Parties shall have the right to terminate this JVI Agreement in accordance with Section 10.2.

12.2.    Post Closing Cooperation and Support. In case at any time after the date hereof any further action is necessary, proper or advisable to carry out the purposes of this JVI Agreement, as soon as reasonably practicable, each Party shall take, or cause its proper officers, directors or representatives to take, all such necessary, proper or advisable actions.

43

12.3.    Notices. All notices, requests, claims or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, registered mail, recognized commercial courier or sent by facsimile transmission (in this case, with written confirmation of receipt). Any such notice shall be deemed as given when so delivered to the following addresses (or such other addresses and numbers as a Party may designate by written notice to the other Parties):

If to Cosan:
Cosan S.A. Indústria e Comércio
Av. Presidente Juscelino Kubitschek, 1726 - 6th floor
São Paulo - SP - Brazil
Attn.:    [*]
Phone: [*]
E-mail: [*]

If to CCL:
Cosan Combustíveis e Lubrificantes S.A.
Rua Victor Civita, 77, Block 1, suites 104, 201, 301 and 401,
Rio de Janeiro - RJ
Att.: [*]
Tel: [*]
FaxE-mail: [*]

With a copy to (in cases of notices to any of the Cosan Entities)

Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados
Alameda Joaquim Eugenio de Lima, 447,
São Paulo -SP - Brazil
Attn.: [*]
Phone: [*]
E-mail: [*]

If to AB:

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

44

Amyris Brasil S.A.
Rua James Clerk Maxwell, nº 315, Techno Park
Campinas - SP - Brazil
Attn.:     [*]
Phone: [*]
E-mail: [*]

If to AI:
Amyris, Inc.
5885 Hollis Street, Suite 100, Emeryville
California - United States of America
Attn.:    [*]
Phone: [*]
Fax: [*]
E-mail: [*]

With a copy to:

Amyris, Inc.
5885 Hollis Street, Suite 100, Emeryville
California - United States of America
Attn.:    [*]
Phone: [*]
Fax: [*]
E-mail: [*]

And

Pinheiro Neto Advogados
Rua Hungria, 1100
01455-000 São Paulo - SP
Brazil
Att.: [*]
Fax: [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

45

E-mail: [*]

12.4.    Entire Agreement. This JVI Agreement contains the entire agreement and understanding concerning the subject matter hereof between the Parties hereto and supersedes any prior or contemporaneous oral or written agreements, communications, proposals and representations with respect to its subject matter and prevails over any conflicting or additional terms of any quote, order, acknowledgement or similar any prior understanding among the Parties during the term of this JVI Agreement. No modification or amendment to this JVI Agreement will be binding, unless in writing and signed by a duly authorized representative of each Party.

12.5.    Severability. If any provision of this JVI Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this JVI Agreement shall remain in full force and effect. Any provision of this JVI Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties will in good faith negotiate and endeavor their best efforts to replace an invalid or unenforceable provision by an equivalent valid and enforceable provision.

12.6.    Waivers. No waiver, termination or discharge of this JVI Agreement, or any of the terms or provisions hereof, shall be binding upon any Party hereto unless confirmed in writing. No waiver by any Party hereto of any term or provision of this JVI Agreement or of any default hereunder shall affect such Party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

12.7.    Assignment. The respective rights and obligations of the Parties under this JVI Agreement may not be assigned without the prior written consent of the others. The consent of the other Parties shall not be unreasonably withheld. In case of an assignment by a Party to one of its Affiliates, such consent shall not be withheld in any circumstance if the assigning Party remains liable for the obligations of the assignee under this JVI Agreement or guarantees the fulfillment of such obligations [*].

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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In Witness Whereof, the undersigned have caused their respective duly authorized representatives to execute this JVI Agreement as of the day and year first above written.

São Paulo, June 03, 2011

[Signature Pages to Follow]

47

[Signature Page for the Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 03, 2011]

COSAN COMBUSTÍVEIS E LUBRIFICANTES S.A.

/s/ signature illegible__________    /s/ signature illegible

48

[Signature Page for the Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 03, 2011]

COSAN S.A. INDÚSTRIA E COMÉRCIO

/s/ signature illegible___________     /s/ signature illegible

49

[Signature Page for the Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 03, 2011]

AMYRIS BRASIL S.A.

/s/ Fabio Schettino            /s/ Roel Win Collier
Fabio Schettino            Roel Win Collier
CFO                    Diretor Geral
Amyris Brasil S.A.            Amyris Brasil S.A.

50

[Signature Page for the Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 03, 2011]

AMYRIS, INC.

/s/ John G. Melo

51

[Signature Page for the Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 03, 2011]

WITNESSES:

1.    /s/ Felipe Pessine        2.    /s/ Nathalia Cipelli
Name: Felipe Pessine            Name: Nathalia Cipelli
ID: [*]                    ID: [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

52

1

EXECUTION COPY

Joint Venture Agreement

Among

Amyris, Inc.,

Amyris Brasil S.A.,

And

Cosan Combustíveis e Lubrificantes S.A.

And

As Intervening and Consenting Party

Cosan S.A. Indústria e Comércio

December 15, 2010

I. DEFINITIONS		8
1.1	Interpretation	8
1.2.	Definitions	9
II. PURPOSE		15
2.1.	Purpose of this JV Agreement	15
2.2.	Purpose of the JVCO	16
2.3.	Key Objectives of the JV	16
III. FEASIBILITY PHASE		19
3.1.	Feasibility Assessment	19
3.1.1.	Feasibility Assessment Items	19
3.1.2.	Feasibility Assessment Access to Information	20
3.2.	Feasibility Phase Manager	20
3.2.1.	Reimbursement of Feasibility Phase Manager Costs and Expenses	20
3.3.	Reimbursement of Feasibility Phase Costs	21
3.3.1.	Reimbursement of Feasibility Phase Costs and Expenses to the Amyris Entities	21
3.3.2.	Reimbursement of Feasibility Phase Costs and Expenses to the Cosan Entities	21
3.3.3.	Reimbursable Costs and Expenses by the Parties	21
IV. JVCO'S STRUCTURE		22
4.1.	Formation of the JV and Capital Stock	22
4.2.	Incorporation	22
4.2.1.	Necessary Actions	23
4.2.2.	Obtainment of JVCO's Licenses	23
4.3.	Capital Expenditures, Operational Expenses and Other Investments	23
4.4.	Reimbursement of Costs and Expenses after Feasibility Assessment	23
V. FUNDING		24
5.1.	Intention	24
5.2.	Initial Equity Contribution	24
5.2.1.	AB's Initial Equity Contribution	24
5.2.2.	CCL's Initial Equity Contribution	24
5.2.3.	Ownership Structure of the JVCO	24
5.3.	Additional Contributions	25
5.4.	Funding of Additional Contributions	25
5.4.1.	Additional Equity Contributions Prior to the Start of JVCO's Operations	25
VI. ANCILLARY AGREEMENTS AND OFF-TAKE AGREEMENT		25

6.1.	Ancillary Agreements	26
6.1.1.	IP License and Feedstock Supply for Production of BioFene	26
6.1.2.	IP License for the Production of the JVCO Products	26
6.1.3.	R&D Agreement with the Amyris Entities and/or the Cosan Entities	26
6.2.	Off-Take Agreement	27
VII. REPRESENTATIONS AND WARRANTIES OF THE AMYRIS ENTITIES		29
7.1.	Organization and Good Standing	29
7.2.	Power and Authority of the Amyris Entities	29
7.3.	No Violation, Consents	29
7.4.	Financial Condition	30
7.5.	Alternative Base Oil Technology	30
7.6.	Exclusiveness of the Representations and Warranties	30
VIII. REPRESENTATIONS AND WARRATIES OF THE COSAN ENTITIES		30
8.1.	Organization and Good Standing	30
8.2.	Power and Authority	30
8.3.	No Violation, Consents	31
8.4.	Financial Condition	31
8.5.	Exclusiveness of the Representations and Warranties	31
IX. OTHER OBLIGATIONS		31
9.1.	Production of BioFene by the JVCO	31
9.2.	Initial Milestones and Initial Production Milestone	32
9.2.1.	Initial Production Milestone	32
9.2.2.	Beginning of JVCO's Operation	32
9.3.	JVCO Manufacturing Plant for JVCO Products	32
9.3.1.	Construction or Acquisition of a Manufacturing Plant	33
9.4.	SBDC Approval	33
9.5.	Expenses	34
9.6.	Disclosure	34
9.7.	Confidentiality	34
9.7.1.	Ownership of Confidential Information.	35
9.7.2.	Disclosure of Confidential Information.	35
9.7.3.	Return of Confidential Information.	35
9.7.4.	Information Not Considered as Confidential Information.	36
9.7.5.	No Disclosure of Confidential Information	36
X. TERM AND TERMINATION		36
10.1.	Term	36

10.1.1.	Renewal of the JV Agreement	36
10.1.1.1.	Failure of renewal	37
10.2.	Termination for Failure to Meet Initial Milestones; Initial Production Milestones	37
10.2.1.	Consequence of Such Termination	37
10/3/2001	Consequence of Such Termination	38
10.5.	Survival	38
XI. DEFAULT		38
11.1.	Default Events	38
11.2.	Cure Period for Default Events - Consequences of Uncured Defaults	39
11.2.1.	Ancillary Agreements During the Cure Period	39
11.2.2.	Consequence of Uncured Default Event	39
XII. GOVERNING LAW AND DISPUTE RESOLUTION		40
12.1.	Governing Law	40
12.2.	Arbitration	40
12.4.	Arbitral Tribunal	40
12.5.	Place of Arbitration	41
12.6.	Language	41
12.7.	Binding Nature	41
12.8.	Fine for Breach of Arbitration	41
12.9.	Exceptional Court Jurisdiction	42
12.10.	Confidentiality	42
12.11.	Contractual Performance	43
12.12.	Consolidation	43
XIII. OTHER PROVISIONS		44
13.1.	Force Majeure	44
13.2.	Post Closing Cooperation and Support	45
13.3.	Notices	45
13.4.	Entire Agreement	47
13.5.	Severability	47
13.6.	Waivers	47
13.7.	Assignment	47

List of Schedules

Schedule I    Bylaws
Schedule II    Shareholders' Agreement
Schedule III        Terms of Base Oils IP License Agreement
Schedule IV    Terms of BioFene License and Feedstock Supply Agreement

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the “JV Agreement”) is entered into on December 15, 2010 by and among the following parties:

I.    On one side:

1.1    AMYRIS, INC., a corporation organized and existing under the laws of the state of Delaware, United States of America, with principal place of business at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (“AI”); and

1.2    AMYRIS BRASIL S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, with principal place of business at Rua James Clerk Maxwell, No. 315, Techno Park, in the city of Campinas, State of São Paulo, enrolled with the Brazilian Legal Entities' Taxpayer Register - CNPJ/MF under No. 09.379.224/0001-20 (“AB” and, together with AI, the “Amyris Entities”);

II.    And, on the other side:

2.1.    COSAN COMBUSTÍVEIS E LUBRIFICANTES S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, with principal place of business at Rua Victor Civita, No. 77, Block 1, at Barra da Tijuca, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled with the CNPJ/MF under No. 33.000.092/0001-69 (“CCL”);

III.    And, as intervening-consenting party:

3.1.    COSAN S.A. INDÚSTRIA E COMÉRCIO, a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, with principal place of business at Prédio Cosan, at Bairro Costa Pinto, in the city of Piracicaba, State of São Paulo, enrolled with the

CNPJ/MF under No. 50.764.577/0001-15 (“Cosan” and together with CCL, the “Cosan Entities”, and together with AI, AB and CCL, “Parties” and each one a “Party”).

Recitals

A.    WHEREAS, AI is a technology company focused on the research, development, production and commercialization of a variety of renewable fuel and chemical products;

B.    WHEREAS, AI and/or AB has/have developed a proprietary microbial production technology which converts sugars derived from various plant sources, including sugarcane, into specific compounds of interest (“Amyris Technology”);

C.    WHEREAS, among the products that have been developed or are being developed, produced, marketed and distributed by AI through the use of the Amyris Technology is Amyris Biofene™, also referred to as farnesene (“BioFene”), which can be used as a raw material for the production of renewable base oils;

D.    WHEREAS, renewable base oils are expected to be used as an alternative to the petroleum-derived base oils currently used in lubricant products;

E.    WHEREAS, AB is an AI subsidiary, engaged in the production and commercialization of a variety of renewable fuel and chemical products in Brazil;

F.    WHEREAS, Cosan has acquired in 2008 ExxonMobil's downstream assets in Brazil, a transaction that has placed Cosan, through its wholly-owned subsidiary CCL, in a premier position as a licensee, authorized to blend and market ExxonMobil's lubricants for production, distribution and sale in the Brazilian market;

G.     WHEREAS, CCL is currently engaged in the (i) import, export,

distribution and sale of oil, ethanol and gas based products; (ii) exploration, development and production of liquid and gas hydrocarbons; (iii) import, export, distribution and sale of general equipments such as automobiles parts, lubes, waxes, chemicals, etc.; (iv) sale of natural gas; (v) sale of fuels trough stations; (v) logistical business related to its corporate purpose; (vi) any other businesses related its corporate purpose; (vii) participation in other companies; (viii) Credit Card managing businesses; (ix) sale of supermarket related products; (x) managing of fast-food related business; (xi) movie rentals related business; and, (xii) setting up and operation of convenience stores in order to conduct the activities described in items “ix”, x” and “xi” hereof; and

I.    WHEREAS, subject to the terms and under the conditions set forth hereunder, the Parties wish to establish a joint venture to collaborate, on an exclusive and worldwide basis, on the development, production, marketing and distribution of base oils derived from BioFene (or from certain other technologies or molecules that are useful for the production of renewable base oils that are developed or otherwise acquired by either the Cosan Entities or the Amyris Entities during the Term, as further described below) for use in Lubricants in the Lubricants Market (the “JV”);

NOW, THEREFORE, in consideration for the premises and covenants contained herein, the Parties hereof agree to enter into this JV Agreement, which will be governed by the following terms and conditions:

I.    Definitions

1.1    Interpretation. In this JV Agreement, except to the extent specifically provided otherwise:

(a)    terms defined in the singular have the same meanings when used in the plural and vice versa;

(b)    words importing any gender include the other gender;

(c)    references to statutes or regulations include all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to;

(d)    references to Sections, Articles, Chapters, Clauses and Schedules relate to the Sections, Articles, Chapters, Clauses and Schedules of this JV Agreement;

(e)    section headings are for ease of reference only and shall not affect the interpretation of this JV Agreement; and

(f)     references to any period of days shall be deemed to be to the relevant number of calendar days, provided that all references to terms or periods in this JV Agreement shall be counted excluding the date of the event that causes such term or period to begin and including the last day of the relevant term or period.

1.2.    Definitions. As used herein, the terms in capitalized initials, whether in singular or plural form, shall have the following meanings:

“AB” has the meaning set forth in the Preamble;

“Acquiring Party” has the meaning set forth in Section 6.3 hereof;

“Affiliate” means, as regards to a certain Person (a “First Person”), any Person who, directly or indirectly, through one or more intermediates, Controls the First Person, is Controlled by the First Person, or is under common Control with the First Person;

“AI” has the meaning set forth in the Preamble;

“Alternative Base Oil Technology” means a technology or molecule, other than a BioFene-based technology or molecule, which (i) can be used to produce renewable Base Oils, (ii) is developed, in-licensed or acquired by either a Cosan Entity or an Amyris Entity during the Term under terms and conditions which are sufficient for such Cosan Entity or Amyris Entity to grant or otherwise convey use rights to JVCO without violating the terms of any arrangement with any Third Party, and (iii) is offered to the JVCO by such Cosan Entity or Amyris Entity pursuant to Section 6.3;

“Amyris Entities” has the meaning set forth in the Preamble;

“Amyris Technology” has the meaning set forth in Whereas Clause (B);

“Ancillary Agreements” means the following agreements to be executed by the Parties in connection with the JV: (i) the Shareholders' Agreement; (ii) the Base Oils IP License Agreement; and (iii) if the JVCO decides to produce its own BioFene, the BioFene IP License and Feedstock Supply Agreement;

“API” means the American Petroleum Institute;

“Arbitration Chamber” has the meaning set forth in Section 12.2;

“Arbitration Law” means Law No. 9307 of September 23, 1996, as amended;

“Arbitral Tribunal” has the meaning set forth in Section 12.4;

“Arbitration Rules” has the meaning set forth in Section 12.2;

“Base Oil” means a fluid base compound from renewable sources, to which other oils, additives or components are added to produce a Lubricant, which is intended to replace existing Group III Base Stocks and/or Group IV Base Stocks;

“Base Oils IP License Agreement” means the Base Oils IP License Agreement to be entered into by and between AB and the JVCO for the development, production, marketing and distribution of the JVCO Products for use in Lubricants in the Lubricants Market under the key terms and conditions summarized in “Schedule III” attached hereto;

“Bylaws” means the JVCO's Bylaws (Estatuto Social), in the form attached hereto as “Schedule I”;

“BioFene” has the meaning set forth in Whereas Clause (C);

“BioFene IP License and Feedstock Supply Agreement” means the Biofene IP License and Feedstock Supply Agreement which may be entered into by and among AB, CCL and the JVCO as set forth herein for the production of BioFene under the key terms and conditions summarized in “Schedule IV” attached hereto;

“Board of Directors” means the JVCO Board of Directors (Conselho de Administração);

“CCL” has the meaning set forth in the Preamble;

“Confidential Information” has the meaning set forth in Section 9.7 hereof;

“Control” means, when used with respect to any Person (“Controlled Person”), (i) the power, held by another Person, alone or together with other Persons bound by a voting or similar agreement (each a “Controlling Person”), to elect, directly or indirectly, the majority of the senior management and to establish and conduct the policies and management of the relevant Controlled Person; or (ii) the direct or indirect ownership by a Controlling Person and its Affiliates, alone or together with another Controlling Person and its Affiliates, of at least fifty percent (50%) plus one (1) share/quota representing the voting stock of the Controlled Person. Terms derived from Control, such as “Controlled”, “Controlling” and “under common Control” shall have a similar meaning to Control;

“Cosan” has the meaning set forth in the Preamble;

“Cosan Entities” has the meaning set forth in the Preamble;

“Default Event” has the meaning set forth in Section 11.1 hereof;

“Disclosing Party” has the meaning set forth in Section 9.7 hereof;

“Exclusivity Exceptions” has the meaning set forth in Section 2.4.1 hereof;

“Executive Committee” means the JVCO Executive Committee (Diretoria);

“Feasibility Assessment” means the set of business, technical and commercial studies and analyses that are currently being jointly made by the Parties and certain Third Party advisors, which such studies are intended to (i) prove, to the Parties' mutual satisfaction, the business, technical and commercial feasibility of the JV, and (ii) include the principles of the Initial Business Plan;

“Feasibility Budget” has the meaning set forth in Section 3.1.1(b) hereof;

“Feasibility Phase” means the period of time between the date of this JV Agreement and the date of completion of the Feasibility Assessment to the Parties' mutual satisfaction;

“Feasibility Phase Manager” has the meaning set forth in Section 3.2 hereof;

“Force Majeure Event” has the meaning set forth in Section 13.1;

“Group III Base Stocks” means base stocks which contain greater than or equal to 90 percent saturates and less than or equal to 0.03 percent sulfur and have viscosity index greater than or equal to 120 (which definition is set forth by API);

“Group IV Base Stocks” means base stocks which are polyalphaolefins (PAO) (which definition is set forth by API);

“Initial Business Plan” means the first business plan for the JVCO reflecting the marketing and distribution of JVCO Products, including, but not limited to, target applications, markets, geographies and customers, the financial projections for the first five (5) years of the JV and the deadline for the commencement of JVCO operations and for the execution of the first Off-Take Agreement by the JVCO, to be prepared in terms consistent with the principles set forth in the

Feasibility Assessment;

“Initial Equity Contribution” has the meaning set forth in Section 5.2 hereof;

“Initial JVCO Products” means Base Oils derived from BioFene;

“Initial Milestones” means the milestones set forth in Section 9.2 hereof;

“Initial Production Milestone” means the milestone set forth in Section 9.2.1 hereof;

“Intellectual Property” means all trademarks, brands, patents, logos, corporate names, copyright (including those pertained to any kind of merchandising), jingles, characters, product formulae or recipes, merchandising and promotion gear and other intangible assets as well as all their requests, registrations and renewals;

“JV Agreement” has the meaning set forth in the Recitals;

“JVCO” means a new company to be incorporated by the Parties under the laws of Brazil as a sociedade anônima, which will be fifty percent (50%) owed by each of AB and CCL, and which will be the Parties' vehicle for developing, producing, marketing and distributing the JVCO Products under the JV;

“JVCO Products” means Initial JVCO Products and Subsequent JVCO Products (if any);

“JV Feedstock” has the meaning set forth in Section 6.1.1 hereof;

“JV” has the meaning set forth in Whereas Clause (I);

“Key Objectives” has the meaning set forth in Section 2.3 hereof;

“Lubricants” means all substances introduced between two moving surfaces to reduce the friction between them, improving efficiency and reducing wear, or dissolving or transporting foreign particles, or distributing heat, in each case comprising a formulation of at least one Base Oil combined or blended with additives, sold as a finished product to retail and commercial customers, for use in, by way of example only: automotive, 2-cycle, marine and other engines, ship lubrication, hydraulic equipment, food processing equipment and machinery, wind turbines, but expressly excluding drilling oils, fluids and muds, in accordance with the standards set by API;

“Lubricants Market” means the market for automotive, commercial and industrial Lubricants worldwide; for the avoidance of doubt, the markets for flavors and fragrances, food additives, cosmetics and personal care, drilling oils, fluids and muds, fuels, cleaners, paints, coatings, ink, consumer-packaged goods, pesticides and pharmaceuticals are excluded without limitation;

“OEM” means any original equipment manufacturer;

“Off-Take Agreement” means an Off-Take Agreement to be entered into by and between the JVCO and a Third Party for the purchase and sale of JVCO Products;

“Party” has the meaning set forth in the Preamble;

“Person” means any individual, legal entity, limited partnership with share capital, Brazilian limited liability company (sociedade limitada), association, joint-stock company (sociedade anônima), trust, unincorporated organization, government body or regulatory and its subdivisions, or any other person or entity;

“R&D Agreement” has the meaning set forth in Section 6.1.3 hereof;

“Receiving Party” has the meaning set forth in Section 9.7 hereof;

“Reimbursable Costs and Expenses” has the meaning set forth in Section 4.4 hereof;

“ROFO” has the meaning set forth in Section 6.3 hereof;

“ROFO Notice” has the meaning set forth in Section 6.3.1 hereof;

“SBDC” means the Brazilian Antitrust Defense System (Sistema Brasileiro de Defesa da Concorrência - SBDC), consisting of CADE, the Secretariat of Economic Law (Secretaria de Direito Econômico - SDE) and the Secretariat of Economic Developments (Secretaria de Acompanhamento Econômico - SEAE) and any successor entity(ies) thereto;

“SBDC Approval” has the meaning set forth in Section 9.4 hereof;

“Selected Arbitration” has the meaning set forth in Section 12.12 hereof;

“Shareholders' Agreement” means the Shareholders' Agreement to be entered into by and among AB, CCL and the JVCO in the form attached hereto as “Schedule II”;

“Subsequent JVCO Products” means Base Oils derived from an Alternative Base Oil Technology;

“Term” has the meaning set forth in Section 10.1 hereof;

“Third Party” means any Person, except for the Parties and their respective Affiliates; and

“Total” means Total S.A., a French energy company, and/or Total Gas & Power USA Biotech, Inc. and their respective Affiliates.

II.    Purpose

2.1.    Purpose of this JV Agreement. This JV Agreement, together with its Schedules, defines the key terms of the relationship, including the rights and obligations, between the Parties in relation to the JV, including the general terms and conditions that shall apply to the JVCO itself, as well as the business relationship between the JVCO and the Parties.

2.2.    Purpose of the JVCO. The purpose of the JVCO will be to engage in the activities permitted by the Bylaws in order to implement the business objectives for the JV set forth in this JV Agreement and in the Shareholders' Agreement.

2.3.    Key Objectives of the JV. The Parties hereby agree and covenant to pursue each of the following business objectives, each of which is hereby acknowledged by the Parties as being critically important to the success of the JV, assuming the JVCO is formed upon the Parties' approval of the Feasibility Assessment (the “Key Objectives”):

(a)
AB shall license to the JVCO certain Intellectual Property rights to use the Amyris Technology for the development, production, marketing and distribution of JVCO Products for use in Lubricants in the Lubricants Market under the terms and conditions of the Base Oils IP License Agreement;

(b)
in connection with the Base Oils IP License Agreement, the Amyris Entities shall provide the JVCO with technical expertise related to the development and production of Base Oils to enable the JVCO to use the Amyris Technology to develop and produce Base Oils, including by transferring expertise and know-how to the JVCO to enable the JVCO to develop and produce Base Oils derived from BioFene, and develop new technologies related to the development and production of Base Oils independently;

(c)	the JVCO shall provide for the production of JVCO Products (whether by means of building or acquiring its own manufacturing plant or using the services of a Third Party tolling/contract manufacturer);

(d)
the Cosan Entities shall, directly or through its Affiliates, provide technical expertise to JVCO, and obtain certifications for the JVCO for the production, development, marketing and distribution of JVCO Products, which technical expertise shall include the following: (i) expertise in the marketing and distribution of Base Oils for the

Lubricants Market; (ii) technical expertise and testing of JVCO Products against conventional Base Oils in standard Lubricant formulations and against leading industry Base Oils for the JVCO's target applications and markets; (iii) expertise and capabilities in the fields of additives, blending and testing; and (iv) expertise in the certification of Base Oils in the applications, markets and geographies where the JVCO Products will be marketed and distributed;

(e)	each of the Parties shall provide market information, contacts and expertise to the JVCO related to Lubricants customer and market segment opportunities for Base Oils;

(f)	the development and production of JVCO Products shall commence by the certain deadline to be contemplated in the Initial Business Plan;

(g)	the JVCO shall enter into at least one Off-Take Agreement by the certain deadline to be contemplated in the Initial Business Plan; and

(h)	the JVCO shall achieve the milestones and business goals set forth in the Initial Business Plan and subsequent annual business plans.

2.4.    Exclusivity. The Parties agree that, effective as of the signing date of this JV Agreement, the JVCO shall be the exclusive means through which they shall develop, produce, market and distribute the JVCO Products, on a worldwide basis, for use in Lubricants in the Lubricants Market, as further described below. The Parties further agree that, as part of the exclusivity set forth in this Section 2.4 (but subject to the Exclusivity Exceptions), each of the Parties will not, and will cause their respective Affiliates not to, directly or indirectly: (i) provide or make available to any Third Party (other than Third Parties hired for purposes of conducting the Feasibility Assessment) any non-public information about the use of the Amyris Technology in connection with the production of Base Oils; or (ii) provide any Third Party (other than Third Parties hired for purposes of conducting the Feasibility Assessment or otherwise engaged by the Amyris Entities for the purpose of assisting with the development of the Amyris Technology) with information, sample materials or other data or information for purposes of conducting studies, tests and analysis in connection with the production of Base Oils derived from BioFene. Notwithstanding the foregoing, the Parties may provide a Third Party with any of the information mentioned in items (i) and (ii) above if in connection with (a) a response to inquiries by government authorities, regulatory agencies or other bodies; (b) court proceedings; or (c) compliance of any law requirements, including, but not limited to requirements of the U.S. or Brazilian Securities and Exchange Commissions (SEC/CVM).

2.4.1    Exclusivity Exceptions. The exclusivity set forth above shall not apply to, or be deemed to prohibit, the development and production of Base Oils derived from BioFene or an Alternative Base Oils Technology (including JVCO Products) by or through one or both of the Amyris Entities under the following circumstances [*].

2.4.2    Amyris Acquisition. In the event any of the Amyris Entities acquires a Control equity stake in a Third Party that has an existing Lubricants business and the JVCO has not yet started the production of the JVCO Products, the Amyris Entities shall be entitled to supply Base Oils to such acquired Third Party until such time that the JVCO starts the development and production of the JVCO Products and from such moment on, the Amyris Entities shall cause such acquired Third Party to give preference to sourcing Base Oils from JVCO rather than providing such supply itself. In the event any of the Amyris Entities acquires a Control equity stake in a Third Party that has an existing Lubricants business and the JVCO has already started the development and production of the JVCO Products, the Amyris Entities shall cause such acquired Third Party to give

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

preference to sourcing Base Oils from JVCO rather than providing such supply itself.

III.    Feasibility Phase

3.1.    Feasibility Assessment. The Parties hereby acknowledge that the Feasibility Assessment is already in progress, being developed in cooperation by both Parties, and is targeted to be completed by no later than June 30, 2011, subject to the provisions of Article X hereof.

3.1.1.    Feasibility Assessment Items. The Feasibility Assessment shall include the following items:

(a)    principles of the Initial Business Plan;

(b)    a detailed budget of expenses to be reimbursed by the Parties upon approval of the Feasibility Assessment, as provided in Sections 3.2.1 and 3.3 of this JV Agreement, except as otherwise agreed by the Parties (the “Feasibility Budget”);

(c)    technical feasibility assessment to validate that the JVCO can produce JVCO Products with performance characteristics comparable to Group III Base Stocks and Group IV Base Stocks;

(d)    manufacturing feasibility assessment to validate that the downstream conversion from BioFene to JVCO Products can be conducted at scale and at costs that will generate a positive product margin;

(e)    global market study and pricing forecast;

(f)    regulatory assessment to determine the licenses and permits required for the production of the JVCO Products; and

(g)    certification assessment to determine the certifications and OEM acceptances required for the JVCO Products in the applications, markets and geographies identified in the Initial Business Plan.

3.1.2.    Feasibility Assessment Access to Information. The Parties shall deliver to each other and to the Feasibility Phase Manager all information available to them regarding the development, production, marketing and distribution of JVCO Products, including results from studies, tests and analysis previously conducted by the Parties independently or with any Third Parties (provided that such studies, tests and analysis are not subject to confidentiality obligations), in order to collaborate in achieving and completing the Feasibility Assessment items described in Section 3.1.1. above. Notwithstanding the above, the Parties agree that, during the Feasibility Phase, AB shall grant full access to all material and samples for purposes of testing, evaluation, analysis and characterization of activities that are conducted in connection with the Feasibility Assessment, provided that any transfer of samples shall be subject to the terms of a material transfer agreement which sets forth terms and conditions related to intellectual property matters substantially similar to those set forth in Schedule III hereto.

3.2.    Feasibility Phase Manager. The Parties hereby acknowledge that the Feasibility Assessment is being conducted under the leadership and coordination of Mr. [*], who has been selected by consensus between the Parties (the “Feasibility Phase Manager”).

3.2.1.    Reimbursement of Feasibility Phase Manager Costs and Expenses. To the extent that during the Feasibility Phase the Feasibility Phase Manager will be employed by CCL and that, notwithstanding this, he will be fully dedicated to conduct the Feasibility Assessment, it is hereby agreed that the direct and indirect gross costs incurred by CCL in relation to the employment of the Feasibility Phase Manager during the Feasibility Assessment as from the date of his employment, in the estimated aggregate amount of R$ [*] ([*] reais) per month, shall be deemed part of the Feasibility Budget and accordingly shared between CCL and the Amyris Entities, so that Amyris Entities shall reimburse CCL the amount corresponding to fifty percent (50%) of said costs within 20 (twenty) days from the date on which the Feasibility Assessment is concluded, in

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

accordance with and subject to the provisions of Section 3.3 below.

3.3.    Reimbursement of Feasibility Phase Costs. The Parties shall keep reasonable records of their respective costs and expenses incurred in connection with the Feasibility Assessment, including those referred to in Section 3.2.1, which such costs and expenses shall be deemed part of the Feasibility Budget and equally shared by the Parties. For the avoidance of doubt, the Parties hereby agree that it is their intent that the JVCO is formed free of any debt or reimbursement obligation.

3.3.1.    Reimbursement of Feasibility Phase Costs and Expenses to the Amyris Entities. The Amyris Entities shall keep reasonable records of their costs and expenses incurred in connection with the development of Base Oils derived from BioFene from September 30, 2010 through the end of the Feasibility Phase (other than specifically in connection with an Exclusivity Exception), including internal and Third Party scale up and process development costs, which such costs and expenses, direct and indirect, shall be deemed part of the Feasibility Budget. Fifty percent (50%) of said costs, up to an amount to be mutually agreed by the Parties in the Feasibility Budget, shall be reimbursed by the Cosan Entities to the Amyris Entities within 20 (twenty) days from the date on which the Feasibility Assessment is concluded.

3.3.2.    Reimbursement of Feasibility Phase Costs and Expenses to the Cosan Entities. The Cosan Entities shall keep reasonable records of their costs and expenses incurred in connection with the Feasibility Phase, including the costs referred to in Section 3.2.1, which such costs and expenses, direct and indirect, shall be deemed part of the Feasibility Budget and equally shared by the Parties. Fifty percent (50%) of said costs, up to an amount to be mutually agreed by the Parties in the Feasibility Budget, shall be reimbursed by the Amyris Entities to the Cosan Entities within 20 (twenty) days from the date on which the Feasibility Assessment is concluded.

3.3.3.    Reimbursable Costs and Expenses by the Parties. If, for any reason, the Feasibility Assessment is not approved by the Parties, within thirty (30) days from its completion, the Parties shall jointly review all Reimbursable Costs and

Expenses and agree on them, following the requirements set forth in Section 3.3 above, which such agreement cannot be unreasonably withheld. Each Party shall be responsible for fifty percent (50%) of all agreed Reimbursable Costs and Expenses directly related to the Feasibility Assessment, in which case the payment of any shortfall amount due by one Party to the other shall be made, in immediately available funds, in Brazil, within 20 (twenty) days following the date of the Parties' final agreement on such Reimbursable Costs and Expenses.

IV.    JVCO's Structure

4.1.    Formation of the JV and Capital Stock. The JVCO will be formed upon the Parties' approval of the Feasibility Assessment. The JVCO's capital stock shall be represented solely by common registered shares, with no par value. The initial JVCO's capital stock shall be in the aggregate amount to be defined by the Parties after the Feasibility Assessment.

4.2.    Incorporation. By no later than 30 (thirty) days following the Parties' approval of the Feasibility Assessment, the JVCO shall be incorporated by AB and CCL under the laws of Brazil, under the form of a sociedade anônima. The JVCO shall be headquartered in the city of São Paulo, State of São Paulo. On the date of JVCO's incorporation the Parties shall cause the performance of each and all of the following acts:

(a)
a general meeting of incorporation shall be held by AB and CCL at which AB and CCL shall approve the incorporation of the JVCO, the adoption of the Bylaws and the election of the members of the Board of Directors, as provided in the Shareholders' Agreement;

(b)
each of AB and CCL shall subscribe fifty percent (50%) of the issued shares and fully pay in the corresponding share issue price, and transfer, on a fiduciary basis, one share to its respective Board of Director's appointee, as provided in the Shareholders' Agreement;

(c)	all of the members of the Board of Directors shall take office;

(d)	the Board of Directors shall meet and elect the first members of the Executive Board (Diretoria), as provided in the Shareholders' Agreement;

(e)	all of the members of the Executive Board shall take office; and

(f)	the Shareholders' Agreement shall be entered into by the parties thereto, annotated in the JVCO's Share Register Book and filed at the JVCO's headquarters.

4.2.1.    Necessary Actions. The Parties hereby undertake to execute and deliver all other instruments and documents, as well as to carry out all other necessary actions, that may be required to grant full effectiveness to all necessary acts for the incorporation of the JVCO. Following the incorporation of the JVCO, the Parties shall, and shall cause their representatives in the management of the JVCO to, perform all acts reasonably deemed necessary for the achievement of the Key Objectives.

4.2.2.    Obtainment of JVCO's Licenses. Following the incorporation of the JVCO, the JVCO, with the cooperation and support of the Parties, shall work to obtain, as soon as practically possible, all licenses and permits required for the operation of the JV and the achievement of the Key Objectives.

4.3.    Capital Expenditures, Operational Expenses and Other Investments. The JVCO's capital expenditures, operational expenses, capital equipment and other costs and expenses necessary for its start-up and operation shall be funded by (i) the shareholders' contributions to the JVCO's capital stock; (ii) debt financing to be obtained by the JVCO from financial institutions, as described in Section 5.4 below; and (iii) the JVCO's own cash generation.

4.4.    Reimbursement of Costs and Expenses after Feasibility Assessment. The Parties shall keep reasonable records of their respective costs and expenses incurred in connection with the JV in general after the completion of the

Feasibility Assessment. The same rules set forth in Section 3.3 and sub-sections would apply to such reimbursement, mutatis mutandis. The Parties hereby agree to reimburse or cause the JVCO to reimburse, in the case it has been already incorporated and such a reimbursement is compliant to its corporate governance rules, any cost or expense that (i) is supported by appropriate documentation, and (ii) is directly related to the Feasibility Assessment or the development of Base Oils derived from BioFene, including development in-house or through a Third Party (other than specifically in connection with an Exclusivity Exception) (“Reimbursable Costs and Expenses”).

V.    Funding

5.1.    Intention. Subject to the provisions of Sections 5.4 and 5.4.1 below, the Parties mutually express their intention that the JVCO be equally funded by each of AB and CCL during the entire term of the JV.

5.2.    Initial Equity Contribution. The initial equity contribution that both AB and CCL shall make to the JVCO upon its incorporation (“Initial Equity Contribution”) shall be defined after the Feasibility Assessment is mutually agreed by the Parties, but before the JVCO is incorporated.

5.2.1.    AB's Initial Equity Contribution. AB shall subscribe and pay in fifty percent (50%) of the Initial Equity Contribution on the date of the incorporation of the JVCO, in immediately available funds.

5.2.2.    CCL's Initial Equity Contribution. CCL shall subscribe and pay in fifty percent (50%) of the Initial Equity Contribution on the date of the incorporation of the JVCO, in immediately available funds.

5.2.3.    Ownership Structure of the JVCO. Immediately following the incorporation of the JVCO, the ownership of the JVCO will be as follows:

Shareholder	Ownership Percentage
AB	50%
CCL	50%
Members of the Board of Directors, appointed as per the Shareholders' Agreement	-0-

5.3.    Additional Contributions.   Any amounts necessary for the funding of the JVCO in addition to the Initial Equity Contribution for the first year subsequent to this JV Agreement shall be contemplated in the Initial Business Plan to be approved by the Parties and by the Board of Directors, and funding of such additional amounts shall be made according to the provisions of Sections 5.4 and 5.4.1 below.

5.4.    Funding of Additional Contributions.   Any amounts necessary for the funding of the JVCO in addition to the Initial Equity Contribution shall be made through debt financing, to the maximum extent possible and as long as the profile of such indebtedness is consistent with JVCO's Initial Business Plan. Such indebtedness shall be secured by the JVCO and guaranteed by AB and CCL, proportionally to their equity interest held in the JVCO, if requested by the relevant lender. For the purposes of this Section 5.4, future capital contributions shall be made in accordance with the Shareholders' Agreement.

5.4.1.    Additional Equity Contributions Prior to the Start of JVCO's Operations.   In the event the JVCO needs additional funding before it becomes operational and the JVCO is unable to secure such funding through debt financing (from financial institutions authorized by the Brazilian Central Bank to operate in the Brazilian territory), the Board of Directors shall meet and assess the situation. If the Board of Directors decides to call a shareholders' general meeting to resolve on a capital increase and if such capital increase is approved at said shareholders' general meeting, as contemplated by the Shareholders' Agreement, then each of CCL and AB shall be obliged to fund any such capital increase proportionally to their equity interest held in the JVCO. If either such Party fails to fund its portion of any additional equity contribution, then the other shareholder will have the right to subscribe for all new shares and contribute with the entirety of such additional funding; therefore diluting the shareholder that did not contribute with its portion.

VI.    Ancillary Agreements and Off-Take Agreement

6.1.    Ancillary Agreements.   The Parties hereby agree as follows:

6.1.1.    IP License and Feedstock Supply for Production of BioFene. In the event the JVCO decides to produce its own BioFene, as further detailed in Section 9.1, (a) [*], and (b) the Amyris Entities shall grant to the JVCO a nonexclusive license for the use of the Amyris Technology for the production of BioFene, in each case under the terms and conditions summarized in “Schedule IV” attached hereto. The license from the Amyris Entities shall be granted on a royalty-free basis; provided that, if the Cosan Entities fail to perform their obligations to supply the JV Feedstock [*], then the Biofene IP License and Feedstock Supply Agreement will provide for the payment of a certain fee to AB, as set forth thereunder.

6.1.2.    IP License for the Production of the JVCO Products. After formation of the JVCO and before commencing commercial production of the JVCO Product, the Amyris Entities shall grant a royalty-free, exclusive and non-assignable license to the JVCO for the use of the Amyris Technology for the development, production, marketing and distribution of the JVCO Products for use in Lubricants in the Lubricants Market, under the terms and conditions summarized in “Schedule III” attached hereto.

6.1.3.    R&D Agreement with the Amyris Entities and/or the Cosan Entities. In the event the Parties decide that it is in the best interest of the JVCO to enter into with either any Cosan Entity, Amyris Entity or a Third Party a research and development agreement, the Parties shall negotiate the applicable terms and conditions at such time, always taking into consideration the best interest of the JVCO (such agreement, as “R&D Agreement”). If any such R&D Agreement is to be entered into with any Cosan Entity or any Amyris Entity, the Parties already agree that such R&D Agreement shall contemplate the reasonable access/use by the JVCO of the facilities, laboratories and personnel of the Cosan Entities or the Amyris Entities, as the case may be.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2.    Off-Take Agreement.  The Cosan Entities shall use their commercially reasonable efforts to contribute to the JVCO at least one Off-Take Agreement representing the minimum percentage of the expected production of the JVCO to be agreed by the Parties in the Feasibility Assessment, by the deadline to be contemplated in the Initial Business Plan. Such negotiation will be conducted at Cosan Entities' expense. The Amyris Entities will collaborate with Cosan Entities' efforts, providing information and assistance, as necessary. Moreover, the Parties hereby acknowledge and agree that the execution of the Off-Take Agreement shall not be a condition for the incorporation or the operation of the JVCO.

6.3.    ROFO to Alternative Base Oils Technology. Notwithstanding the exclusivity provisions of Section 2.4 above, if during the Term, any of the Amyris Entities or Cosan Entities (as used herein, an “Acquiring Party”) (i) develops an Alternative Base Oil Technology, (ii) acquires the Control of a company that has developed or otherwise secured ownership or use rights to an Alternative Base Oil Technology, or (iii) is granted a license, or otherwise secures ownership or use rights to a Third Party Alternative Base Oil Technology, and in the event the Acquiring Party wishes to sell, offer the use of or sublicense such Alternative Base Oil Technology to a Third Party, prior to engaging in any discussion with any Third Party or soliciting an offer from any Third Party in this respect, the Acquiring Party shall first offer the JVCO the right to acquire or exclusively license (subject to the Exclusivity Exceptions) such Alternative Base Oil Technology, as the case may be, for the development, production, marketing and distribution of Base Oils for use in Lubricants in Lubricant Markets (“ROFO”). For the avoidance of doubt, the foregoing ROFO obligation shall not apply to an Alternative Base Oil Technology developed by an Acquiring Party in connection with activities that fall within an Exclusivity Exception. If the JVCO does not exercise its ROFO or is not successful in negotiating the acquisition of such Alternative Base Oil Technology or license to use an Alternative Base Oil Technology within the term mentioned in Section 6.3.2 below, then the Acquiring Party shall be free to solicit and negotiate with any Third Party the sale, use of or sublicense of the Alternative Base Oil Technology, provided that (i) the economic terms offered by such Third Party shall be more favorable to the Acquiring Party than those offered to the JVCO under the ROFO; (ii) the fundamental business terms, including the structure of the relevant transaction (e.g., sale, license, formation of a joint venture and contribution of the Alternative Base Oil Technology), are substantially the same as those offered to the JVCO under the ROFO; and (iii) the Acquiring Party and the Third Party have entered into an appropriate acquisition, sublicense or other agreement within [*] from the termination of the term mentioned in Section 6.3.2 below.

6.3.1    ROFO Notice. The Acquiring Party shall promptly notify JVCO and the other Parties in writing that it has developed or acquired rights to use the Alternative Base Oil Technology, in accordance with items (i) to (iii) of Section 6.3 above, and of its intention to offer the sale, use of or sublicense any of such Alternative Base Oil Technology to any Third Party (“ROFO Notice”). The ROFO Notice shall include a reasonable description of the applicable Alternative Base Oil Technology and the fundamental terms and conditions proposed by the Acquiring Party.

6.3.2    Exercise of the ROFO. JVCO shall have [*] to (i) conduct an assessment of the Alternative Base Oil Technology and, for such purpose, the Acquiring Party hereby undertakes to provide to JVCO all information it believes in good faith is necessary for the JVCO's full and complete assessment, and (ii) send the Acquiring Party a written notice expressing its intention to exercise its ROFO. In the event JVCO does exercise such ROFO, it shall be obligated to enter into an appropriate acquisition or sublicense agreement within [*] as from the written notice mentioned in item (ii) of this Section 6.3.2, under the terms and conditions referred to in the ROFO Notice.

6.3.3.    Repetition of ROFO. If the Acquiring Party and the Third Party have not entered into an appropriate acquisition, sublicense or other agreement within [*] from the termination of the term mentioned in Section 6.3.2 above or in the event of any material change to the economic terms offered by the Third Party or to the fundamental business terms, then the Acquiring Party must again comply with the provisions of this Section 6.3 before the Acquiring Party may sell, offer the use of or sublicense such Alternative Base Oil Technology to a Third Party.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.4.    Conflict of Interest in Relation to the ROFO. The Parties hereby agree that the Acquiring Party and its representatives at the Board of Directors shall be deemed to be conflicted in relation to the JVCO's decision whether or not it shall exercise its ROFO. Therefore, the Acquiring Party and its representatives at the Board of Directors shall abstain from voting this matter.

VII.    Representations and Warranties of the Amyris Entities

The Amyris Entities hereby jointly represent and warrant to the Cosan Entities that all of the statements contained in this Article are true and correct, in all material aspects, on the date hereof:

7.1.    Organization and Good Standing.   AB is an Affiliate of AI and is a joint stock company (sociedade anônima) duly organized and validly existing under the laws of Brazil and has the corporate power to own its assets and carry on its business as now being conducted. AI is a company duly organized and validly existing under the laws of the State of Delaware, United States of America, and has the corporate power to own its assets and carry on its business as now being conducted.

7.2.    Power and Authority of the Amyris Entities.   Each of AB and AI has full power and authority to enter into this JV Agreement and to perform its obligations hereunder. There is no legal or contractual impediment for the consummation of the acts provided for hereunder by the Amyris Entities.

7.3.    No Violation, Consents.   Neither the execution of this JV Agreement, nor the performance by AB or AI of their obligations hereunder will: (a) violate or otherwise constitute a default under any material contract, commitment or other obligation to or by which AB or AI is bound; (b) violate or conflict with any law, rule, judicial, arbitral or administrative decision or order to which AB or AI is subject; (c) violate or conflict with any rights of third parties; (d) violate or conflict with any applicable law; or (e) require any consent, approval or authorization of, notice to, or registration with any person, entity, court or governmental authority, except in relation to the SBDC Approval.

7.4.    Financial Condition. AB and AI have the financial strength and resources to enter into this JV Agreement and to consummate the transactions contemplated herein, under the terms and conditions provided for in this JV Agreement.

7.5.    Alternative Base Oil Technology. As of the date hereof, AB and AI do not have ownership or license rights over, information related to, plans for or an active research program focused on the production of Base Oils from any intermediate molecule other than BioFene.

7.6.    Exclusiveness of the Representations and Warranties.   This JV Agreement contains all representations and warranties made by AB and AI to the Cosan Entities in relation to this JV Agreement. AB and AI make no additional representations and warranties, either express or implied, with regard to this JV Agreement or the operations contemplated by this JV Agreement.

VIII.    Representations and Warraties of the Cosan Entities

The Cosan Entities hereby jointly represent and warrant to the Amyris Entities that all the statements contained in this Article are true and correct, in all material aspects, on the date hereof:

8.1.    Organization and Good Standing. CCL is an Affiliate of Cosan and is a joint stock company (sociedade anônima) duly organized and validly existing under the laws of Brazil and has the corporate power to own its assets and carry on its business as now being conducted. Cosan is a publicly-held joint stock company (companhia aberta) duly organized and validly existing under the laws of Brazil and has the corporate power to own its assets and carry on its business as now being conducted.

8.2.    Power and Authority. The Cosan Entities have full power and authority to enter into this JV Agreement and to perform its obligations hereunder. There is no legal or contractual impediment for the consummation of the acts provided for hereunder by the Cosan Entities.

8.3.    No Violation, Consents. Neither the execution of this JV Agreement, nor the performance by the Cosan Entities of its obligations hereunder will: (a) violate or otherwise constitute a default under any material contract, commitment or other obligation to or by which the Cosan Entities are bound; (b) violate or conflict with any law, rule, judicial, arbitral or administrative decision or order to which the Cosan Entities are subject; (c) violate or conflict with any rights of third parties; (d) violate or conflict with any applicable law; or (e) require any consent, approval or authorization of, notice to, or registration with any person, entity, court or governmental authority, except in relation to the SBDC Approval.

8.4.    Financial Condition. The Cosan Entities have the financial strength and resources to enter into this JV Agreement and to consummate the transactions contemplated herein, under the terms and conditions provided for in this JV Agreement.

8.5.    Exclusiveness of the Representations and Warranties.  This JV Agreement contains all representations and warranties made by the Cosan Entities to the Amyris Entities in relation to this JV Agreement. The Cosan Entities makes no additional representations and warranties, either express or implied, with regard to this JV Agreement or the operations contemplated by this JV Agreement.

IX.    Other Obligations

9.1.    Production of BioFene by the JVCO.   The Parties agree that the main purpose of the JVCO is the development, production, marketing and distribution of the JVCO Products. In this sense, the JVCO may opt to either produce its own BioFene to use in the production of the JVCO Products or purchase BioFene already manufactured either by the Amyris Entities or any Third Party. The JVCO's decision to produce or not the BioFene to be used in the production of the JVCO Products shall be made exclusively by the JVCO's Board of Directors. In case the JVCO opts to produce its own BioFene, the JVCO shall manufacture the BioFene under the terms and conditions of the BioFene IP License and Feedstock Supply Agreement. In case the JVCO opts to produce its own BioFene, the Amyris Entities shall, on behalf of the JVCO, control the process of technology transfer, as well as all related technical decisions in connection with the production of

BioFene by the JVCO.

9.2.    Initial Milestones and Initial Production Milestone.   The Parties shall use their best efforts to meet or exceed, or to cause the JVCO to meet or exceed, the milestones described below and by the dates set forth below for each of them (collectively, the “Initial Milestones”):

(a)    finalization and approval by the Parties of the Feasibility Assessment: by March 31, 2011, but no later than June 30, 2011;

(b)    formation of the JVCO in accordance with the Shareholders' Agreement: 30 (thirty) days from the approval of the Feasibility Assessment described in item (a) above; and

(c)    approval of the Initial Business Plan by the Board of Directors: 90 (ninety) days from the formation of the JVCO described in item (b) above.

9.2.1.    Initial Production Milestone. The Parties agree that the Initial Business Plan shall contemplate a milestone for the beginning of production of JVCO Products by the JVCO by a date to be agreed thereto (the “Initial Production Milestone”).

9.2.2.    Beginning of JVCO's Operation. In the event any of the Initial Milestones or the Initial Production Milestone are not met in accordance with Sections 9.2 and 9.2.1 hereof, and the Parties do not agree otherwise at the time, then each of the Parties shall have the right to terminate the JV and require the dissolution of the JVCO (if incorporated), as contemplated by Sections 10.2 and 10.2.1.

9.3.    JVCO Manufacturing Plant for JVCO Products.   The Parties agree that it will not be necessary for the JVCO to have a manufacturing plant for the production of the JVCO Products at the start of its operations. The Parties further agree that it will always be possible for JVCO to choose to (a) outsource the production of JVCO Products to a Third Party manufacturer, provided that such outsourcing is made at arms' length terms and conditions and in the best interest of the JVCO or (b) build or acquire a manufacturing facility, as set forth in Sections 9.3.1 to 9.3.1.3 below. The decision to build or acquire a manufacturing facility shall be made upon recommendation by the Executive Committee, subject to approval by the Board of Directors.

9.3.1.    Construction or Acquisition of a Manufacturing Plant. In the event the JVCO decides to build or acquire a manufacturing facility for the production of the JVCO Products, then it is expected that such facility shall be built or acquired in Brazil, unless otherwise agreed by the Parties, in a site selected by the Executive Committee and approved by JVCO's Board of Directors in accordance with the engineering plans to be designed at the time.

9.3.1.1    All costs and expenses incurred in connection with the development and construction or acquisition of the manufacturing plant shall be borne, directly or indirectly, by CCL and AB, proportionally to their equity interest in the JVCO. The ultimate funding structure for the construction or acquisition of the manufacturing plant shall be proposed by the Executive Committee and approved by JVCO's Board of Directors.

9.3.1.2    The Executive Committee of the JVCO shall be responsible for the process of building or acquiring the manufacturing plant and all technical, engineering and similar decisions, with input and support from the Amyris Entities and the Cosan Entities, provided such process does not exceed the scope of the then-current business plan or budget.

9.3.1.3    The JVCO, with the cooperation and support of the Parties, shall work to duly obtain all appropriate licenses for the manufacturing plant.

9.4.    SBDC Approval.   The Parties shall duly and timely notify the transactions contemplated by this JV Agreement to the SBDC, for the purpose of obtaining its approval (“SBDC Approval”). AB and CCL undertake to promptly provide all information required by the local competition law in connection with the notification referred to herein and therefore will become jointly liable for any failure in doing so. The costs and risks concerning this filing (including the notification fee due to the SBDC) will be equally shared among the Parties hereto, i.e. fifty percent (50%) by AB and fifty percent (50%) by CCL, except for any attorney or consultants fees which CCL or AB may hire individually to aide it in the notification or monitoring of the notification process. The Parties shall endeavor to use their best efforts to comply with any determinations of SBDC with regard to or arising from the notification to SBDC of the transactions contemplated herein, as well as to mitigate any loss of the Parties resulting from the compliance with such occasional determinations of SBDC. In any circumstances, the closing of the transactions contemplated herein shall not be conditioned upon SBDC Approval.

9.5.    Expenses.   Except as expressly and specifically provided for otherwise in this JV Agreement, all costs and expenses, including fees for attorneys, accountants, financial consultants, auditors, and applicable taxes, incurred with respect to this JV Agreement, or the operations contemplated herein, will be paid by the Party incurring such costs and expenses.

9.6.    Disclosure.   The Parties agree that any announcement made to the media, communication to the public, or any other means of disclosure by any of the Parties of any of the terms and conditions provided for in this JV Agreement or in the Ancillary Agreements may only be made upon the prior written approval of the Parties, which shall not be denied without reasonable justification, except (i) if said disclosure is required in accordance with applicable law, including but not limited to capital markets rules and accounting rules, in which event the Party subject to the disclosure obligation must employ its best efforts to coordinate said disclosure with the other Party, and (ii) as provided in Section 9.7.2.

9.7.    Confidentiality. All financial, commercial, technical, proprietary, or other information, or data, patent applications, copyrightable material, trade secrets and know-how, computer software and programs, concepts, processes and samples disclosed by a Party (“Disclosing Party”) to one or more other Parties (each a “Receiving Party”), or to their representatives or agents, from the date hereof until termination of this JV Agreement, regardless of the form of communication, and all copies, notes, analyses, compilations, studies, and other documents that contain or reflect the same shall be considered confidential information for the purpose of this Section 9.7 (all the foregoing being collectively referred to herein as the “Confidential Information”). For the avoidance of doubt, disclosures between the Amyris Entities or between the Cosan Entities are not subject to this Section 9.7.

9.7.1.    Ownership of Confidential Information. Each Party will remain the sole owner of any Confidential Information it provides. During the term of this JV Agreement and for two (2) years thereafter, the Receiving Party will (i) use the Confidential Information solely for the business activities contemplated hereunder and not for any other purpose; and (ii) keep confidential, protect and, except as provided below, not disclose any Confidential Information to any third party.

9.7.2.    Disclosure of Confidential Information. Each Receiving Party agrees that (a) the Confidential Information may only be disclosed to (i) those of its managers, directors, officers, employees, advisors, and representatives who need to know such Confidential Information for the purpose of evaluating the JV and related business activities, and (ii) those of its managers, directors, officers, employees, representatives and advisors (or any joint advisors to the JV) whose services may reasonably be required by the Receiving Party in connection with the JV and (b) any persons to whom the Confidential Information is disclosed will undertake to the Receiving Party to comply with the obligations of confidentiality, use and non-disclosure hereunder. Prior to the disclosure of any such Confidential Information by a Receiving Party to any third party, the Receiving Party shall obtain the signature of such third party to a confidentiality agreement in line with the provisions contained herein. Notwithstanding the foregoing, the Parties may disclose the terms of this JV Agreement and file all necessary documents regarding this transaction, including this JV Agreement, with the U.S. and Brazilian Securities and Exchange Commissions (SEC/CVM).

9.7.3.    Return of Confidential Information. Promptly upon the request of the Disclosing Party, each Receiving Party will return to the Disclosing Party or destroy all Confidential Information previously furnished to it or in its possession together with all copies of any of the same made by the Receiving Party and all other material developed by the Receiving Party based on the Confidential

Information.

9.7.4.    Information Not Considered as Confidential Information. Confidential Information shall not include, in respect of a Receiving Party, (a) information that was known to such Receiving Party prior to its disclosure; (b) information that becomes, after the time of its disclosure, part of the public domain through no fault of a Receiving Party; (c) information that was disclosed to such Receiving Party by a third party not under an obligation of confidentiality to the Disclosing Party complaining hereunder prior to its disclosure; (d) information that was independently developed by the Receiving Party, with no use of any Confidential Information; or (e) disclosures in response to inquiries by government authorities or other bodies to which the Receiving Party is responsible, or in connection with court proceedings, provided that the Party required to make the disclosure shall as soon as reasonably possible advise the Disclosing Party and shall endeavor to use commercially reasonable efforts to secure confidential treatment of the information so disclosed.

9.7.5.    No Disclosure of Confidential Information. Nothing in this JV Agreement shall be interpreted as vesting, in favor of any Receiving Party or any other person, any right of ownership or other right in Intellectual Property held by a Disclosing Party, and a Disclosing Party shall be under no obligation to disclose any particular item of Confidential Information to any Receiving Party.

X.    Term and Termination

10.1.    Term. This JV Agreement shall enter into full force and effect upon its execution and shall expire on the sooner of (i) ten (10) years from the date hereof; or (ii) termination of the JV by mutual consent or as otherwise permitted under this JV Agreement (such period of time when the JV Agreement is in force, the “Term”).

10.1.1.    Renewal of the JV Agreement. After the expiration of the ten (10)-year term, this JV Agreement may be renewed by mutual written consent of the Parties. For this purpose, the Parties agree to meet no later than twenty-four (24) months before the expiration of the ten (10)-year term in order to decide whether or not to renew this JV Agreement.

10.1.1.1.    Failure of renewal. If the Parties fail to mutually agree to renew this JV Agreement upon the expiration of the ten (10)-year term pursuant to Section 10.1.1 above, then the JV shall be terminated and the JVCO shall be dissolved and liquidated in accordance with the provisions of its Bylaws and the applicable laws. In this case, the Parties shall have no further rights or obligations hereunder, except for rights and obligations which arose prior to, or as a result of, such termination and those rights and obligations which expressly survive termination of this JV Agreement. Moreover, in such case all of the Ancillary Agreements would be automatically terminated, and the Parties shall have no further rights or obligations thereunder, except for rights and obligations which expressly survive termination of the relevant Ancillary Agreement.

10.2.    Termination for Failure to Meet Initial Milestones; Initial Production Milestone or Force Majeure Event. This JV Agreement and the JVCO may be terminated by any Party, upon the delivery of a written notice to the other Parties, in accordance with Section 13.3, (i) in the event that any of the Initial Milestones are not successfully met in the timeframes provided therein; (ii) in the event that the Initial Production Milestone is not successfully met in the timeframe provided in the Initial Business Plan; or (iii) in the event of a Force Majeure Event, in accordance with Section 13.1.

10.2.1.    Consequence of Such Termination. Upon termination of this JV Agreement and the JV under Section 10.2, the JVCO shall be dissolved and liquidated in accordance with the provisions of its Bylaws (assuming it has been formed). In this case, the Parties shall have no further rights or obligations hereunder, except for rights and obligations which arose prior to, or as a result of, such termination and those rights and obligations which expressly survive termination of this JV Agreement. Moreover, in such case all of the Ancillary Agreements would be automatically terminated, and the Parties shall have no further rights or obligations thereunder, except for rights and obligations which expressly survive termination of the relevant Ancillary Agreement.

10.3    Termination by Mutual Consent. This Agreement and the JVCO may be may be terminated by mutual consent of the Parties.

10.3.1    Consequence of Such Termination. Upon termination of this JV Agreement and the JV under Section 10.3, the JVCO shall be dissolved and liquidated in accordance with the provisions of its Bylaws (assuming it has been formed). In this case, the Parties shall have no further rights or obligations hereunder, except for rights and obligations which arose prior to, or as a result of, such termination and those rights and obligations which expressly survive termination of this JV Agreement. Moreover, in such case all of the Ancillary Agreements would be automatically terminated, and the Parties shall have no further rights or obligations thereunder, except for rights and obligations which expressly survive termination of the relevant Ancillary Agreement.

10.4    Termination for Default. This Agreement and the JVCO may be may be terminated by a Party in the event of a Default by the other Party as provided in Article XI below.

10.5.    Survival. Sections 3.3.3, 9.5, 9.6, 9.7, 10.1.1.1, 10.2.1, 10.3.1., 11.2.2, 13.3, 13.4, 13.5 and 13.6 and Article XII shall survive the expiration or termination of this JV Agreement.

XI.    Default

11.1.    Default Events. Each of the following actions shall be considered an event of default under this JV Agreement (“Default Event”):

(i)    breach by the Amyris Entities of any material obligations set forth in this JV Agreement or the Shareholders' Agreement;

(ii)    breach by the Amyris Entities of their respective obligations to enter into the Base Oils IP License Agreements under Section 6.1.2 or the Biofene IP License and Feedstock Supply Agreement under Section 6.1.1(b);

(iii)    breach by the Cosan Entities of any material obligations set forth in this JV Agreement or the Shareholders' Agreement; and

(iv)    breach by the Cosan Entities of their respective obligations to enter into the Biofene IP License and Feedstock Supply Agreement under Section 6.1.1(a).

11.2.    Cure Period for Default Events - Consequences of Uncured Defaults. In case of any Default Event that is not cured within sixty (60) days as from the receipt of a default notice to be sent by the non defaulting Party or the JVCO to the defaulting Party, the non defaulting Party shall have the right, but not the obligation, at its sole discretion, to: (i) seek or cause the JVCO to seek specific performance; or (ii) in the event of a breach by the other Party of a material obligation set forth in this JV Agreement or the Shareholders' Agreement, (a) dissolve and liquidate the JVCO in accordance with its Bylaws, or (b) exercise the Default Put Option of the Default Call Option set forth in Chapter XII of the Shareholders' Agreement. All decisions related to consequences in case of a Default Event to be taken by the JVCO shall be decided by the non defaulting Party members of the Board of Directors of the JVCO exclusively (and the defaulting Party members of the Board of Directors shall refrain from voting), as contemplated by the Shareholders' Agreement.

11.2.1.    Ancillary Agreements During the Cure Period. For purpose of clarification, in the event of a breach by a Party of a material obligation set forth in this Agreement or the Shareholders' Agreement, the non defaulting Party may suspend compliance with its obligations and covenants under the Ancillary Agreements, as the case may be, during the sixty (60)-day cure period, without any penalty.

11.2.2.    Consequence of Uncured Default Event. In the event a Default Event is not cured and the non-defaulting party elects to dissolve and liquidate the JVCO as provided in Section 11.2(ii)(a) above, then (i) each Ancillary Agreements shall terminate or survive as specifically set forth in such Ancillary Agreement, and (ii) the JVCO shall be liquidated in accordance with the provisions of its Bylaws.

XII.    Governing Law and Dispute Resolution

12.1.    Governing Law. This JV Agreement shall be governed by and construed in accordance with the laws of Brazil.

12.2.    Arbitration. The Parties undertake to endeavor their best efforts to amicably resolve by mutual negotiation any disputes arising from or in connection with this JV Agreement and/or its Schedules and/or related thereto, including but not limited to any issues relating to the existence, validity, effectiveness, contractual performance, interpretation, breach or termination. In case such mutual agreement is not reached, any dispute will be referred to and exclusively and finally settled by binding arbitration according to the then existing rules (“Arbitration Rules”) of the Arbitration and Mediation Center of the Chamber of Commerce Brazil-Canada (“Arbitration Chamber”). The Arbitration Rules are deemed to be incorporated by reference to this JV Agreement, except as such Arbitration Rules may be modified herein or by mutual agreement by the Parties. The arbitration proceedings filed based on this JV Agreement shall be administered by the Arbitration Chamber.

12.3    Full compliance with the arbitration agreement. For the avoidance of any doubt, this Article XII equally binds all the Parties to this JV Agreement who agree to submit to and comply with all the terms and conditions of this Article XII, which shall be in full force and effect irrevocably, and subject to specific performance. The Parties expressly agree that no additional instrument or condition is required to give it full force and effect, including but not limited to the "compromisso" under article 10 of the Arbitration Law.

12.4.    Arbitral Tribunal. The arbitration will be settled by a panel of three arbitrators. If there are only two parties to the arbitration, each party shall nominate one arbitrator in accordance with the Arbitration Rules and the two arbitrators so nominated shall nominate jointly a third arbitrator, who shall serve as the chair of the arbitral tribunal (“Arbitral Tribunal”), within fifteen (15) days from the receipt of a communication from the Arbitration Chamber by the two previously nominated arbitrators. If there are multiple parties, whether as claimants or as respondents, the multiple claimants, jointly, and the multiple respondents, jointly, shall nominate an arbitrator within the time limits set forth in the Arbitration Rules. If any arbitrator has not been nominated within the time limits specified herein and/or in the Arbitration Rules, as applicable, such appointment shall be made by the Arbitration Chamber upon the written request of any party within fifteen (15) days of such request. If at any time a vacancy occurs in the Arbitral Tribunal, the vacancy shall be filled in the same manner and subject to the same requirements as provided for the original appointment to that position.

12.5.    Place of Arbitration. The place of the arbitration shall be the city of São Paulo, State of São Paulo, Brazil, where the award shall be rendered.

12.6.    Language. The arbitration shall be conducted in Portuguese. Documentary evidence in the arbitration proceedings may be submitted in English and translation thereof will not be required.

12.7.    Binding Nature. The arbitration award shall be final, unappealable and binding on the Parties, their successors and assignees, who agree to comply with it spontaneously and expressly waive any form of appeal, except for the request for correction of material error or clarification of uncertainty, doubt, contradiction or omission of the arbitration award, as set forth in article 30 of the Arbitration Law, except, yet, for the good-faith exercise of the annulment established in article 33 of the Arbitration Law. If necessary, the arbitration award may be performed in any court which has jurisdiction or authority over the Parties and their assets. The decision will include the distribution of costs, including reasonable attorney's fees and reasonable expenses as the Arbitral Tribunal sees fit.

12.8.    Fine for Breach of Arbitration. Any Party which, without legal support, frustrates or prevents the instatement of the Arbitral Tribunal, whether by failing to adopt necessary measures within proper time, or by forcing the other Parties to adopt the measures set forth in article 7 of the Arbitration Law, or yet, by failing to comply with all the terms of the arbitration award, shall pay a pecuniary fine equivalent to [*] reais (R$[*]) per day of delay, applicable, as

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

appropriate, from (a) the date on which the Arbitral Tribunal should have been instated; or, yet, (b) the date designated for compliance with the provisions of the arbitration award, without prejudice to the determinations and penalties included in such award.

12.9.    Exceptional Court Jurisdiction. The Parties are fully aware of all terms and effects of the arbitration clause herein agreed upon, and irrevocably agree that the arbitration is the only form of resolution of any disputes arising from or in connection with this JV Agreement and/or related thereto. Without prejudice to the validity of this arbitration clause, the Parties hereby may seek judicial assistance and/or relief, if and when necessary, for the sole purposes of: (a) executing obligations that admit, forthwith, specific performance; (b) obtaining coercive or precautionary measures or procedures of a preventive, provisional or permanent nature, as security for the arbitration to be commenced or already in course among the Parties and/or to ensure the existence and efficacy of the arbitration proceeding; or (c) exercising in good faith the right to vacate the award established in article 33 of the Arbitration Law; or (d) obtaining measures of a mandatory and specific nature, it being understood that, upon accomplishment of the mandatory or specific enforcement procedures sought, it shall be returned to the Arbitral Tribunal to be established or already established, as applicable, full and exclusive authority to decide on all and any issues, whether related to procedure or merit, which has caused the mandatory or specific enforcement claim, with the respective judicial proceeding being interrupted until the partial or final decision of the Arbitral Tribunal. For the measures indicated in (b) and (c) above, the Parties elect the Judicial District of the city of São Paulo, State of São Paulo, Brazil, to the exclusion of any other courts. The filing of any measure under this clause does not entail any waiver to the arbitration clause or to the full jurisdiction of the Arbitral Tribunal.

12.10.    Confidentiality. Any and all documents and/or information exchanged between the Parties or with the Arbitral Tribunal will be confidential. Unless otherwise expressly agreed in writing by the Parties or required by Law, the Parties, their respective representatives and Affiliates, the witnesses, the Arbitral Tribunal, the Arbitration Chamber and its secretariat undertake to keep confidential the existence, content and all awards and decisions relating to the arbitration proceeding, together with all the material used therein and created for the purposes thereof, as well as other documents produced by the other Party during the arbitration proceeding which are not otherwise in the public domain - except if and to the extent that such disclosure is required from one of the Parties pursuant to Law.

12.11.    Contractual Performance. Unless otherwise agreed in writing, the Parties shall continue to diligently perform their respective duties and obligations under this JV Agreement while an arbitral proceeding is pending.

12.12.    Consolidation. In order to facilitate the comprehensive resolution of related disputes under this JV Agreement and all other related agreements, including the Shareholders Agreement and/or the other agreements and instruments mentioned herein and therein, any or all such disputes may be brought in a single arbitration under the following circumstances and conditions. If one or more arbitrations are already pending with respect to a dispute under any of the agreements by and between the Parties, then any party to a new dispute under any of said agreements or any subsequently filed arbitration brought under any said agreements may request that such new dispute or any subsequently filed arbitration be consolidated into any prior pending arbitration. Within twenty (20) days of a request to consolidate, the parties to the new dispute or the subsequently filed arbitration shall select one of the prior pending arbitrations into which the new dispute or subsequently filed arbitration may be consolidated (“Selected Arbitration”). If the parties to the new dispute or subsequently arbitration are unable to agree on the Selected Arbitration within such twenty (20) day period, then the Arbitration Chamber shall indicate the Selected Arbitration within twenty (20) days of a written request by a party to the new dispute or the subsequently filed arbitration. If the Arbitration Chamber fails to indicate the Selected Arbitration within the twenty (20)-day time limit indicated above, the arbitration first initiated shall be considered the Selected Arbitration. The new dispute or subsequently filed arbitration shall be so consolidated, provided that the Arbitral Tribunal for the Selected Arbitration determines that: (i) the new dispute or subsequently filed arbitration presents significant issues of law or fact common with those in the Selected Arbitration; (ii) no party to the new dispute or to the Selected

Arbitration would be unduly harmed; and (iii) consolidation under these circumstances would not result in undue delay for the Selected Arbitration. Any such order of consolidation issued by the Arbitral Tribunal shall be final and binding upon the parties to the new dispute, the Selected Arbitration or subsequently filed arbitrations. The Parties waive any right they may have to appeal or to seek interpretation, revision or annulment of such order of consolidation under the Arbitration Rules and/or the Law in any court. The Arbitral Tribunal for the Selected Arbitration into which a new dispute or subsequently filed arbitration is consolidated shall serve as the Arbitral Tribunal for the consolidated arbitration.

XIII.    Other Provisions

13.1.    Force Majeure. No Party shall be liable to the other Parties for any loss suffered or incurred by such other Parties as a result of any events which the Parties could not reasonably have foreseen or controlled on the date hereof by reason of the unavoidable, unforeseeable and uncontrollable nature of such events, including, but not limited to: (i) any decree, ruling, decision, instruction, judgment or order issued by any authority, whether enacted or otherwise promulgated, (ii) riots, insurrections or civil or foreign wars, acts of terrorism, riot, sabotage, accident, embargo, labour dispute, strike, short or reduced supply of fuel or raw material (to the extent such supply failure or shortage is beyond the Party's control) or transportation embargo, (iii) fire, explosion, perils of the sea, flood, drought, earthquake or other natural calamity, (iv) plague, pandemic or other health emergency that causes widespread business disruption, or (v) any other circumstances beyond the control of the Parties or the affected Party (any such event, a “Force Majeure Event”), and failure or delay by any Party in performing any of its obligations under this JV Agreement due to a Force Majeure Event shall not be considered as a breach of this JV Agreement; provided, however, that the Party suffering such Force Majeure Event shall notify the other Parties in writing promptly after the occurrence of such Force Majeure Event and shall, to the extent reasonable and lawful, use its best efforts to remove or remedy the Force Majeure Event. The Parties agree that in case any Force Majeure Event cannot be removed or remedied within sixty (60) days of such Force Majeure

Event, then the other Parties shall have the right to terminate this JV Agreement in accordance with Section 10.2.

13.2.    Post Closing Cooperation and Support. In case at any time after the date hereof any further action is necessary, proper or advisable to carry out the purposes of this JV Agreement, as soon as reasonably practicable, each Party shall take, or cause its proper officers, directors or representatives to take, all such necessary, proper or advisable actions.

13.3.    Notices. All notices, requests, claims or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, registered mail, recognized commercial courier or sent by facsimile transmission (in this case, with written confirmation of receipt). Any such notice shall be deemed as given when so delivered to the following addresses (or such other addresses and numbers as a Party may designate by written notice to the other Parties):

If to Cosan:
Cosan S.A. Indústria e Comércio
Av. Presidente Juscelino Kubitschek, 1726 - 6th floor
São Paulo - SP - Brazil
Attn.:    [*]
Phone: [*]
E-mail: [*]

If to CCL:
Cosan Combustíveis e Lubrificantes S.A.
Rua Victor Civita, 77, Block 1, suites 104, 201, 301 and 401,
Rio de Janeiro - RJ
Att.: [*]
Tel: [*]
FaxE-mail: [*]

With a copy to (in cases of notices to any of the Cosan Entities)

Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Alameda Joaquim Eugenio de Lima, 447,
São Paulo -SP - Brazil
Attn.: [*]
Phone: [*]
E-mail: [*]

If to AB:
Amyris Brasil S.A.
Rua James Clerk Maxwell, nº 315, Techno Park
Campinas - SP - Brazil
Attn.:     [*]
Phone: [*]
E-mail: [*]

If to AI:
Amyris, Inc.
5885 Hollis Street, Suite 100, Emeryville
California - United States of America
Attn.:    [*]
Phone: [*]
Fax: [*]
E-mail: [*]

With a copy to:

Amyris, Inc.
5885 Hollis Street, Suite 100, Emeryville
California - United States of America
Attn.:    [*]
Phone: [*]
Fax: [*]
E-mail: [*]

And

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Pinheiro Neto Advogados
Rua Hungria, 1100
01455-000 São Paulo - SP
Brazil
Att.: [*]
Fax: [*]
E-mail: [*]

13.4.    Entire Agreement. This JV Agreement contains the entire agreement and understanding concerning the subject matter hereof between the Parties hereto and supersedes any prior or contemporaneous oral or written agreements, communications, proposals and representations with respect to its subject matter and prevails over any conflicting or additional terms of any quote, order, acknowledgement or similar any prior understanding among the Parties during the term of this JV Agreement. No modification or amendment to this JV Agreement will be binding, unless in writing and signed by a duly authorized representative of each Party.

13.5.    Severability. If any provision of this JV Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this JV Agreement shall remain in full force and effect. Any provision of this JV Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties will in good faith negotiate and endeavor their best efforts to replace an invalid or unenforceable provision by an equivalent valid and enforceable provision.

13.6.    Waivers. No waiver, termination or discharge of this JV Agreement, or any of the terms or provisions hereof, shall be binding upon any Party hereto unless confirmed in writing. No waiver by any Party hereto of any term or provision of this JV Agreement or of any default hereunder shall affect such Party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

13.7.    Assignment. The respective rights and obligations of the Parties under this JV Agreement may not be assigned without the prior written consent of the

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

others. The consent of the other Parties shall not be unreasonably withheld. In case of an assignment by a Party to one of its Affiliates, such consent shall not be withheld in any circumstance if the assigning Party remains liable for the obligations of the assignee under this JV Agreement or guarantees the fulfillment of such obligations [*].

In Witness Whereof, the undersigned have caused their respective duly authorized representatives to execute this JV Agreement as of the day and year first above written.

São Paulo, December 15, 2010

[Signature Pages to Follow]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature Page for the Joint Venture Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated December 15, 2010]

COSAN COMBUSTÍVEIS E LUBRIFICANTES S.A.

/s/ signature illegible__________    /s/ signature illegible

[Signature Page for the Joint Venture Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated December 15, 2010]

COSAN S.A. INDÚSTRIA E COMÉRCIO

/s/ signature illegible__________    /s/ signature illegible

[Signature Page for the Joint Venture Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated December 15, 2010]

AMYRIS BRASIL S.A.

/s/ Fabio Schettino_____________    /s/ Roel Win Collier______________

[Signature Page for the Joint Venture Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated December 15, 2010]

AMYRIS, INC.

/s/ John G. Melo

[Signature Page for the Joint Venture Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated December 15, 2010]

WITNESSES:

1.    /s/ signature illegible___        2.    /s/ signature illegible___
Name:     [illegible]                Name: [illegible]
ID: [illegible]                    ID: [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

EXHIBIT B
FEASIBILITY ASSESSMENT

[*]

[*]  Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission (a total of 21 pages for this Exhibit B).  Confidential treatment has been requested with respect to the omitted portions.

1

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SCHEDULE I

to Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 03, 2011

Form of

Bylaws of NOVVI S.A.

CHAPTER I.    Company Name, Principal Place of Business, Purpose and Duration

Article 1.    NOVVI S.A. is a joint-stock company (sociedade anônima) governed by these Bylaws and applicable laws, particularly Law No. 6404 of December 15, 1976, as amended (the “Corporation Law”).

Article 2.    The Company has its principal place of business and jurisdiction in the city of São Paulo, State of São Paulo, at Avenida Presidente Juscelino Kubitschek, No. 1327, 4º andar, sala 5, and may maintain branches, agencies or representative offices elsewhere in Brazil or abroad, by resolution of the Board of Directors (Conselho de Administração).

Article 3.    The Company's corporate objectives are the following: (a) development, production, marketing and distribution, in Brazil or abroad, of base oils derived from Amyris Biofene™, also referred to as farnesene, in their various grades, or other technologies or molecules, as well as any other related products approved by the Board of Directors (Conselho de Administração); and (b) holding equity interests in other companies with corporate objectives consistent with those activities mentioned in item (a) above.

Article 4.    The Company is incorporated for an indefinite period of time.

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CHAPTER II.    Capital Stock

Article 5.    The Company's subscribed capital stock is four hundred thousand reais (R$ 400.000,00), divided into four hundred thousand (400.000) common registered shares with no par value.

Sole Paragraph.    The Shareholders shall have a preemptive right to subscribe for new shares in proportion to the shares of stock already held thereby. If any shareholder waives its preemptive right in writing or, after being notified, fails to respond within thirty (30) days from the date of such notice, then the other shareholders shall be entitled to subscribe for such shares in proportion to the shares of stock held thereby.

Article 6.    The Shares are indivisible as regards the Company. Each common registered share shall carry one vote in general shareholders' meeting resolutions.

CHAPTER III.    General Meetings

Article 7.    Annual General Meetings shall be held once a year, within the four (4) month-period following the end of each fiscal year; Extraordinary General Meetings shall be held whenever the Company's interests so require.

Article 8.    The General Meetings shall be presided over by the Chairman of the Board of Directors or, in his/her absence, by an individual chosen by a majority vote of the attendees. The Chairman shall choose the Secretary of the Meeting.

Article 9.    In addition to other matters provided by law, these Bylaws or in any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below, the General Meetings shall resolve on the following matters:

(a)    any capital reduction with distribution of funds or assets to the Shareholders of the Company;

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(b)    any issuance of preferred shares, of any class, or change in the characteristics, rights and privileges of the Company's shares;

(c)    any redemption, amortization or repurchase of shares or any convertible securities, or changes in the conditions applicable to redemption, amortization or repurchase of shares or convertible securities;

(d)    any merger, merger of shares (incorporação de ações), any form of corporate reorganization, spin-off, drop down of assets and liabilities involving the Company;

(e)    any amendment to these Bylaws;

(f)    any amendment of the dividend policy and/or the compulsory dividend set forth in these Bylaws and dividend distribution in an amount lower than the compulsory dividend set forth in these Bylaws;

(g)    any change in the account or tax principles or policies with respect to the financial statements, except as required by Brazilian generally accepted accounting principles or by law or regulation;

(h)    any change of corporate type;

(i)    winding up, judicial or out of court reorganization process, voluntary acts of financial reorganization, bankruptcy or liquidation;

(j)    approval of any stock option, profit sharing or similar compensation plan and any amendments thereto;

(k)    election and removal of the members of the Board of Directors;

(l)    approval of a Company's initial public offering of shares, of any equity or convertible debt securities; and

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(m)    approval of the annual global gross amount to be paid to the Board of Directors and the Executive Committee (Diretoria).

CHAPTER IV.    Management

Article 10.     The Company shall be managed by a Board of Directors (Conselho de Administração) and by an Executive Committee (Diretoria).

Article 11.    The Board of Directors shall be composed of six (6) members, all of whom shall be shareholders and elected by the Annual General Meeting for a two (2)-year term, reelection being allowed. The Chairman of the Board of Directors shall be designated by the General Meeting from among the elected Directors.

Paragraph 1.    The members of the Board of Directors shall be invested in office upon signing the relevant deed of investiture drawn up in the “Book of Minutes of the Board of Directors' Meetings”, and shall serve until investiture of their successors or until their resignation, death or replacement.

Paragraph 2.    The overall annual compensation of the members of the Board of Directors approved by the General Meeting shall be equally allocated among its members. Moreover, all members of the Board of Directors shall be entitled to be reimbursed from any reasonable travel expenses arising from the performance of their activities and functions.

Article 12.    In the event of vacancy in any office of the Board of Directors, a General Meeting shall be convened within fifteen (15) business days of the event, to fill such vacancy. In this case, no meeting of the Board of Directors shall be held before the election of the new Director, unless otherwise agreed by all of the Directors in office.

Paragraph 1.    In the event of temporary absence or impairment, the temporarily absent or impaired Director shall appoint, from among the Board of Directors' members, another Director to represent him/her.

Paragraph 2.    In the event of vacancy, temporary impairment or absence

4

pursuant to this Article, the alternate or representative shall, also for the purpose of voting at a meeting of the Board of Directors, act for his/her own account and for the member he/she is replacing or representing.

Article 13.    The Board of Directors shall hold ordinary meetings at such time and place as shall be determined by the Board of Directors, but in any case at least every quarter; provided that, by the first month of every fiscal year, the Board of Directors shall approve the schedule of ordinary meetings valid for the starting year. Such meetings shall be held at the Company's headquarters or any other place that may be chosen. Minutes of such meetings shall be drawn up in the appropriate book.

Paragraph 1.    Meetings shall be convened by the Chairman of the Board of Directors, by written notice delivered at least eight (8) days in advance, stating the place, date and time of the meeting, and a detailed summary of the agenda, which cannot include general items like “other matters to the Company's interest”. Failure by the Chairman to call any meeting requested by any Director within five (5) calendar days from the date of receipt of the request by any Director allows any other Director to call the requested meeting. The call notice shall also include a copy of any written material that shall be presented during the meeting to support the relevant discussions, to the extent that such material is ready by the time of the delivery of the call notice.

Paragraph 2.    The call notice shall be waived when all Directors in office are present at the meeting or provided that all Directors in office expressly agree to waive such formalities.

Paragraph 3.    In order for the Board of Directors' meetings to be called to approve and adopt valid resolutions, a majority of its members in office shall be present thereat, except if special quorum is provided in any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below. Any Directors who are represented at the meeting by an alternate or legally appointed person, or who have sent their vote in writing, shall be deemed present at the meeting.

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Paragraph 4.    Unless otherwise set forth in any Shareholders' Agreement filed at the Company's headquarters as provided in Article 31 below, resolutions of the Board of Directors shall always be adopted by a majority vote of the members of the Board of Directors present at the meetings, it being understood that no member of the Board of Directors shall hold a casting vote.

Article 14.    In addition to other matters provided by law, these Bylaws or in any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below, the Board of Directors shall have the following duties:

(i)    to establish the Company's general business guidelines, provided, however, that the Executive Committee will be responsible for all decisions related to the Company's daily activities;

(ii)     to approve the business plan and budget of the Company, as prepared by the Executive Committee, including any and all modification thereto;

(iii)    to elect and remove the Company's Executive Officers;

(iv)    to call the General Meeting whenever deemed advisable or necessary;

(v)    to elect or replace the Company's independent auditing firm;

(vi)    to submit to the General Meeting proposals for allocation of the Company's profits and for amendments to the Bylaws;

(vii)    to approve any association or joint venture involving the Company or its subsidiaries;

(viii)    to approve the incurrence, amendment, modification, refinancing or alteration of material terms by the Company of any indebtedness (or a series of related transactions in the last twelve month period), except for those indebtedness approved by the Board of Directors in the business plan or in the budget;

6

(ix)    to approve the granting of guarantees, sureties or aval guarantees (or a series of related transactions in the last twelve month period), except for those guarantees related to indebtedness approved by the Board of Directors in the business plan or in the budget;

(x)    to approve the acquisition and/or disposal of or divestiture of assets, except if otherwise contemplated by the approved business plan or budget;

(xi)    to approve any transaction which otherwise creates any obligation to the Company, except if otherwise contemplated by the approved business plan or budget;

(xii)    to approve any capital expenditures not contemplated in the approved business plan or budget or which otherwise deviates from the approved business plan or budget by up to ten percent (10%);

(xiii)    to approve the creation of committees that shall report to the Board of Directors;

(xiv)    to approve the incorporation of subsidiaries;

(xv)    to approve any non-compete or exclusivity obligation binding on the Company;

(xvi)    to decide whether the Company shall produce its own BioFene or purchase it from the shareholders, their affiliates or third parties, based on a substantiated proposal to be prepared and recommended by the Executive Committee;

(xvii)    to approve the execution or amendment by the Company of any supply agreement, off-take agreement or any agreements related to the actual production and sale of the Company's products;

(xviii)    to decide to build a manufacturing facility for the production of the Company's products and the site for such facility, based on a substantiated proposal to be prepared and recommended by the Executive Committee;

7

(xix)    to approve the annual gross amounts to be paid to the Executive Officers; and

(xx)    to approve transactions with related parties.

Article 15.    The Company's Executive Committee shall be composed by up to four (4) Officers, who need not be shareholders, but who must all reside in Brazil and be elected by the Board of Directors.

Article 16.    The Officers shall serve for a unified two (2)-year term of office, running from one Annual General Meeting to the second subsequent. All Officers shall serve until investiture of their successors or until their resignation, death or replacement, reelection being permissible.

Sole Paragraph.    The Officers' compensation approved by the General Meeting shall be allocated as resolved by the Board of Directors that elect them.

Article 17.    In the occurrence of a vacancy in the position of any Officer, for any reason whatsoever, an alternate shall be appointed by the Board of Directors at a meeting to be held within ninety (90) days from such vacancy.

Article 18.    The Executive Committee shall meet whenever necessary, but at least once a month. Meetings shall be chaired by the Chief Executive Officer or, in his absence, by the Officer then appointed.

Sole Paragraph.    Extraordinary meetings shall be called by any of the officers.

Article 19.    In the temporary absence or impairment of any Officer, said Officer may appoint an alternate to replace him, subject to the approval of the Board of Directors. The alternate so appointed shall perform all the functions and shall have all the powers, rights and duties of the replaced Officer.

Sole Paragraph.    The alternate may be one of the remaining Officers.

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Article 20.    The Executive Committee shall be in charge of managing the Company's business in general and shall perform all acts necessary or advisable therefore, except for those which, by law or under these Bylaws or any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below, are incumbent on the General Meeting or on the Board of Directors. Its powers include, but are not limited to, those sufficient to:

(a)    prepare the Company's business plan and budget, as well as implement the approved Company's business plan and budget;

(b)    ensure compliance with prevailing law and these Bylaws and any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below;

(c)    ensure compliance with resolutions passed at General Meetings, Board of Directors' meetings and its own meetings;

(d)    manage, administer and oversee the Company's business;

(e)    issue and approve internal directives and rules it deems useful or necessary;

(f)    negotiate any supply agreement, off-take agreement or any agreement related to the actual production and sale of the products to be manufactured by the Company;

(g)    determine the products to be manufactured by the Company and of the volumes of such product to be produced, provided that such determination shall always follow any contractual commitments made by the Company;

(h)    determine the research and development plan and amendments thereto under any research and development agreement;

9

(i)    prepare a substantiated proposal regarding whether the Company shall produce its own BioFene or purchase it from the shareholders, their affiliates or third Parties, and recommendation of a decision to the Board of Directors;

(j)    prepare a substantiated proposal regarding whether to build a manufacturing facility for the production of the Company's products and the site for such facility, and recommendation of a decision to the Board of Directors;

(k)    the granting of any power of attorney to act on behalf of the Company;

(l)    compromise, waive, settle, sign commitments, assume obligations, invest funds, acquire, dispose, mortgage, pledge or otherwise create a lien on the Company's assets;

(m)    approve all necessary measures and perform the ordinary acts of management, financial and economic nature in accordance with the Company's objectives;

(n)    prepare the Company's financial statements and be responsible for the bookkeeping of the Company's corporate, tax and accounting books and records; and

(o)    define whether the Company shall built or own its own industrial plant and, in case the Board of Directors approves the construction or ownership of its own industrial plan, manage, administer and oversee all matters related to the construction and operation of the plant.

Sole Paragraph.    The sale, exchange, transfer or disposal in any way of, or creation of mortgages, pledges or encumbrances of any kind on, the Company's real property shall be contingent on authorization and approval by the Board of Directors.

Article 21.    Deeds of any kind, bills of exchange, checks, money orders, agreements and, in general, any other documents entailing an obligation or liability for the Company shall be signed: (a) by any two (2) Officers, acting

10

jointly; (b) by any Officer jointly with an attorney-in-fact; or (c) by two (2) attorneys-in-fact jointly, provided they are vested with special and express powers.

Article 22.    The Company's powers of attorney shall always be signed by two (2) Officers; shall specify the powers granted; and shall be valid for a limited period not to exceed one year, with the exception of those granted for judicial purposes.

Article 23.    The acts of any Officers, attorneys-in-fact or employees involving the Company in any obligations regarding business or transactions unrelated to its corporate purposes, such as sureties, aval guarantees, endorsements or any guarantees in favor of third parties, are hereby expressly forbidden, and shall be deemed null and void as regards the Company, unless expressly authorized by the Board of Directors.

CHAPTER V.    Audit Committee

Article 24.    The Company's Audit Committee shall be composed of three (3) sitting members and an equal number of alternates and shall operate only if and when approved by the General Meeting.

Paragraph 1.    The term of office of the Audit Committee shall end on the first ordinary shareholders' meeting following its installation.

Paragraph 2.    The shareholders' meeting that elects the members of the Audit Committee shall also determine their compensation.

CHAPTER VI.    Fiscal Year, Balance Sheet and Profits

Article 25.    The Company's fiscal year shall begin on January 1st and end on December 31st of each year.

Article 26.    At the end of each fiscal year, the Company's financial statements shall be prepared by the Executive Committee, under the responsibility of the Chief Financial Officer, subject to prevailing legal provisions.

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Paragraph 1.    The Company may prepare interim balance sheets with respect to a semester or regarding shorter periods and, upon resolution of the General Meeting, distribute intermediary dividends, based on the verified results or credit them to the accumulated profits or profit reserve accounts, subject to applicable legal or to the provisions of these Bylaws.

Paragraph 2.    The Company may credit or pay interest on net equity (juros sobre capital próprio), and such amounts may be paid or credited to the amounts of the mandatory dividend.

Article 27.    After adjustments and deductions set forth in law, including deductions of the accumulated losses, as well as the income tax and social security contribution, the net profits shall be distributed as follows:

a)	5% (five percent) shall be allocated to the legal reserve, up to maximum level permitted by law;

b)	25% (twenty five percent) shall be distributed as mandatory dividends to the shareholders, subject to these Bylaws and the applicable law; and

c)	the remaining amount shall be used as approved by the general shareholders' meeting.

Paragraph 1. The Company shall have a statutory reserve for the development or expansion of the Company's businesses, the purpose of which shall be: (i) to ensure resources for investments in research and technology; (ii) to increment working capital in order to ensure appropriate operational conditions to the achievement of the Company's corporate purposes; and (iii) to fund the growth of the Company's business.

Paragraph 2. After the allocations of the net profit mentioned in this Article 27, up to 100% of the remaining net profit, subject to the limitations set forth in article 199 of Law No. 6,404/76, may be allocated to the statutory reserve, if approved by the shareholders in the applicable general shareholders' meeting.

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Paragraph 3. Upon reaching the limit set forth in article 199 of Law No. 6404/76, the general shareholders' meeting shall resolve on the: (a) capitalization of the entire or a portion of the amount of the reserve, or (b) distribution of dividends to the shareholders.

CHAPTER VII.    Liquidation and Dissolution

Article 28.    The Company shall be liquidated in the events provided for by law, it being incumbent on the General Meeting to determine the liquidation procedure and to appoint the liquidator and the Audit Committee that will officiate during the liquidation period.

Article 29.    The Company shall be dissolved upon approval of the General Meeting. In this case, the relevant General Meeting shall approve the set of rules, goals and principles that shall govern such dissolution process.

CHAPTER IX.    Miscellaneous

Article 30.    Any matters not clearly dealt with in these Bylaws shall be resolved as prescribed by law.

Article 31.    The Company shall always comply with any Shareholders' Agreement filed in the Company's headquarters, pursuant to and for the purposes of Article 118 of the Brazilian Corporation Law. The management of the Company shall refrain from registering any share transfer contrary to the terms of the Shareholders' Agreement and the chairman of the Shareholders' General Meetings and of the Board of Directors' Meetings shall refrain from computing any vote issued in violation of any such agreement.

* * * * *

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CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE II

to Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 03, 2011

Shareholders' Agreement

of

NOVVI S.A.

entered into by and among,

on one side,

Cosan Combustíveis e Lubrificantes S.A.,

and,

on the other side,

Amyris Brasil S.A.,

and,

as Intervening-Consenting Party,

NOVVI S.A.

June 03, 2011

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Table of Contents

CHAPTER I - DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION		7
1.1.	Interpretation and Rules of Construction	7
1.2.	Conflict	8
1.3.	Certain Defined Terms	8
1.4.	Definitions	13
CHAPTER II - PURPOSE AND GUIDING PRINCIPLES		14
2.1.	Purpose	14
2.2.	Exercise of Voting Rights	14
2.3.	Management of the Company	14
2.4.	Strategic Decisions	14
2.5.	Related Party Transactions	14
2.6.	Management Goals	15
2.7.	Conduct of the Business	15
CHAPTER III - CORPORATE STRUCTURE AND SHARES BOUND TO THE AGREEMENT		15
3.1.	Corporate Capital	15
3.2.	Bound Shares	15
3.3.	Fiduciary Transfer	16
3.3.1.	Fiduciary Transfer Procedures	16
CHAPTER IV - SHAREHOLDERS' COVENANTS		16
4.1.	Shareholders' Exercise of Voting Rights	16
CHAPTER V - SHAREHOLDERS' MEETINGS		16
5.1.	Shareholders' Meetings	17
5.1.1.	Call Procedures	17
5.1.2.	Annual or Special Shareholders' Meetings	17

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5.1.3.	Voting; Quorum for Installation and Approval	17
5.1.4.	Shareholders' Meeting Agenda	17
5.1.5.	Shareholder Approval Matters	18
5.2.	Minutes	19
5.3.	Subsidiaries	19
CHAPTER VI - MANAGEMENT OF THE COMPANY		20
6.1.	Management; General Principles	20
6.2.	Board of Directors	20
6.2.1.	Appointment	20
6.2.2.	Exercise of Voting Rights	20
6.2.3.	Replacement and Resignation	20
6.2.4.	Term of Office	21
6.2.5.	Chairman	21
6.2.6.	Meetings of the Board of Directors	21
6.2.7.	Call Procedures	21
6.2.8.	Board of Directors' Meeting Agenda	22
6.2.9.	Attendance	22
6.2.10.	Quorum for Installation	22
6.2.11.	Minutes	23
6.2.12.	Matters Subject to the Board of Directors	23
6.2.13.	Language.	25
6.2.14.	Compensation	25
6.2.15.	D&O	26
6.3.	Executive Committee	26
6.3.1.	Appointment and Removal	26
6.3.2.	Officers Qualification	26
6/3/2003	Meetings of the Executive Committee	26
6.3.4.	Term of Office	26
6.3.5.	Compensation	26
6.3.6.	Responsibility	26
6.4.	Audit Committee	28
CHAPTER VII - TRANSFER OF SHARES		28
7.1.	Transfer of Shares	28
7.2.	Lock-up Covenant	28
7.3.	Transfers to Affiliates	28
7.4.	Right of First Refusal; Tag Along Right	29
7.4.1.	Sale Notice	29

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7.4.1.1.	Payment Terms on Sale Notice	29
7.4.2.	Right of First Refusal	30
7.4.3.	Tag Along Right	30
7.4.4.	Solicitation of Offers	31
7.5	Initial Public Offering	31
7.5.1.	Right to Cause a Secondary Public Offering	31
7.6.	Encumbrance of Shares	32
CHAPTER VIII - ANTI -DILUTION PROTECTION		32
8.1.	Anti-dilution Rule	32
CHAPTER IX - INSOLVENCY AND CALL OPTION		32
9.1.	Insolvency Event	32
9.2.	Effects of an Insolvency Event	33
9.3.	Insolvency Call Option	33
9.4.	Insolvency Call Option Notice and Shares' Price	33
CHAPTER X - CHANGE OF CONTROL EVENT		33
10.1.	Change of Control Event	33
10.2.	Change of Control of the Shareholders	34
CHAPTER XI - DEADLOCK		34
11.1.	Deadlock	34
11.1.1.	Events not considered a Deadlock	34
11.2.	Declaration of a Deadlock	35
11.2.1.	Appointment of the Deadlock Arbitrator	35
11.2.2.	Deadlock Arbitration Proceedings	35
11.2.3.	Arbitrator Fees	36
11.2.4.	Deadlock Arbitration Costs	36
11.2.5.	Deadlock Disputes Resolution	36
11.3.	Escalation	36
11.4.	Deadlock Mediation Period	36
11.4.1.	Appointment of a Mediator	37
11.5.	Status Quo in Case of Deadlock	37
CHAPTER XII - DEFAULT EVENTS		37
12.1.	Default Options	37
12.2.	Exercise of Default Options	37
CHAPTER XIII - RIGHT TO INFORMATION		38
13.1.	Information Right	38
13.2.	Due Diligence	38

4

5

CHAPTER XIV - EXCLUSIVITY AND NON-SOLICITATION		39
14.1.	Exclusivity	39
14.2.	Non-Solicitation	39
CHAPTER XV - TERM AND DURATION		40
15.1.	Term	40
CHAPTER XVI - MISCELLANEOUS AND GENERAL PROVISIONS		40
16.1.	Confidentiality	40
16.1.1.	Exceptions To Confidentiality	41
16.2.	Notices	41
16.3.	Entire Agreement	42
16.4.	Severability	42
16.5.	Waivers	43
16.6.	Assignment	43
16.7.	Governing Law	43
16.8.	Language	43
16.9.	Arbitration	43
16.9.1.	Full compliance with the arbitration agreement	44
16.9.2.	Arbitral Tribunal	44
16.9.3.	Place of Arbitration	44
16.9.4.	Language	44
16.9.5.	Binding Nature	45
16.9.6.	Fine for Breach of Arbitration	45
16.9.7.	Exceptional Court Jurisdiction	45
16.9.8.	Confidentiality	46
16.9.9.	Contractual Performance	46
16.9.10.	Consolidation	46
16.9.11.	Intervening Consenting Party	47
16.10.	Filing and Registration	47

List of Schedules

Schedule I    Bylaws
Schedule II    Fair Market Value Methodology

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Shareholders' Agreement

This Shareholders' Agreement, dated as of June 03, 2011 (“Agreement”), is entered into by and among the following parties:

I.    On one side:

1.1.    Cosan Combustíveis e Lubrificantes S.A., a sociedade anônima organized and existing under the laws of Brazil, with principal place of business at Rua Victor Civita, 77, Block 1, at Barra da Tijuca, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled with the Brazilian Taxpayers' Registry (CNPJ/MF) under No. 33.000.092/0001-69 (hereinafter referred to as “CCL”).

II.    And, on the other side:

2.1.    Amyris Brasil S.A., a sociedade anônima organized and existing under the laws of Brazil, with principal place of business at Rua James Clerk Maxwell, No. 315, Techno Park, in the city of Campinas, State of São Paulo, enrolled with the Brazilian Taxpayers' Registry (CNPJ/MF) under No. 09.379.224/0001-20 (hereinafter referred to as “Amyris Brasil”).

(CCL and Amyris Brasil jointly referred to as “Shareholders” or “Parties” and, individually and generally referred to as “Shareholder” or “Party”);

III.    And, as intervening-consenting party:

3.1.    Novvi S.A., a sociedade anônima incorporated by the Shareholders on the date hereof under the laws of Brazil, with principal place of business at Avenida Presidente Juscelino Kubitschek nº 1327, 4º andar, sala 5, in the city of São Paulo, State of São Paulo (hereinafter referred to as the “Company”).

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Recitals

(1)    Whereas, subject to the terms and conditions set forth in the Joint Venture Implementation Agreement (as defined below), the Parties have jointly agreed to form a joint venture to develop, produce, market and distribute, on a worldwide basis, the JVCO Products (as defined below);

(2)    Whereas, the Company has been incorporated as of the date hereof to be the Parties' vehicle for such joint venture; and

(3)    Whereas, the Parties wish to set out in this Agreement the terms and conditions that shall govern their relationship as the sole shareholders in the Company.

Now, Therefore, in consideration of the matters described above, the Parties, intending to be legally bound, are entering into this Agreement to set out the terms governing their relationship as shareholders of the Company, as follows:

Chapter I - Definitions, Interpretation and Rules of Construction

1.1.    Interpretation and Rules of Construction. In this Agreement, except to the extent specifically provided otherwise:

(i)    the definitions contained herein are applicable to the singular as well as the plural form of such terms, regardless of gender. Also, such definitions shall also be applicable to terms directly derived from the defined terms;

(ii)    references to any documents or instruments include all respective addenda, amendments, substitutions, restatements and additions, unless expressly provided otherwise;

(iii)    references to provisions of Law(s) shall be interpreted as references to such provisions as amended, expanded, consolidated or reissued, or as their applicability may be altered from time to time by other rules, and will include any provisions from which they originate (with or without modifications), regulations, instruments or other legal rules subordinate thereto;

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(iv)    the headings and titles of the Chapters and Sections contained herein are merely for reference and are irrelevant for the interpretation or analysis of this Agreement;

(v)    when a reference is made in this Agreement to a Chapter or Section, such reference is to a Chapter or Section of this Agreement;

(vi)    the terms “including”, “include”, and “included” and analogous terms will be interpreted as if they had been accompanied by the phrase “but not limited to”;

(vii)    all references to Persons include their successors, beneficiaries and permitted assigns;

(viii)    unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned thereto in the Joint Venture Implementation Agreement; and

(ix)    references to any period of days shall be deemed to be to the relevant number of calendar days, provided that all references to terms or periods in this Agreement shall be counted excluding the date of the event that causes such term or period to begin and including the last day of the relevant term or period.

1.2.    Conflict. In the event of any conflict between this Agreement and the Bylaws (as defined below), the terms of this Agreement shall prevail with respect to the Shareholders, and the Shareholders shall, at the first general meeting held after such conflict is identified, but in any event within the following sixty (60) days, decide on an amendment to the Bylaws so as to eliminate said conflict.

1.3.    Certain Defined Terms. For purposes of this Agreement:

“Affiliate” means, as regards to a certain Person (a “First Person”), (i) any Person who, directly or indirectly, through one or more intermediates, Controls the First Person, is Controlled by the First Person, or is under common Control with the First Person; or, (ii) exclusively in relation to a natural person, his or her spouse, ascendant(s), descendant(s), next of kin until second degree, heirs, surviving spouses and successors of any kind;

“AI” means Amyris, Inc., a corporation duly organized and existing under the laws of Delaware, United States of America, with its principal place of business at

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5885 Hollis Street, Suite 100, Emeryville, California 94608, enrolled with the Brazilian Taxpayers' Registry (CNPJ/MF) under No. 09.345.642/0001-05;

“Alternative Base Oil Technology” means a technology or molecule, other than a BioFene-based technology or molecule, which can be used to produce renewable base oils and is developed or acquired by either the Cosan Entities or the Amyris Entities during the Term and contributed to the Company pursuant to Section 5.3 of the Joint Venture Implementation Agreement;

“Amyris Brasil Members” means the members of the Board of Directors to be appointed by Amyris Brasil, as set forth in Section 6.2.1;

“API” means the American Petroleum Institute;

“Base Oil” means a fluid base compound from renewable sources, to which other oils, additives or components are added to produce a Lubricant, which is intended to replace existing Group III Base Stocks and/or Group IV Base Stocks;

“BioFene” means a product developed by AI called Amyris Biofene™, also referred to as farnesene;

“Brazilian Corporation Law” means Law No. 6404/76, as amended;

“Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banks in the city of São Paulo, State of São Paulo, are obliged or authorized by law to remain closed or any day in which such banks are closed as the result of a strike;

“Bylaws” means the Bylaws (Estatuto Social) of the Company as of the date hereof, in the form attached hereto as “Schedule I”, and as amended as contemplated by this Agreement;

“CCL Members” means the members of the Board of Directors to be appointed by CCL, as set forth in Section 6.2.1;

“Chairman” means the Chairman of the Company's Board of Directors (Conselho de Administração);

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“Change of Control of Amyris Brasil” means any transaction (or a series of related transactions), as a result of which a Competitor of the Company becomes, direct or indirectly, a Controlling shareholder of Amyris Brasil;

“Change of Control of CCL” means, any transaction (or a series of related transactions) as a result of which a Competitor of the Company becomes, direct or indirectly, a Controlling shareholder of CCL;

“Competitor” means, with respect to the Company, any Person which is engaged in the development, production, marketing and distribution of Lubricants or Base Oils. Derivative terms of Competitor, such as “Competitive”, shall have a meaning analogous to “Competitor”;

“Control” means, when used with respect to any Person (“Controlled Person”), (i) the power, held by another Person, alone or together with other Persons bound by a voting or similar agreement (each a “Controlling Person”), to elect, directly or indirectly, the majority of the senior management and to establish and conduct the policies and management of the relevant Controlled Person; or (ii) the direct or indirect ownership by a Controlling Person and its Affiliates, alone or together with another Controlling Person and its Affiliates, of at least fifty percent (50%) plus one (1) share/quota representing the voting stock of the Controlled Person. Terms derived from Control, such as “Controlled”, “Controlling” and “under common Control” shall have a similar meaning to Control;

“Corporate Books” means the Company's Share Register Book (Livro de Registro de Ações Nominativas) and Share Transfer Book (Livro de Registro de Transferência de Ações Nominativas);

“Cosan” means Cosan S.A. Indústria e Comércio, a companhia aberta duly organized and existing under the laws of the Federative Republic of Brazil, with principal place of business at Prédio Cosan, at Bairro Costa Pinto, in the city of Piracicaba, state of São Paulo, enrolled with the Brazilian Taxpayers' Registry (CNPJ/MF) under No. 50.764.577/0001-15;

“CVM” means the Comissão de Valores Mobiliários, which is the Brazilian Securities Exchange Commision;

“Deadlock Issue” means an issue or a matter with respect to which a decision is required to be made in order to (a) prevent the occurrence of an event that would reasonably be expected to have a material adverse effect on the business, assets,

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operations, results of operations or financial condition of the Company, taken as a whole, (b) alleviate the effect on the business, assets, operations, results of operations or financial condition of the Company caused by such event such as to, to the extent possible, restore the Company to the state of affairs enjoyed by the Company immediately prior to the occurrence of such event, (c) avoid a material change in the state of affairs, business, corporate governance, assets, operations, results of operations or financial condition of the Company caused by such event; or (d) approve a Shareholder Approval Matter, as set forth in Section 5.1.5 below, or a Board of Directors Approval Matter, as set forth in Section 6.2.12 below;

“Fair Market Value” means the fair market value of the Company's shares, as calculated using the methodology set forth in “Schedule II” attached hereto;

“Group III Base Stocks” means base stocks which contain greater than or equal to 90 percent saturates and less than or equal to 0.03 percent sulfur and have viscosity index greater than or equal to 120 (which definition is set forth by API);

“Group IV Base Stocks” means base stocks which are polyalphaolefins (PAO) (which definition is set forth by API);

“Joint Venture Implementation Agreement” means the Joint Venture Implementation Agreement entered into by and among CCL, Cosan, AI and Amyris Brasil on June 03, 2011;

“Initial JVCO Products” means Base Oils derived from BioFene;

“JVCO Products” means the Initial JVCO Products and Subsequent JVCO Products (if any);

“Lubricants” means all substances introduced between two (2) moving surfaces to reduce the friction between them, improving efficiency and reducing wear, or dissolving or transporting foreign particles, or distributing heat, in each case comprising a formulation of at least one Base Oil combined or blended with additives, sold as a finished product to retail and commercial customers, for use in, by way of example only, automotive, 2-cycle, marine and other engines, ship lubrication, hydraulic equipment, food processing equipment and machinery and wind turbines, but expressly excluding drilling oils, fluids and muds, in accordance with the standards set by API;

“Lubricants Market” means the market for automotive, commercial and industrial

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Lubricants worldwide; for the avoidance of doubt, the markets for flavors and fragrances, food additives, cosmetics and personal care, drilling oils, fluids and muds, fuels, cleaners, paints, coatings, ink, consumer-packaged goods, pesticides and pharmaceuticals are excluded, without limitation;

“Members” has the meaning set forth in Section 6.2.2; for the avoidance of doubt, it includes the Amyris Brasil Members and the CCL Members;

“Person” means any individual, legal entity, limited partnership with share capital, Brazilian limited liability company (sociedade limitada), association, joint-stock company (sociedade por ações), trust, unincorporated organization, government body or regulatory agency and its subdivisions, or any other incorporated or unincorporated person or entity;

“Related Party Transactions” means, with respect to a Person, any deal, operation, transaction and/or business relationship between, on one side, such Person and, on the other side, any of its shareholders or partners, its Affiliates, their respective officers, directors, managers and relatives up to third (3rd) degree; provided that if such Person is the Company or the Company's Controlled companies, for example, any transaction involving the Company or a Controlled company, on one side, and any Shareholder or its Affiliates or Controlling Shareholder, on the other side, shall be also considered a Related Party Transaction;

“Subsequent JVCO Products” means Base Oils derived from an Alternative Base Oil Technology;

“Subsidiary” means a company directly or indirectly Controlled by the Company;

“Third Party” means any Person, except for the Parties and their respective Affiliates;

“Total” means Total S.A., a French energy company, and/or Total Gas & Power USA Biotech, Inc. and their respective Affiliates; and

“Transfer” means any direct or indirect transfer, sale, assignment, exchange, donation, lease, abandonment or other disposition of any kind, voluntary or involuntary, contingent or non-contingent, including any direct or indirect transfer, sale, assignment, exchange, donation, lease, abandonment or other disposition of any kind that results from the foreclosure of any pledge, grant of security interest or lien.

1.4.    Definitions. The following terms have theirs meanings provided for in the Sections set forth below:

Definition	Section
“Agreement”	Preamble
“Amyris Brasil”	Preamble
“Annual Shareholders' Meeting”	Section 5.1.2

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“Arbitration Chamber”	Section 16.9
“Arbitral Tribunal”	Section 16.9.2
“Arbitration Rules”	Section 16.9
“Audit Committee”	Section 6.4
“Board of Directors”	Section 6.2
“Board of Directors Approval Matter”	Section 6.2.12
“CCL”	Preamble
“Change of Control Event”	Section 10.1
“Company”	Preamble
“Deadlock”	Section 11.1
“Deadlock Issue”	Section 11.3
“Deadlock Mediation Period”	Section 11.4
“Deadlock Notice”	Section 11.1
“Deadlock Question”	Section 11.2
“Default Call Option”	Section 12.1(a)
“Default Put Option”	Section 12.1(b)
“Declaring Shareholder”	Section 11.2
“Declaration”	Section 11.3
“Executive Committee”	Section 6.3
“Fiduciary Transfer”	Section 3.3
“Insolvency Call Option”	Section 9.3
“Insolvency Call Option Notice”	Section 9.4
“Insolvency Event”	Section 9.1
“Insolvent Party”	Section 9.3
“Mediator”	Section 11.4
“Negotiation Period”	Section 11.3
“Non Cash Consideration”	Section 7.4.1.1
“Non-Insolvent Party”	Section 9.3
“Party/ies”	Preamble
“Right of First Refusal”	Section 7.4
“Sale Notice”	Section 7.4.1
“Secondary Offering”	Section 7.5.1
“Selected Arbitration”	Section 16.9.10
“Selling Shareholder”	Section 7.4
”Shareholder(s)”	Preamble
”Shareholder Approval Matter”	Section 5.1.5
“Shares”	Section 3.2
“Tag Along Right”	Section 7.4
“Transferor Shareholder”	Section 3.3.1
“Trustee Shareholder”	Section 3.3.1

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Chapter II - Purpose and Guiding Principles

2.1.    Purpose. The purpose of this Agreement is to establish the general framework governing the relationship between CCL and Amyris Brasil with respect to their capacities of, and as long as they are (subject to termination provisions hereof), Shareholders of the Company, and the principles set forth herein are of the essence of the intent of the Parties and shall, at all times during the term of this Agreement, be observed by the Parties-and the Parties shall cause their representatives in the Company's management and all other members of the senior management of the Company and its Subsidiaries, if any, to observe them-and the Parties hereby promise to abide by them.

2.2.    Exercise of Voting Rights. The Shareholders hereby agree to (i) exercise their respective votes at the general shareholders' meetings of the Company, (ii) cause the Company to always exercise its vote at the general meetings of its Subsidiaries, if any, and (iii) instruct their respective representatives in the management bodies of such companies to act, in accordance with the provisions of this Agreement.

2.3.    Management of the Company. The management of the Company and its Subsidiaries shall be conducted by experienced professionals meeting all qualification requirements needed in order to hold such positions.

2.4.    Strategic Decisions. The Company's strategic decisions shall always take into account the Company's best interests, with the purpose of (i) providing the Shareholders with the best possible sustainable return on their investments and (ii) achieving the goals and objectives set forth in any approved business plan.

2.5.    Related Party Transactions. Except as otherwise contemplated by the Joint Venture Implementation Agreement and the Ancillary Agreements mentioned thereunder, any Related Party Transaction shall be carried out on an arms' length basis under conditions consistent to those that such parties would be

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offered in case such transaction were carried out with Third Parties, without conflict of interest and in the best interests of the Company and its Subsidiaries.

2.6.    Management Goals. The members of the Company's and its Subsidiaries' management bodies shall be instructed to endeavor their best efforts in pursuing return over capital employed, efficiency, productivity, safety and competitiveness with respect to the activities of the Company and its Subsidiaries.

2.7.    Conduct of the Business. The Company and any of its Subsidiaries or any directors, officers, agents, employees or any other Person acting on behalf of the Company or any of its Subsidiaries shall not, under any circumstances and for any reason whatsoever, engage in any illegal or unlawful business conduct and the Company shall use its best efforts-and cause its Subsidiaries to use their best efforts-to keep good labor, social and environmental standards, in order to prevent or remedy any damages to the environment and employees that may be caused by the Company or its Subsidiaries while pursuing their activities.

Chapter III - Corporate Structure and Shares Bound to the Agreement

3.1.    Corporate Capital 1. The current capital stock of the Company, fully subscribed and paid in, is of R$ 400.000,00 (four hundred thousand reais), divided into 400.000 (four hundred thousand) common registered shares with no par value, which are held by the Shareholders as follows:

Shareholder	No. of Shares	% of Capital Stock
CCL	200.000(*)	50%
Amyris Brasil	200.000(*)	50%
Total	400.000	100%
(*) Includes the Shares transferred to its Members as provided in Section 3.3.

3.2.    Bound Shares. This Agreement is binding on the totality of the outstanding shares issued by the Company on the date hereof and owned by the Shareholders, as well as on the shares or any other securities or rights convertible into shares issued by the Company that may be subscribed or purchased or in any other way acquired by the Shareholders, their successors or authorized assignees

_________________________
1 The corporate capital of the Company shall be defined in the Initial Business Plan and distributed between the Shareholders in the following proportion: (i) 50% to CCL and (ii) 50% to Amyris Brasil.

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on any account, during the term of this Agreement, including but not limited to, stock dividends deriving from dividend distributions, capital reductions, the exercise of any option, and any rights attributed thereto (the “Shares”). Therefore, the Shareholders acknowledge and accept that all Shares now existent or any new shares that may be so in the future, including through subscription, purchase, stock split, reverse stock split or conversion, shall be bound and subject to the terms and conditions of this Agreement.

3.3.    Fiduciary Transfer. The Shareholders agree that CCL and Amyris Brasil shall, each of them, be authorized to assign and Transfer one Share to each respective Member that shall be appointed by CCL and/or by Amyris Brasil under the provisions of this Agreement (the “Fiduciary Transfer”), who, as a consequence, shall become a shareholder of the Company for the sole purpose of complying with Brazilian laws.

3.3.1.    Fiduciary Transfer Procedures. The assignment and Transfer mentioned in Section 3.3 above shall be free of any costs and expenses, as a trust and, therefore, the trustee shareholder (“Trustee Shareholder”) shall, at the time he/she receives one share from the Shareholder that has appointed him/her, acknowledge and accept that, although he/she will be listed as a shareholder of the Company, his/her transferor Shareholder (“Transferor Shareholder”) shall continue to be the beneficial owner of the corresponding Share and eligible to exercise the corresponding voting right. At any time, upon the request of the Transferor Shareholder, the Trustee Shareholder shall undertake to immediately transfer the Share which he/she holds in trust to the Transferor Shareholder, or to any third party which the Transferor Shareholder may indicate, and fully comply with the Transferor Shareholder's instructions. All such commitments to be undertaken by the Trustee Shareholder shall be formalized in a separate instrument, to be executed by the Trustee Shareholder at the time of his/her election and filed at the Company's headquarters.

Chapter IV - Shareholders' Covenants

4.1.    Shareholders' Exercise of Voting Rights. Each of the Shareholders hereby covenants and agrees that it shall vote and cause its representatives in the Board of Directors to vote in order to accomplish and give effect to the terms and conditions of this Agreement and that it shall otherwise act in accordance with the provisions of this Agreement.

Chapter V - Shareholders' Meetings

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5.1.    Shareholders' Meetings. Any action required or permitted to be taken by any Shareholders' General Meeting or under applicable law shall be taken in accordance with the following provisions:

5.1.1.    Call Procedures. The Shareholders' Meetings may be called at any time by the Chairman, by his or her own initiative or at the written request of any Shareholder or otherwise as contemplated by the Brazilian Corporation Law. Failure by the Chairman to call any such meeting requested by any Shareholder within five (5) calendar days from the date of receipt of the pertinent request shall allow such Shareholder to call the applicable meeting. Subject to the applicable legal provisions, the call notices shall be delivered to each Shareholder at least eight (8) calendar days in advance of the date scheduled for the holding of each Shareholders' Meeting and shall contain information on the place, date and time the relevant Shareholders' Meeting will be held and the detailed agenda, as well as any documentation that shall be used to support the matters to be discussed at such meeting, subject to the provisions of Section 5.1.4 below. Unless otherwise agreed by the Shareholders, the Shareholders' Meeting shall be held at the Company's headquarters.

5.1.2.    Annual or Special Shareholders' Meetings. The Shareholders' Meetings of the Company shall be annual or special. The Shareholders acknowledge that an annual Shareholders' Meeting shall be held within the four (4) months following the closing of each fiscal year, for discussion, voting and approval of the relevant matters provided by the Brazilian Corporation Law (“Annual Shareholders' Meeting”). Furthermore, special Shareholders' Meetings may be held whenever and insofar as the business of the Company so requires.

5.1.3.    Voting; Quorum for Installation and Approval. Each Share shall have the right to one (1) vote on all matters to be decided by a Shareholders' Meeting. The quorum for installation at a Shareholders' Meeting shall be determined in accordance with Brazilian Corporation Law. Except for those special matters provided for by law or referred to in Section 5.1.5 below, resolutions at Shareholders' Meetings shall be passed by a majority vote of those in attendance.

5.1.4.    Shareholders' Meeting Agenda. The call notice to the shareholders' general meetings shall set forth, in detail, the relevant agenda, it being expressly forbidden the inclusion of generic items such as, for example, “general matters of interest of the Company”. Moreover, no resolutions shall be passed on any

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matters that are not expressly included in the agenda, as stated in the call notice, under penalty of being deemed void, except for (i) the resolutions that are approved by the unanimous vote of all of the Shareholders representing one hundred percent (100%) of the Company's capital stock; or (ii) as provided in Brazilian Corporation Law.

5.1.5.    Shareholder Approval Matters. Notwithstanding anything contained in this Agreement to the contrary, resolutions on the following matters shall always require the approval of at least [*] of the voting issued and outstanding Shares of the Company's capital stock (each of the following enumerated matters being referred to as a “Shareholder Approval Matter”):

(a)    capital reduction with distribution of funds or assets to the Shareholders;

(b)    admission of new shareholders during the term set forth in Section 7.2 below;

(c)    issuance of preferred shares, of any class, or change in the characteristics, rights and privileges of the Company's shares;

(d)    redemption, amortization or repurchase of Shares or any convertible securities, or changes in the conditions applicable to redemption, amortization or repurchase of Shares or convertible securities;

(e)    any merger, merger of shares (incorporação de ações), any form of corporate reorganization, spin-off, drop down of assets and liabilities involving the Company;

(f)    amendment of the compulsory dividend set forth in the Bylaws, dividend distribution in an amount lower than the compulsory dividend set forth in the Bylaws and amendment to the provisions regarding the Company's dividend policy set forth in the Bylaws;

(g)    change in accounting or tax principles or policies with respect to the financial statements, except as required by Brazilian generally accepted accounting principles or by law or regulation;

(h)    change of corporate type;

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(i)    change of corporate purpose which, as a result, would cause the main activities/businesses of the Company to be other than the development, production, marketing and distribution of JVCO Products, on a worldwide basis, for use in Lubricants in the Lubricants Market;

(j)    winding up, judicial or out of court reorganization process, voluntary acts of financial reorganization, bankruptcy or liquidation;

(k)    amendments to any provision of the Bylaws that relates to a Shareholder Approval Matter or a Board of Directors Approval Matter or that relates to the role, composition or functioning of the Board of Directors, a committee created by the Board of Directors or the Audit Committee;

(l)    approval of any stock option, profit sharing or similar compensation plan and any amendments thereto;

(m)     amendment to or termination of any Ancillary Agreement (as defined in the Joint Venture Implementation Agreement) to which the Company is a party; and

(n)    approval of the Company initial public offering, of any equity or convertible debt securities.

5.2.    Minutes. The Company shall always prepare and keep accurate and complete minutes of the Shareholders' Meetings, which shall accurately register all resolutions, including discussions related to matters that do not result in consensus decisions.

5.3.    Subsidiaries. The Shareholders shall cause the Company to exercise its voting rights in its Subsidiaries always in accordance with this Agreement. Therefore, any matter that would be deemed to be a Shareholder Approval Matter or a Board of Directors Approval Matter, when it relates to a Subsidiary, shall be treated as a Board of Directors Approval Matter, and, therefore, before the Company exercises its voting rights in the Subsidiary in favor of any such matter, the matter shall be voted at a Company's Board of Directors' meeting and receive the necessary approval required for any Board of Directors Approval Matter.

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Chapter VI - Management of the Company

6.1.    Management; General Principles. The business and affairs of the Company shall be managed by a Board of Directors (Conselho de Administração) and an Executive Committee (Diretoria), which shall operate under the supervision and direction of the Board of Directors, in accordance with the Brazilian Corporation Law and pursuant to the terms and conditions contained herein and in the Bylaws.

6.2.    Board of Directors. The primary duties of the Company's board of directors (“Board of Directors”) shall be to establish the basic guidelines of the Company's general policy and to monitor and direct its implementation. The Board of Directors shall be composed by six (6) members, who shall be appointed, elected, observe and act in accordance with the following provisions:

6.2.1.    Appointment. The members of the Board of Directors shall be elected by the Shareholders at the Shareholders' Meeting and each Shareholder shall have the right to appoint [*] Board Members as long as each such Shareholder owns [*] of the voting Shares of the Company. Moreover, as long as any Shareholder owns at least [*] of the voting Shares of the Company's capital stock, it shall be entitled to appoint [*] of the Board of Directors.

6.2.2.    Exercise of Voting Rights. CCL and Amyris Brasil hereby undertake to exercise their voting rights in the relevant Shareholders' Meeting of the Company to elect the members of the Board of Directors appointed by each of them (the “Members”) according to Section 6.2. In the event of vacancy of any position in the Board of Directors, including vacancy by resignation, the replacement member shall be appointed by the Shareholder who appointed the Board of Directors Member so replaced, for the period remaining to complete the relevant term of office.

6.2.3.    Replacement and Resignation. The Shareholder entitled to appoint member(s) of the Board of Directors may request the replacement of the member(s) appointed by it at any time. Any such Shareholder who wishes to replace a member that has been appointed by it shall forward a written signed notice to that effect to the other Shareholder and, upon receipt of such written notice, the Shareholders shall, as soon as practically possible, but in no event later than five (5) Business Days thereafter, request the call of a Shareholders' Meeting

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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in which they shall attend and approve the replacement of the member in accordance with the terms of the written notice. Any member of the Board of Directors may resign at any time by so notifying in writing both the Company and the Shareholder who appointed such member. Such resignation shall become effective upon receipt of such notice by the Company and the respective Shareholder or at such later time as is therein specified and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

6.2.4.    Term of Office. Each member of the Board of Directors shall serve for a two (2)-year term or, if later, until such member's successor is appointed by the Shareholder who appointed the member so succeeded, or, if earlier, until such member's death, resignation or replacement or removal by the Shareholders' Meeting. Reelection is allowed for Members of the Board of Directors, with no maximum number of consecutive terms. The term of office of a member of the Board of Directors shall commence on the date of the execution of the relevant instrument of investiture (termo de posse).

6.2.5.    Chairman. As long as each Shareholder holds fifty percent (50%) of the Company's capital stock, the Shareholders shall alternate the appointment of the Chairman. The Chairman shall be appointed for a two (2)-year term and shall perform the relevant duties of Chairman during his or her term of office. If one of the Shareholders, at any time, becomes the Company's Controlling Shareholder, then such Shareholder shall always have the right to appoint the Chairman while such Shareholder remains the Company's Controlling Shareholder. The first Chairman shall be appointed by CCL.

6.2.6.    Meetings of the Board of Directors. The Board of Directors shall hold ordinary meetings at such time and place as shall be determined by the Board of Directors. In the first month of every fiscal year, the Board of Directors shall meet and approve the schedule of meetings for the starting fiscal year. In the absence of an agreement, the Board of Directors shall hold ordinary meetings every quarter during each fiscal year. The Board of Directors shall also meet extraordinarily whenever any matter subject to the Board of Directors is to be dealt with.

6.2.7.    Call Procedures. The Chairman shall call all meetings of the Board of Directors. The call notice shall be delivered, either personally, by facsimile or by international mail, by his or her own initiative or at the written request of any Member. Failure by the Chairman to call any meeting requested by any Member

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within five (5) calendar days from the date of receipt of the request by any Member allows any other Member to call the requested meeting. The meetings of the Board of Directors shall be called at least eight (8) calendar days prior to the date of each meeting. The call notice shall specify the place, date and time of the meeting and shall inform the detailed agenda, subject to the provisions of Section 6.2.8 below, and attach any proposal of resolutions, any document prepared by the Company in advance of the meeting in order to support any resolution and all necessary documentation related thereto. Notice may be waived in writing or by the attendance of all Members. The attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting has not been properly called or convened. Unless otherwise agreed by the Members, the Board of Directors' meetings shall be held at the Company's headquarters.

6.2.8.    Board of Directors' Meeting Agenda. The call notice to the Board of Directors' meetings shall set forth, in detail, the relevant agenda, it being expressly forbidden the inclusion of generic items such as, for example, “general matters of interest of the Company”. Moreover, no resolutions shall be passed on any matters that are not expressly included in the agenda, as stated in the call notice, under penalty of being deemed void, except for the resolutions that are approved by the unanimous vote of all of the Board Members representing one hundred percent (100%) of the Company's Board of Directors.

6.2.9.    Attendance. Any Member unable to attend in person for any reason may participate in a meeting of the Board of Directors by conference call or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting. Additionally, if any member is unable to attend a meeting, in person or by conference call or similar, then such member may, in accordance with applicable law and the Bylaws, give a proxy to another member appointed by the same Shareholder.

6.2.10.    Quorum for Installation. For as long as any of CCL or Amyris Brasil is entitled to appoint at least one (1) Member, a quorum for installation of any meeting of the Board of Directors shall require the presence of at least one (1) CCL Member and one (1) Amyris Brasil Member. If no CCL Member or no Amyris Brasil Member is present at such duly called meeting of the Board of Directors, the Members present shall adjourn the meeting to a time not less than three (3) Business Days from the time of such adjournment (taking into account any

23

circumstances that may prevent any Member from attending or participating in such reconvened meeting), and shall promptly give written notice to the Members of the time and place at which the meeting shall reconvene. The quorum for installation of such reconvened meeting shall require the presence of at least one (1) CCL Member and one (1) Amyris Brasil Member. If no CCL Member or no Amyris Brasil Member is present at such reconvened meeting, the Members present shall re-adjourn the meeting to a time not less than three (3) Business Days from the time of such adjournment (taking into account any circumstances that may prevent any Member from attending or participating in such reconvened meeting), and shall promptly give written notice to the Members of the time and place at which the meeting shall reconvene. The presence of any 2 (two) Members at the re-adjourned meeting will authorize the installation of the meeting, even if the 2 (two) Members were appointed by the same Shareholder.

6.2.11.    Minutes. The Company shall always prepare and keep accurate and complete minutes of the Board of Directors' Meetings, which shall accurately register the resolutions, including the discussions related to matters that do not result in consensus decisions.

6.2.12.    Matters Subject to the Board of Directors. Each Member shall have the right to one vote on all matters to be decided by the Board of Directors, as set forth in the Bylaws and in the Brazilian Corporation Law. No Member will have a tie breaking vote. The Board of Directors shall act upon a simple majority vote of the Members, except that resolutions on the following matters shall always require the approval of at least one (1) Member appointed by each Shareholder for as long as each such Shareholder holds at least [*] of the voting issued and outstanding Shares of the Company's capital stock (each of the following enumerated matters being referred to as a “Board of Directors Approval Matter”):

(i)
establishment of the Company's general business guidelines, provided, however, that the Executive Committee will be responsible for all decisions related to the Company's daily activities, as set forth in Section 6.3.6 below;

(ii)
approval of the Initial Business Plan (as defined in the Joint Venture Implementation Agreement) and the subsequent annual business plans and budgets of the Company, as prepared and recommended by the Executive Committee, and material modifications thereto; provided, however, that the Executive

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Committee will be responsible for the execution of the approved business plan and budget;

(iii)    election and removal of the Company's Executive Officers in accordance with this Agreement;

(iv)    election or replacement of the independent auditing firm, who shall be chosen among the so called “Big Four” firms, currently comprised of PricewaterhouseCoopers; Ernest & Young; Deloitte and KPMG and their Affiliates;

(v)    submission of proposals for allocation of Company profits and for amendments to the Bylaws;

(vi)    any association or joint venture involving the Company or its Subsidiaries;

(vii)    incurrence, amending, modifying, refinancing or alteration of material terms by the Company of any indebtedness (or a series of related transactions in the last twelve (12)-month period), except for those indebtedness approved by the Board of Directors in the business plan or in the budget;

(viii)    granting of guarantees, sureties or aval guarantees (or a series of related transactions in the last twelve (12)-month period), except for those guarantees related to indebtedness approved by the Board of Directors, in the business plan or in the budget;

(ix)    acquisition and/or disposal of or divestiture of assets, except if otherwise contemplated by the approved business plan or budget;

(x)    any transaction which creates any obligation to the Company, except if otherwise contemplated by the approved business plan or budget;

(xi)    capital expenditures not contemplated in the approved business plan or budget or which otherwise deviates from the approved business plan or budget by up to ten percent (10%);

(xii)    any non-compete or exclusivity obligation binding on the Company;

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(xiii)    decision whether the Company shall produce its own BioFene or purchase it from Amyris Brasil and/or AI or Third Parties, based on a substantiated proposal to be prepared and recommended by the Executive Committee;

(xiv)    execution or amendment by the Company of any supply agreement, off-take agreement or any agreements related to the actual production and sale of the JVCO Products;

(xv)    decision to build a manufacturing facility for the production of the JVCO Products and the site for such facility, based on a substantiated proposal to be prepared and recommended by the Executive Committee;

(xvi)    creation of Subsidiaries;

(xvii)    approval of the annual gross amounts to be paid to the Executive Officers; and

(xviii)    entering into, engaging, amending any material term of or terminating any Related Party Transaction.

6.2.13.    Language. The meetings of the Board of Directors shall be held in Portuguese, with simultaneous translation to English if requested by any Member. All materials to be presented at such meeting, the minutes of such meetings, as well as any action of the Board of Directors taken by written consent, shall be drafted in Portuguese, together with an English translation, and the Portuguese version of such materials, minutes or written consents shall prevail between the Parties.

6.2.14.    Compensation. Only the Members of the Board of Directors that are not (i) members of the Executive Committee; nor (ii) employees or shareholders of CCL or Amyris Brasil or of their respective Affiliates shall be entitled to receive monthly compensation. The compensation of such Members shall be based on market practices, not exceeding the annual gross amount approved by the Shareholders in the competent Shareholders' Meeting. Moreover, all Members of the Board of Directors shall be entitled to be reimbursed by the Company from any reasonable travel expenses arising from the performance of their activities and functions.

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6.2.15.    D&O. The Company shall contract, with a reputable insurer, at its own cost, in favor of the Members of the Board of Directors and the Executive Committee that shall so desire, a “D&O - Directors and Officers” insurance policy, consistent with market terms and conditions.

6.3.    Executive Committee. The executive committee (Diretoria) (“Executive Committee”) shall be composed by up to four (4) executive officers.

6.3.1.    Appointment and Removal. The members of the Executive Committee shall be appointed and removed by the Board of Directors, by the simple majority of votes.

6.3.2.    Officers Qualification. All members of the Executive Committee shall be individuals who are resident in Brazil and must be professionals with proven qualification and experience in their respective areas of responsibility.

6.3.3    Meetings of the Executive Committee. The Executive Committee shall hold meetings, on a regular and extraordinary basis, whenever the corporate interests so require and whenever called by any of its members, it being incumbent upon the Chief Executive Officer to establish the agenda for such meetings. Any and all rules regarding the meetings of the Executive Committee shall be determined by the Executive Committee.

6.3.4.    Term of Office. Each member of the Executive Committee shall serve for a two (2)-year term or, if later, until such member's successor is appointed by the Board of Directors, or, if earlier, until such Officer's death, resignation or removal as permitted hereunder. Reelection is allowed for the members of the Executive Committee, with no maximum number of consecutive terms. The term of office of a member of the Executive Committee shall commence on the date of the execution of the relevant instrument of investiture (termo de posse).

6.3.5.    Compensation. The members of the Executive Committee shall be entitled to receive compensation based on market practices, not exceeding the annual gross amount approved by the Board of Directors.

6.3.6.    Responsibility. Subject to the applicable Board of Directors' and Shareholders' resolutions, as contemplated by this Agreement, the Executive Committee shall be responsible for:

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(i)
the day-to-day management, administration and oversight of the Company's business and affairs and all decisions related to the Company's daily activities, including development, production, sales and distribution (except to the extent such decisions are the responsibility of a particular Shareholder as set forth in this Agreement or in the Joint Venture Implementation Agreement);

(ii)	the preparation of the Company's business plan and budget and recommendation to the Board of Directors;

(iii)	the implementation of the Company's business plan and budget;

(iv)	approval of the research and development plan and amendments thereto under any R&D Agreement;

(v)
the preparation of a substantiated proposal regarding whether the Company shall produce its own BioFene or purchase it from Amyris Brasil and/or AI or Third Parties, and recommendation of a decision to the Board of Directors;

(vi)	negotiating any supply agreement, off-take agreement or any agreements related to the actual production and sale of the JVCO Products;

(vii)
the preparation of a substantiated proposal regarding whether to build a manufacturing facility for the production of the JVCO Products and the site for such facility, and recommendation of a decision to the Board of Directors;

(viii)	determination of the JVCO Products to be manufactured, the volumes to be produced and the pricing thereof;

(ix)	compromise, waive, settle and sign commitments, assume obligations, invest funds, acquire, dispose, mortgage, pledge or otherwise create a lien on the Company's assets;

(x)	approve all necessary measures and perform the ordinary acts of a management, financial and economic nature in accordance with the provisions set forth in this Agreement, in the Joint Venture

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Implementation Agreement and the resolutions approved by the Shareholders' General Meetings and the Board of Directors meeting; and

(xi)	prepare the Company's financial statements and be responsible for the bookkeeping of the Company's corporate, tax and accounting books and records.

6.4.    Audit Committee. The Company's Audit Committee (Conselho Fiscal - “Audit Committee”) shall be composed of three (3) members and an equal number of alternates and shall operate only when requested by the Shareholders, as per the Brazilian Corporation Law.

Chapter VII - Transfer of Shares

7.1.    Transfer of Shares. Each of the Shareholders hereby agrees that it shall not be permitted to Transfer any of its Shares, and the Company shall be prohibited from registering any such Transfer in any of its corporate documents and books, except (i) where otherwise agreed upon by the Shareholders or (ii) for any Transfer made in accordance with the provisions of this Agreement. Any voluntary or involuntary Transfer of Shares or rights to subscribe additional Shares by the Shareholders shall be subject to the provisions of this Agreement.

7.2.    Lock-up Covenant. Notwithstanding any provision to the contrary, the Shareholders hereby agree and covenant not to Transfer to any Third Party any of their Shares before [*]. Until that date, any Transfer of Shares to a Third Party shall require the prior written approval by the other Shareholder.

7.3.    Transfers to Affiliates. Irrespective of the lock-up covenant set forth in Section 7.2 above, at any time a Shareholder may, after giving prior written notice to the other Shareholders, Transfer all or part of its Shares to an Affiliate, provided that:

(i)	the transferring Shareholder jointly guarantees all of the obligations of such Affiliate under this Agreement;

(ii)
the Shares are transferred back to the transferring Shareholder prior to the Affiliate ceasing to be an Affiliate of such Shareholder. The transferring Shareholder shall provide to the other Shareholder such information as may

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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be reasonably requested to ascertain that the Affiliate has not ceased to be an Affiliate of the transferring Shareholder; and

(iii)	the Affiliate unconditionally adheres to this Agreement and the corresponding instrument of adhesion is filed with the Company, together with this Agreement.

7.4.    Right of First Refusal; Tag Along Right. Subject to the provisions of this Agreement, including Section 7.2 above, in case any Shareholder (“Selling Shareholder”) wishes to Transfer any of its Shares, directly or indirectly, to any Third Party, the other Shareholder shall have the right of first refusal to acquire all-and not less than all-of the Shares to be transferred (“Right of First Refusal”). As long as any Shareholder owns Shares representing [*] or less of the Company's capital stock, such Shareholder shall also have the right to include in the offer of the Selling Shareholder its own Shares together with the Shares of the Selling Shareholder, as per the provisions below (“Tag Along Right”). Each such right shall be exercised in accordance with the terms set forth below.

7.4.1.    Sale Notice. In case the Selling Shareholder has received a good-faith binding purchase offer from a Third Party for its Shares (which is a condition precedent to any Transfer although such binding purchase offer may be made in response to an offer to sell) and is willing to accept the terms of such purchase offer, then the Selling Shareholder shall notify in writing the other Shareholder of its intention to Transfer its Shares, indicating the purchase offer terms, which shall include the name and the economic group of the purchaser, the number of Shares intended to be Transferred, and price, payment terms and other commercial terms applicable to such transaction, and enclose a copy of the offer received from the relevant Third Party evidencing such terms and conditions (“Sale Notice”). The Sale Notice shall be delivered to the other Shareholder within [*] from the acceptance by the Selling Shareholder of the Third Party offer. Such terms indicated in the Sale Notice shall be applicable to the Transfer of the Shares by the Selling Shareholder, to the Right of First Refusal and to the exercise of the Tag Along Right, if applicable.

7.4.1.1.    Payment Terms on Sale Notice. The payment terms on the Sale Notice shall always provide for payment in cash or in shares. If payment would be made in shares, they must be mandatorily issued by publicly-held companies that are listed and traded in the BM&FBovespa or New York Stock Exchange (“Non Cash Consideration”). In case of payment in shares, if the

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Right of First Refusal is exercised by the other Shareholder, the purchase price under the Sale Notice shall be computed based on the market price of such Non Cash Consideration, as per the weighted average of the sale prices per share of the Non Cash Consideration (or if no closing sale price is reported, the weighted average of the bid and asked prices or, if more than one in either case, the average of the average bid and average asked prices) in the last [*] trading days prior to the Sale Notice. Once such purchase price is computed, payment by the Shareholder that elects to exercise its Right of First Refusal shall be made in cash.

7.4.2.    Right of First Refusal. No later than [*] following the receipt of the Sale Notice, the other Shareholder may send to the Selling Shareholder a written notice expressing its intention to exercise its Right of First Refusal. In the case where the other Shareholder exercises its Right of First Refusal, it shall be obliged to acquire all of the Shares offered by the Selling Shareholder within [*] following the receipt of the Sale Notice, pursuant to its terms and conditions.

7.4.3.    Tag Along Right. If the Right of First Refusal is not exercised, the other Shareholder may send to the Selling Shareholder, no later than [*] following the receipt of the Sale Notice, a written notice expressing its intention to exercise its Tag Along Right. If the Selling Shareholder is not selling all of its Shares, then the other Shareholder would have the right to include in the object of the proposed acquisition referred to in the Sale Notice a pro-rata number of Shares held by it. In case the other Shareholder exercises its Tag Along Right, and the purchaser is not interested in acquiring the totality of the Shares offered by the Selling Shareholder and the other Shareholder, then the relevant Transfer cannot be completed. In any case, if the Sale Notice refers to Shares that represent more than [*] of the capital stock of the Company, then the other Shareholder will be entitled to exercise its Tag Along Right in relation to all, and not less than all, of its Shares, in which case the relevant transaction cannot be validly completed unless it includes the purchase and sale of all of the Shares held by the other Shareholder, under the same terms and conditions accepted by the Selling Shareholder.

7.4.3.1. In the event the other Shareholder does not exercise its Right of First Refusal or Tag Along Right within the abovementioned period, the Selling Shareholder may, within [*] from the expiry of such [*] period, freely Transfer all of its Shares mentioned in the Sale Notice to the relevant Third Party, pursuant to the same terms set forth in the Sale Notice. In case the purchaser is acquiring the totality of the

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Shares held by the Selling Shareholder, it shall agree in writing to be bound by the terms of this Agreement, as amended from time to time. Once the purchaser formally adheres to this Agreement, it will inherit all rights and obligations of the Selling Shareholder. In case the Third Party does not acquire all of the Shares owned by the Selling Shareholder, all voting rights inherent to the acquired Shares under the Bylaws and this Agreement shall be exercised by the Selling Shareholder and the Third Party collectively, as a block.

7.4.3.2. If the final terms and conditions for such Transfer have changed in any material respect in relation to those originally contained in the Sale Notice, or if at the end of the [*] period referred to in Section 7.4.3.1 above, the Selling Shareholder has not Transferred its offered Shares, but still intends to do so, the procedures described above shall be resumed and repeated.

7.4.4.    Solicitation of Offers. Notwithstanding the rights and procedures of Sections 7.4 to 7.4.3.2 above, the Shareholders hereby agree that in the event any Selling Shareholder wishes to solicit an offer for its Shares from a Third Party, such Selling Shareholder shall inform, in writing, the other Shareholder of its intention to initiate a process to solicit offers for the Transfer of its Shares.

7.5    Initial Public Offering. In the event of the launch of an initial public offering of equity security by the Company, following the Company's decision on the allocation of its portion in such public offering, and provided that the engaged financial advisor to coordinate the public offering reasonably opines as for the possibility of carrying out a secondary offer, the Shareholders shall be entitled to include their respective Shares in such public offering, pro rata to their equity interest in the Company, subject to the limit of Shares that may be absorbed by the market, in line with the relevant lead underwriter's evaluation and the decision of the Board of Directors.

7.5.1.    Right to Cause a Secondary Public Offering. In the event the Company is already a publicly-traded company (companhia aberta), and if a public offering is recommended by an investment bank, any Shareholder holding at least [*] of the Shares shall be entitled to cause the Company to carry out a secondary public offering of its Shares (“Secondary Offering”). Once such request has been made by the relevant Shareholder, the Company shall be irrevocably and irreversibly required to cooperate with the selling efforts and to take every appropriate action required to carry out registration of the aforementioned public offering within the minimum reasonable timeframe,

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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including, without limitation: (i) engagement of financial advisors chosen by the selling Shareholder, (ii) provision of the customary information for the listing of Shares, (iii) assistance in the marketing of the public offering (including participating in meetings with analysts, road shows and similar events) and to take any other action necessary or advisable to facilitate the sale of the shares in such public offering, (iv) entering into underwriting or similar agreements with customary representations and indemnification provisions, and (v) collaborating in the preparation of the offering documentation. Any and all reasonable costs, consistent with market conditions, resulting from the Secondary Offering shall be borne by such offering Shareholder. In any case, each Shareholder will only have the right to request a Secondary Offering in every 18 (eighteen) months.

7.6.    Encumbrance of Shares. Except as otherwise set forth in this Agreement, none of the Shareholders subject to this Agreement may sell or transfer, grant an option to sell, encumber, pledge, charge (whether fixed or floating), create a security interest in or grant, declare, create or dispose of any right or interest in or permit to exist any lien or otherwise deal with any of its Shares in the Company bound to this Agreement, without the prior written consent of the other Shareholders for the period in which this Agreement is in full force and effect.

Chapter VIII - Anti -Dilution Protection

8.1.    Anti-dilution Rule. Unless otherwise mutually agreed by the Shareholders bound to this Agreement, the share issue price of any new Shares issued as a result of a Company's capital increase must be based on the economic value of the respective Shares, as determined by an appraiser that shall be an investment bank with renowned experience in mergers and acquisitions, or one of the four largest audit firms of international reputation.

Chapter IX - Insolvency and Call Option

9.1.    Insolvency Event. An “Insolvency Event” shall mean (a) with respect to each Shareholder: (i) any general arrangement for the benefit of creditors (recuperação judicial ou extrajudicial); (ii) filing a petition or otherwise commencing, authorizing or acquiescing in the commencement of a proceeding or cause of action under any regulatory intervention, bankruptcy, or similar law for the protection of creditors or having had such petition filed against it without such petition being withdrawn or dismissed within the time period required

33

under applicable law; (iii) otherwise becoming bankrupt or insolvent (however evidenced); or (iv) being dissolved or liquidated.

9.2.    Effects of an Insolvency Event. In case an Insolvency Event occurs, all the resolutions of the Company's Shareholders' Meetings and the Board of Directors' Meeting shall, during such period, be decided always in the best interest of the Company by the Non-Insolvent Party, except if otherwise provided for in the Brazilian Corporation Law.

9.3.    Insolvency Call Option. In the event any Shareholder is subject to an Insolvency Event (“Insolvent Party”), then the other Shareholder (“Non-Insolvent Party”) shall have the right, but not the obligation, at its sole discretion, to purchase all, but not less than all, of the Shares held by the Insolvent Party and to require the Insolvent Party to sell all, but not less than all, of the Shares then held by the Insolvent Party, who shall be obliged to sell such interest at the corresponding [*], as provided hereto (the “Insolvency Call Option”).

9.4.    Insolvency Call Option Notice and Shares' Price. The exercise of the Insolvency Call Option must be made by written notice to the Insolvent Party within [*] after the verification of the Insolvency Event (“Insolvency Call Option Notice”). Upon exercise of this call option, the Insolvent Party shall be obliged to sell all of its Shares held in the Company's capital stock to the Non-Insolvent Party, at the corresponding [*], within [*] from the final determination of the corresponding [*].

9.5    Effects on Ancillary Agreements. The effects on each Ancillary Agreement of an Insolvency Event hereunder shall be as specifically set forth in such Ancillary Agreement.

Chapter X - Change of Control Event

10.1.    Change of Control Event. A “Change of Control Event” shall mean (a) with respect to Amyris Brasil, a Change of Control of Amyris Brasil; and (b) with respect to CCL, a Change of Control of CCL, provided, in each case, that for purposes of Section 10.2 below, the Party which has not undergone the Change of Control Event shall be able to reasonably substantiate that the Change of Control Event will likely adversely affect the business of the Company.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.2.    Change of Control of the Shareholders. Subject to the provisions set forth in Section 10.1 above, in the event either CCL or Amyris Brasil is subject to a Change of Control Event, then the Shareholder that is the object of such Change of Control Event will no longer be entitled to the Right of First Refusal and/or the Tag Along Right, as set forth in Section 7.4 and sub items, in which case the Shareholder that is not the object of the Change of Control Event may at any time thereafter freely Transfer its Shares to any Third Party and, in connection with any such Transfer, shall not be required to comply with the provisions of Section 7.4 and sub items, in connection therewith.

Chapter XI - Deadlock

11.1.    Deadlock. Subject to Section 11.2 below, at any time after the date hereof, a Shareholder may declare a deadlock by delivering a written notice of the deadlock (“Deadlock Notice”) to the other Shareholder (each such case, a “Deadlock”) if:

(i)
the Board of Directors is unable, at any [*] meetings, within [*] and called in accordance with Section 6.2.7 above, to reach a decision concerning a Deadlock Issue (to the extent such Deadlock Issue is required to be acted on by the Board of Directors); or

(ii)
the Shareholders are unable, at any [*] Shareholders' Meetings held within [*] and called in accordance with Section 5.1.1 above, to reach a decision concerning a Deadlock Issue (to the extent such Deadlock Issue is required to be acted on by the Shareholders).

11.1.1.    Events not considered a Deadlock. A Shareholder may not declare a Deadlock (i) for failure to achieve a quorum at a duly convened Board of Directors Meeting or the Shareholders' Meeting if such failure results from the failure of such Shareholder (or its Members' designees) to attend such meeting or if such failure results from the fact that such Shareholder (or its Members' designees, as the case may be) has refrained from voting either for or against the relevant matter; (ii) by virtue of its disapproval of any proposal by the other Shareholder unless such disapproval of such proposal is made in good faith; or (iii) in respect of any proposal it has made unless such proposal is delivered in good faith.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.2.    Declaration of a Deadlock. In the event a Deadlock is declared by a Shareholder (“Declaring Shareholder”), and the other Shareholder reasonably believes that such Shareholder was not entitled to make such declaration pursuant to this Chapter XI, such other Shareholder may deliver, within [*] of such declaration, to the Declaring Shareholder a detailed written request for an expedited arbitration, to be held pursuant to the provisions of Section 16.9 (or as otherwise determined in this Section) to determine the question of whether the Declaring Shareholder was entitled to make such declaration. One arbitrator selected in accordance with Section 16.9 shall decide and settle the question whether the Declaring Shareholder was entitled to declare a Deadlock pursuant to this Chapter XI (such question, the “Deadlock Question”). Except as provided herein or as otherwise agreed by the Shareholders, such arbitrator shall decide no other question.

11.2.1.    Appointment of the Deadlock Arbitrator. Upon delivery of such a request for an expedited arbitration, representatives of the Shareholders shall meet within [*] to select at random by a drawing, unless they shall otherwise agree, from the list provided by the Arbitration Chamber of arbitrators available to determine the rights and obligations of the Shareholders according to the Laws of Brazil, an independent nominee to arbitrate the Deadlock Question, and shall immediately contact such nominee by telephone to confirm such nominee's acceptance of the appointment to arbitrate the question in accordance with the terms hereof. If such nominee declines appointment as arbitrator, then immediately upon receiving notification thereof (or, in the event that, by the close of business on the date of selection, such nominee either has not been contacted or has not accepted such appointment for whatever reason, then at the opening of business on the next succeeding Business Day), the Shareholders shall, in accordance with the preceding sentence, select at random by a drawing, unless they shall otherwise agree, another independent nominee from the same such list and shall proceed to confirm such nominee's acceptance of appointment as arbitrator, and shall repeat such process until a nominee has accepted such appointment.

11.2.2.    Deadlock Arbitration Proceedings. Within [*] following the confirmation of the selected arbitrator's acceptance of appointment, the arbitrator shall convene the arbitral proceedings at the place of arbitration, provided for in Section 16.9 hereunder, and shall conduct such proceedings in such manner as such arbitrator considers appropriate, in accordance with the rules of the Arbitration Chamber and any applicable Law, provided that the Shareholders are treated with equality and that each party is given a full and fair

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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opportunity to present its case. Within [*] after the arbitration has first been convened, the arbitrator shall resolve the Deadlock Question at the arbitral place. The resolution shall be final, not subject to appeal of any nature whatsoever and binding on the Shareholders, shall state the reasons upon which it is based, shall be signed by the arbitrator and shall contain the date on which and place where it was made.

11.2.3.    Arbitrator Fees. The arbitrator shall be entitled to reasonable fees, taking into account the time spent by the arbitrator, the relative complexity of the issues considered and the scheduling conditions hereby imposed by the Shareholders.

11.2.4.    Deadlock Arbitration Costs. Notwithstanding anything herein to the contrary, all of the costs and expenses of the selected arbitration (including the reasonable fees and expenses of counsel of the prevailing party) shall be borne by the non prevailing party.

11.2.5.    Deadlock Disputes Resolution. For the avoidance of doubt and notwithstanding anything herein to the contrary, any dispute, controversy or claim between or among the Shareholders relating to the Deadlock Question shall be resolved exclusively in accordance with this Chapter XI.

11.3.    Escalation. Each Shareholder agrees that immediately following delivery of a Deadlock Notice (the “Declaration”) or, if such delivery is challenged pursuant to Section 11.2, immediately following the arbitrator's determination that a Deadlock was properly declared, representatives of the senior management of Amyris Brasil and CCL (which representatives shall in each case not be Members or members of the Executive Committee of the Company or of any of its Subsidiaries) shall initiate negotiations, and thereafter shall endeavor in good faith, for a period of [*] immediately following such delivery (the “Negotiation Period”), to reach a mutually satisfactory resolution of the matter to be approved by the Shareholders that is the subject of the Deadlock (the “Deadlock Issue”).

11.4.    Deadlock Mediation Period. If by the end of the Negotiation Period the Shareholders have been unable to reach a mutually satisfactory resolution of the Deadlock Issue, then Shareholders shall appoint an impartial Third Party (“Mediator”), for a period of [*] (the “Deadlock Mediation Period”), to assist the Shareholders to reach a mutually satisfactory resolution of the Deadlock Issue.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.4.1.    Appointment of a Mediator. The Mediator shall be chosen upon mutual consent of the Shareholders among trusted individuals and with no relations whatsoever to the Shareholders or any of their Affiliates, and the costs and expenses for hiring such Mediator shall be shared equally by the Shareholders.

11.5.    Status Quo in Case of Deadlock. If by the end of the Deadlock Mediation Period the Shareholders have been unable to reach a mutually satisfactory resolution of the Deadlock Issue, then the Shareholders shall continue to discuss in good faith as to resolve such Deadlock Issue until it is satisfactorily resolved and shall cause the Company to conduct its business during such time as if the matter that raised the Deadlock Issue had not been approved by the Shareholders of the Members, as the case may be, in the respective meetings.

Chapter XII - Default Events

12.1.    Default Options. Any material breach of a covenant, obligation or undertaking under the Joint Venture Implementation Agreement or this Agreement that constitutes a Default Event according to Section 11.1 of the Joint Venture Implementation Agreement, shall trigger to the non-defaulting Shareholder the following rights:

(a)	right to purchase all of the Shares held by the defaulting Shareholder at a price corresponding to [*] (“Default Call Option”); or

(b)	right to sell all of its Shares to the defaulting Shareholder at a price corresponding to [*] (“Default Put Option”).

12.2.    Exercise of Default Options. The provisions of Section 9.4 above shall apply, mutatis mutandis, to the exercise of the Default Call Option and the Default Put Option, provided that the [*] period contemplated thereunder shall be reduced to [*].

12.3    Effects on Ancillary Agreements. The effects on each Ancillary Agreement of the exercise of a Default Call Option or Default Put Option hereunder shall be as specifically set forth in such Ancillary Agreement.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Chapter XIII - Right to Information

13.1.    Information Right. During the term of this Agreement or any subsequent period in which the Shareholders hold an interest in the Company, the Shareholders shall have the right to receive the following information, as the case may be: (i) historical audited financial statements for the Company together with other financial information necessary to support required disclosure by a Securities and Exchange Commission (SEC) registrant reporting in the United States of America or in Brazil; (ii) monthly unaudited summary of consolidated financial information for the Company no more than twenty (20) calendar days after the end of each month; (iii) quarterly unaudited consolidated financial information for the Company (including Balance Sheet and Income Statement) no more than forty five (45) days after the end of each quarter together with other financial information to support required disclosure by any Securities and Exchange Commission (SEC) registrant reporting in the United States of America or in Brazil; (iv) annual consolidated audited financial statements for the Company within seventy (75) calendar days after each year end; (v) any other information provided to any lender or Shareholder of the Company; (vi) access to financial records and personnel to enable Amyris Brasil or AI's independent auditor to perform timely conversion of aforementioned historical financial statements from Brazilian GAAP to US GAAP and from Brazilian GAAP to IFRS as issued by the International Accounting Standards Board and for Amyris Brasil, AI and CCL's independent auditor to undertake review and audit procedures in accordance with the auditing standards in force in the United States of America or in Brazil; and (vii) any other information requested by the Shareholders that is considered reasonable by the Company or necessary for the Shareholders to fulfill its legal or statutory reporting and disclosure requirements. If the Company incurs in any additional costs to produce and deliver such information to the requesting Shareholder, such requesting Shareholder shall bear the costs related thereto.

13.2.    Due Diligence. The Board of Directors shall cause the Company to keep accurate and complete records, books and accounts on the basis appropriate to the Company's business, as required by the Brazilian laws. Each Shareholder shall have the right (which it may exercise through any of its duly authorized employees or agents or its independent accountants) to audit, examine and make copies of or extracts from any books, accounts and records of the Company, at such Shareholders' own cost and expense, upon prior written notice to the Company and/or the other Shareholders, during the regular business hours of the

39

Company, on the premises of the Company or where such records, books and accounts are kept.

Chapter XIV - Exclusivity and Non-Solicitation

14.1.    Exclusivity. The Parties agree that the JVCO shall be the exclusive means through which they shall develop, produce, market and distribute the JVCO Products, on a worldwide basis, for use in Lubricants in the Lubricants Market, as further set forth in Section 2.4 of the Joint Venture Implementation Agreement, which is incorporated in its entirety into this Agreement by reference.

14.1.1.    Each Shareholder acknowledges and agrees that the covenant contained in Section 14.1 above has been negotiated in good faith, is reasonable and not more restrictive or broader than is necessary to protect the interests of the Parties hereto, and would not achieve its intended purpose if it was on different terms or for a period of time shorter than the period provided for herein or was applied in more restrictive geographical areas than is provided herein. Each Shareholder further acknowledges and agrees that it would not have entered into the Joint Venture Implementation Agreement or this Agreement, but for the covenant contained in Section 14.1 above and that such covenant is essential to protect the value of the Company.

14.1.2.    Each Shareholder acknowledges that the Company would be irreparably harmed by any breach or threatened breach of this Section 14.1 and that there will be no adequate remedy at law or in damages to compensate the Company and the other Shareholder for any such breach.

14.2.    Non-Solicitation. Each of the Shareholders shall, and shall cause its respective Affiliates, during the entire term of each relevant contract with the Company's employees, and for a period of [*] after the date of his/her termination, not to, directly or indirectly:

(a)
employ or contract, attempt to employ or contract, or assist anyone in employing or contracting any person who is then, or at any time during the preceding [*] was, an employee of the Company, or of any other Shareholder and/or its Affiliates; or

(b)	persuade or attempt to persuade any employee of the Company, or of any other Shareholder and/or its Affiliates, to leave such employment or to

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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become employed by anyone other than the Company, or of any of the other Shareholder and/or its Affiliates, as the case may be.

14.3.    Exceptions. Notwithstanding the foregoing, the provisions hereof shall not apply to (i) any advertisement or general solicitation (or hiring as a result thereof) that is not specifically targeted at the persons described in Section 14.2(a) and Section 14.2(b) above; (ii) any Shareholder's hiring of any such person who has terminated employment with the other Shareholder and/or its Affiliates or the Company prior to the commencement of the solicitation of such employee; or (iii) any employee or officer that was an employee or office of a Shareholder or its Affiliate immediately prior to being an employee of the Company, exclusively in relation to the respective Shareholder that was the employer.

Chapter XV - Term and Duration

15.1.    Term. This Agreement shall become effective upon the signature hereof by the Parties. Unless modified or extended by the Shareholders or early terminated in accordance with the terms and provisions hereof, this Agreement shall remain valid and continue in force and effect until the earlier of (i) the tenth (10th) anniversary as of the date of its execution; and/or (ii) the date in which Amyris Brasil and/or CCL would cease to own Shares representing at least 10% (ten percent) of the Company's voting capital stock.

Chapter XVI - Miscellaneous and General Provisions

16.1.    Confidentiality. The Shareholders shall maintain, and use their best efforts to cause their respective directors, officers, employees, accountants, lawyers, consultants, advisors and agents to maintain, confidentiality over documents and information of a confidential nature relating to business strategies, operations, financial and other matters involving the Company and each of the Shareholders throughout the effectiveness of this Agreement and for an additional term of two (2) years counting as from the date of termination hereof, except in relation to information that may need to be prepared and disclosed in accordance with applicable laws and regulations to the market by the Shareholders, by the directors and officers of the Company, or that otherwise becomes of public knowledge. In case judicial or governmental authorities demand to disclose any confidential information, the Shareholder that received such request shall (i) immediately notify the other Shareholders for information purposes; and (ii) only disclose such confidential information to the extent

41

necessary to comply with such obligation, always emphasizing the confidentiality of such information to the solicitant authority. The confidential information disclosed following the terms above will remain deemed to be confidential information for all other purposes and, therefore, completely protected by the provisions of this Agreement.

16.1.1. Exceptions to Confidentiality. The Parties hereby agree that the Shareholders or any of its Affiliates may disclose the terms of this Agreement to actual or prospective investors, underwriters, or acquirers, as well as to file all necessary documents regarding this transaction, including the Agreement, with the Securities Exchange Commission (SEC) or the Brazilian Securities and Exchange Commission (CVM). Any such disclosure shall be previously approved in writing by the other Shareholder (should approval not to be unreasonably withheld).

16.2.    Notices. All notices, requests, claims or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, registered mail, recognized commercial courier or sent by facsimile transmission (in this case, with written confirmation of receipt). Any such notice shall be deemed as given when so delivered to the following addresses (or such other addresses and numbers as a Shareholder may designate by written notice to the other Shareholders):

If to CCL to:
Cosan Combustíveis e Lubrificantes S.A.
Rua Victor Civita, 77, Block 1, suites 104, 201, 301 and 401,
Rio de Janeiro - RJ Att.: [*]
Tel: [*]
E-mail: [*]

If to CCL, with copy to:
Mattos Filho, Veiga Filho, Marrey Jr e Quiroga Advogados
Alameda Joaquim Eugênio de Lima, 447
01403-001
São Paulo - SP
Att.: [*]
Fax: [*]
E-mail: [*]

If to Amyris Brasil to:

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Amyris Brasil S.A.
Rua James Clerk Maxwell, nº 315, Techno Park
Campinas - SP - Brazil
Attn.:     [*]
Phone: [*]
E-mail: [*]

If to Amyris Brasil, with copy to:
Pinheiro Neto Advogados
Rua Hungria, 1100
01455-000
São Paulo - SP
Att.: [*]
Fax: [*]
E-mail: [*]

If to the Company to:
NOVVI S.A.
Avenida Presidente Juscelino Kubitschek nº 1327, 4º andar, sala 5
São Paulo/SP
Att.: [*]
Tel: [*]
E-mail: [*]

16.3.    Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matters hereof between the Shareholders hereto and supersedes all prior or contemporaneous oral or written agreements, communications, proposals and representations with respect to its subject matters and prevails over any conflicting or additional terms of any quote, order, acknowledgement or similar any prior understanding among the Shareholders during the term of this Agreement. No modification or amendment to this Agreement will be binding, unless in writing and signed by duly authorized representatives of each Shareholder.

16.4.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Shareholders shall in

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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good faith negotiate and endeavor their best effort to replace an invalid or unenforceable provision by an equivalent valid and enforceable provision.

16.5.    Waivers. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon any Shareholder hereto unless confirmed in writing. No waiver by any Shareholder hereto of any term or provision of this Agreement or of any default hereunder shall affect such Shareholder's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

16.6.    Assignment. The respective rights and obligations of the Shareholders under this Agreement may not be assigned without the prior written consent of the other Shareholders. The consent of the other Shareholders shall not be unreasonably withheld. In case of an assignment to a Controlled company, Controlling company or company under common Control, such consent shall not be withheld in any circumstance if the assigning party remains liable for the obligations of the assignee under this Agreement or guarantees the fulfillment of such obligations, as provided for in Section 7.3, except in the case in which CCL requests assignment to a joint venture company formed by Cosan or any Affiliate thereof and Shell International Petroleum Company Limited or any Affiliate thereof, in which case the consent of Amyris Brasil may be withheld in its sole and absolute discretion.

16.7.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

16.8.    Language. This Agreement shall be drafted and executed both in Portuguese and in English language. In the event of any conflict or discrepancy between the two versions, the English version shall prevail.

16.9.    Arbitration. The Shareholders undertake to endeavour their best efforts to amicably resolve by mutual negotiation any disputes arising from or in connection with this Agreement and/or its Schedules and/or related thereto, including but not limited to any issues relating to the existence, validity, effectiveness, contractual performance, interpretation, breach or termination. In case such mutual agreement is not reached, any dispute will be referred to and exclusively and finally settled by binding arbitration according to the then existing rules (“Arbitration Rules”) of the Arbitration and Mediation Center of the Chamber of Commerce Brazil-Canada (“Arbitration Chamber”). The Arbitration Rules are deemed to be incorporated by reference to this Agreement, except as

44

such Arbitration Rules may be modified herein or by mutual agreement by the Shareholders. The arbitration proceedings filed based on this Agreement shall be administered by the Arbitration Chamber.

16.9.1.    Full compliance with the arbitration agreement. For the avoidance of any doubt, this Chapter XVI equally binds all the parties to this Agreement, including but not limited to the Company, who agree to submit to and comply with all the terms and conditions of this Chapter XVI, which shall be in full force and effect irrevocably, and subject to specific performance. The Shareholders and the Company expressly agree that no additional instrument or condition is required to give it full force and effect, including but not limited to the "compromisso" under article 10 of the Arbitration Law.

16.9.2.    Arbitral Tribunal. The arbitration will be settled by a panel of three arbitrators. If there are only two parties to the arbitration, each party shall nominate one arbitrator in accordance with the Arbitration Rules and the two arbitrators so nominated shall nominate jointly a third arbitrator, who shall serve as the chair of the arbitral tribunal (“Arbitral Tribunal”), within fifteen (15) days from the receipt of a communication from the Arbitration Chamber by the two previously nominated arbitrators. If there are multiple parties, whether as claimants or as respondents, the multiple claimants, jointly, and the multiple respondents, jointly, shall nominate an arbitrator within the time limits set forth in the Arbitration Rules. If any arbitrator has not been nominated within the time limits specified herein and/or in the Arbitration Rules, as applicable, such appointment shall be made by the Arbitration Chamber upon the written request of any party within fifteen (15) days of such request. If at any time a vacancy occurs in the Arbitral Tribunal, the vacancy shall be filled in the same manner and subject to the same requirements as provided for the original appointment to that position. The Company as an intervening party to this Agreement shall be a party to the arbitration proceeding only to the extent it may have to implement the award to be rendered, but it waives its right to appoint arbitrator.

16.9.3.    Place of Arbitration. The place of the arbitration shall be the city of São Paulo, State of São Paulo, Brazil, where the award shall be rendered.

16.9.4.    Language. The arbitration shall be conducted in Portuguese. Documentary evidence in the arbitration proceedings may be submitted in English and translation thereof will not be required.

45

16.9.5.    Binding Nature. The arbitration award shall be final, unappealable and binding on the Parties, including the Company, their successors and assignees, who agree to comply with it spontaneously and expressly waive any form of appeal, except for the request for correction of material error or clarification of uncertainty, doubt, contradiction or omission of the arbitration award, as set forth in article 30 of the Arbitration Law, except, yet, for the good-faith exercise of the annulment established in article 33 of the Arbitration Law. If necessary, the arbitration award may be performed in any court which has jurisdiction or authority over the Shareholders, the Company and their assets. The decision will include the distribution of costs, including reasonable attorney's fees and reasonable expenses as the Arbitral Tribunal sees fit.

16.9.6.    Fine for Breach of Arbitration. Any Shareholder which, without legal support, frustrates or prevents the instatement of the Arbitral Tribunal, whether by failing to adopt necessary measures within proper time, or by forcing the other Shareholder to adopt the measures set forth in article 7 of the Arbitration Law, or yet, by failing to comply with all the terms of the arbitration award, shall pay a pecuniary fine equivalent to [*] reais (R$[*]) per day of delay, applicable, as appropriate, from (a) the date on which the Arbitral Tribunal should have been instated; or, yet, (b) the date designated for compliance with the provisions of the arbitration award, without prejudice to the determinations and penalties included in such award.

16.9.7.    Exceptional Court Jurisdiction. The Shareholders and the Company are fully aware of all terms and effects of the arbitration clause herein agreed upon, and irrevocably agree that the arbitration is the only form of resolution of any disputes arising from or in connection with this Agreement and/or related thereto. Without prejudice to the validity of this arbitration clause, the Shareholders and/or the Company hereby may seek judicial assistance and/or relief, if and when necessary, for the sole purposes of: (a) executing obligations that admit, forthwith, specific performance; (b) obtaining coercive or precautionary measures or procedures of a preventive, provisional or permanent nature, as security for the arbitration to be commenced or already in course between the Shareholders and/or to ensure the existence and efficacy of the arbitration proceeding; or (c) exercising in good faith the right to vacate the award established in article 33 of the Arbitration Law; or (d) obtaining measures of a mandatory and specific nature, it being understood that, upon accomplishment of the mandatory or specific enforcement procedures sought, it shall be returned to the Arbitral Tribunal to be established or already established, as applicable, full and exclusive authority to decide on all and any issues, whether

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

46

related to procedure or merit, which has caused the mandatory or specific enforcement claim, with the respective judicial proceeding being interrupted until the partial or final decision of the Arbitral Tribunal. For the measures indicated in (b) and (c) above, the Shareholders elect the Judicial District of the city of São Paulo, State of São Paulo, Brazil, to the exclusion of any other courts. The filing of any measure under this clause does not entail any waiver to the arbitration clause or to the full jurisdiction of the Arbitral Tribunal.

16.9.8.    Confidentiality. Any and all documents and/or information exchanged between the Shareholders, between any Shareholder and the Company or with the Arbitral Tribunal will be confidential. Unless otherwise expressly agreed in writing by the Shareholders or required by Law, the Parties, including the Company, their respective representatives and Affiliates, the witnesses, the Arbitral Tribunal, the Arbitration Chamber and its secretariat undertake to keep confidential the existence, content and all awards and decisions relating to the arbitration proceeding, together with all the material used therein and created for the purposes thereof, as well as other documents produced by the other Shareholder or by the Company during the arbitration proceeding which are not otherwise in the public domain - except if and to the extent that such disclosure is required from one of the Shareholders or from the Company pursuant to Law.

16.9.9.    Contractual Performance. Unless otherwise agreed in writing, the Shareholders shall continue to diligently perform their respective duties and obligations under this Agreement while an arbitral proceeding is pending.

16.9.10.    Consolidation. In order to facilitate the comprehensive resolution of related disputes under this Agreement and all other related agreements, including the Joint Venture Implementation Agreement and/or the other agreements and instruments mentioned herein and therein, any or all such disputes may be brought in a single arbitration under the following circumstances and conditions. If one or more arbitrations are already pending with respect to a dispute under any of the agreements by and between the Shareholders, then any party to a new dispute under any of said agreements or any subsequently filed arbitration brought under any said agreements may request that such new dispute or any subsequently filed arbitration be consolidated into any prior pending arbitration. Within twenty (20) days of a request to consolidate, the parties to the new dispute or the subsequently filed arbitration shall select one of the prior pending arbitrations into which the new dispute or subsequently filed arbitration may be consolidated (“Selected Arbitration”). If the parties to the new dispute or subsequently arbitration are unable to agree on the Selected

47

Arbitration within such twenty (20) day period, then the Arbitration Chamber shall indicate the Selected Arbitration within twenty (20) days of a written request by a party to the new dispute or the subsequently filed arbitration. If the Arbitration Chamber fails to indicate the Selected Arbitration within the 20-day time limit indicated above, the arbitration first initiated shall be considered the Selected Arbitration. The new dispute or subsequently filed arbitration shall be so consolidated, provided that the Arbitral Tribunal for the Selected Arbitration determines that: (i) the new dispute or subsequently filed arbitration presents significant issues of law or fact common with those in the Selected Arbitration; (ii) no party to the new dispute or to the Selected Arbitration would be unduly harmed; and (iii) consolidation under these circumstances would not result in undue delay for the Selected Arbitration. Any such order of consolidation issued by the Arbitral Tribunal shall be final and binding upon the parties to the new dispute, the Selected Arbitration or subsequently filed arbitrations. The Shareholders waive any right they may have to appeal or to seek interpretation, revision or annulment of such order of consolidation under the Arbitration Rules and/or the Law in any court. The Arbitral Tribunal for the Selected Arbitration into which a new dispute or subsequently filed arbitration is consolidated shall serve as the Arbitral Tribunal for the consolidated arbitration.

16.9.11.    Intervening Consenting Party. The Company expressly agrees to be bound to this arbitration clause for all legal purposes.

16.10.    Filing and Registration. This Agreement shall be filed at the Company's head office pursuant to and for the purposes of Article 118 of the Brazilian Corporation Law. The Company shall cause a legend with the text below to be annotated on the relevant pages of its corporate books and in any other registers or certificates representing the Shares, as follows:

“THE SHARES HELD BY [●] ARE SUBJECT TO THE RULES AND RESTRICTIONS SET OUT IN THE SHAREHOLDERS AGREEMENT DATED [●], A COPY OF WHICH IS AVAILABLE AT THE COMPANY'S HEADQUARTERS. NO TRANSFER OF SUCH SHARES SHALL BE MADE OR REGISTERED IN THE COMPANY'S BOOKS, UNLESS FOLLOWED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE AFOREMENTIONED SHAREHOLDERS AGREEMENT. TRANSACTIONS EXECUTED BY THE COMPANY OR SHAREHOLDERS IN VIOLATION OF THE SHAREHOLDERS AGREEMENT SHALL BE NULL AND VOID.”

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in 3 (three) original copies, as of the day and year first above written, in the presence of the two undersigned witnesses.

São Paulo, June 03, 2011

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1

SCHEDULE III
to Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 3 2011

Key Terms and Conditions of Base Oil IP License Agreement

1.	Additional Defined Terms

A.	“Alternative Base Oil Technology” shall have the meaning set forth in the JV Agreement.

B.	“Amyris Alternative Improvements” shall mean Amyris Improvements relating to any Amyris Licensed Alternative Base Oil Technology.

C.	“Amyris Base Improvements” shall mean Amyris Improvements other than Amyris Alternative Improvements.

D.
“Amyris Base Technology” shall mean Patents and Know-How associated with such Patents in each case that are (i) Controlled by AB as of the effective date of the License Agreement, and (ii) necessary for the development, production and distribution of the Initial JVCO Products for use in Lubricants in the Lubricants Market. For the avoidance of doubt, “Amyris Base Technology” does not include (i) Patents and Know-How associated with such Patents relating to BioFene, including without limitation, the development, production and/or distribution of BioFene or (ii) any Alternative Base Oil Technology.

E.
“Amyris Improvements” shall mean Patents and Know-How associated with such Patents in each case comprising Improvements that (i) become Controlled by AB during the term of the License Agreement, and (ii) (a) are necessary for the development, production and distribution of the JVCO Products for use in Lubricants in the Lubricants Market or (b) are actually used in the development, production and distribution of the JVCO Products for use in Lubricants in the Lubricants Market during the term of the License Agreement. For the avoidance of doubt, “Amyris Improvements” will exclude (x) JVCO Improvements to ALT, (y) Joint Improvements to ALT, and (z) Patents and Know-How associated with such Patents in each case relating to BioFene, including without limitation, the development, production and distribution thereof.

F.	“Amyris Licensed Alternative Base Oil Technology” shall mean any Alternative Base Oil Technology of AB licensed by the JVCO pursuant to Section 6.3 of the JV Agreement.

G.	“Amyris Licensed Technology” or “ALT” shall mean the Amyris Base Technology, any Amyris Licensed Alternative Base Oil Technology and the

1

Amyris Improvements.

H.
“Control” (including any variations such as “Controlled” or “Controlling”) means, in the context of Patents, Know-How and Improvements, rights to such Patents, Know-How and Improvements sufficient for AB to grant the license under the License Agreement without violating the terms of any arrangement with any Third Party.

I.	“Exclusivity Exceptions” shall have the meaning set forth in the JV Agreement.

J.	“Improvement” shall mean [*].

K.
“Joint Improvements to ALT” shall mean any Improvements to the Amyris Licensed Technology that are developed jointly by or on behalf of AB and JVCO, or their employees or agents, during the term of the License Agreement, including, without limitation: (i) Improvements to the Amyris Licensed Technology, (ii) Improvements to other Joint Improvements to ALT, and (iii) Improvements to JVCO Improvements to ALT.

L.
“JVCO Improvements to ALT” shall mean any Improvements to the Amyris Licensed Technology that are developed solely by or on behalf of the JVCO, or its employees or agents during the term of the License Agreement, including, without limitation: (i) Improvements to the Amyris Licensed Technology, (ii) Improvements to other JVCO Improvements to ALT, and (iii) Improvements to Joint Improvements to ALT.

M.
“Know-How” shall mean non patented information and tangible materials, including: (i) technical and non-technical data, specifications, formulae, compounds, formulations, assays, designs, results, information, conclusions, interpretations, inventions, developments, discoveries, ideas, improvements, and trade secrets, (ii) methods, databases, tests, procedures, processes and techniques, and (iii) other know-how and technology.

N.
“License Agreement” shall mean the Base Oil IP License Agreement to be executed between AB and JVCO establishing the grant of rights to Amyris Licensed Technology, including the Amyris Improvements, the Joint Improvements to ALT, and the JVCO Improvements to ALT.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

O.	“License Parties” means AB and JVCO.

P.	“Non-JVCO Products” means any products for any use in any market, but excluding products for use in Lubricants in the Lubricants Market.

Q.
“Other JVCO Intellectual Property” shall mean (i) any intellectual property developed solely by or on behalf of the JVCO, or its employees or agents, other than the JVCO Improvements to ALT and the JVCO BioFene Improvements (as defined in the BioFene License Agreement), and (ii) any Improvements to intellectual property, which Improvements are developed jointly by or on behalf of AB and JVCO, or their employees or agents, during the term of the License Agreement other than Joint Improvements to ALT or Joint Improvements (as defined in the BioFene License Agreement).

R.
“Patents” means any patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates, renewals, and the like with respect to any of the foregoing.

S.	“Production Strain” means recombinant yeast or some other microbial agent that has been genetically engineered to make a desired compound or product by means of a fermentation process.

T.	“Third Party” means any person, corporation, joint venture or other entity, other than the JVCO, AB or their respective permitted successors and assigns.

2.	Commencement and Term of License Agreement

A.
Commencement of License Agreement. After formation of JVCO and before commencing research, development, manufacturing or commercial production of or relating to any JVCO Product, AB and JVCO shall enter into the License Agreement.

B.
Initial Term: The License Agreement shall have an initial term which is co-terminus with the initial term of the JV Agreement, subject to a limitation with respect to each specific Patent included in Amyris Licensed Technology, including Amyris Improvements, Joint Improvements to ALT and JVCO Improvements to ALT, by the life of such Patent.

C.
Renewal Terms. The License Agreement shall be renewed by AB and JVCO for additional terms, under the same terms and conditions, if the JV Agreement is renewed, subject to a limitation with respect to each specific Patent included in Amyris Licensed Technology, including the Amyris Improvements, Joint Improvements to ALT and JVCO Improvements to ALT, by the life of such Patent, unless otherwise decided by the Board of Directors of the JVCO. For the sake of clarification, the License Parties agree that the License Agreement shall be renewed with respect to both the applicable Patents which are then still in effect as well as the Know-How associated therewith.

3.	License Grants

3

A.
Base Technology License from AB to JVCO: AB shall grant the JVCO a worldwide, royalty-free, exclusive (except as to the rights retained in the scope of the Exclusivity Exceptions) and non-assignable license, without the right to sublicense except to the extent necessary to exercise its “have manufactured” rights, to use all of AB's right, title and interest in and to the Amyris Base Technology, the Amyris Base Improvements, the Joint Improvements to ALT and the JVCO Improvements to ALT for the development, manufacture and distribution of the JVCO Products for use in Lubricants in the Lubricants Market. JVCO will exert its best efforts to exploit the technology covered by the Patents included in the Amyris Base Technology, the Amyris Base Improvements, the JVCO Improvements to ALT and the Joint Improvements to ALT so as to maintain their validity in the territory of Brazil.

B.
Alternative Base Oil Technology and Improvements License from AB to JVCO. To the extent Amyris is required by the terms of Section 6.3 to offer JVCO rights to license an Alternative Base Oil Technology, such license shall be granted in accordance with the following terms. AB shall grant the JVCO a royalty-bearing (where the economic terms shall be determined pursuant to Section 6.3 of the JV Agreement), exclusive (except as to the rights retained in the scope of the Exclusivity Exceptions) and non-assignable license, without the right to sublicense except to the extent necessary to exercise its “have manufactured” rights, to use all of AB's right, title and interest in and to the Amyris Licensed Alternative Base Oil Technology and any Amyris Alternative Improvements thereto for the development, manufacture and distribution of the JVCO Products for use in Lubricants in the Lubricants Market. JVCO will exert its best efforts to exploit the technology covered by the Patents included in the Amyris Licensed Alternative Base Oil Technology and the Amyris Alternative Improvements thereto so as to maintain their validity in the territory of Brazil.

C.
Alternative Base Oil Technology and Improvements License from CCL to JVCO. To the extent CCL is required by the terms of Section 6.3 to offer JVCO rights to license an Alternative Base Oil Technology, such license shall be granted in accordance with the following terms. CCL shall grant the JVCO a royalty-bearing (where the economic terms shall be determined pursuant to Section 6.3 of the JV Agreement), exclusive and non-assignable license, without the right to sublicense except to the extent necessary to exercise its “have manufactured” rights, to use all of CCL's right, title and interest in and to the such Alternative Base Oil Technology and any Improvements thereto for the development, manufacture and distribution of the JVCO Products for use in Lubricants in the Lubricants Market. JVCO will exert its best efforts to exploit the technology covered by the Patents included in such Alternative Base Oil Technology and the Improvements thereto so as to maintain their validity in the territory of Brazil.

D.
Grant Back to Other JVCO Intellectual Property. Under the License Agreement, the JVCO shall grant to AB a worldwide, non-exclusive, royalty-bearing (where the economic terms shall be determined in accordance with the applicable fair market value) non-assignable license, without the right to sublicense, to use the Other JVCO Intellectual Property solely to develop, make, have made, use, sell, have sold, distribute, have distributed and market technology and products other than JVCO Products for use in Lubricants in the Lubricants Market.

4

E.
Alternative Base Oil Technology Strain Restrictions. If an Alternative Base Oil Technology that is licensed to JVCO by AB includes a Production Strain, then the license granted in item 3.B above shall be conditioned on compliance with the following requirements (the “Strain Restrictions”):

(i)
JVCO may only use the relevant Production Strain at a manufacturing location approved by AB in writing. To the extent JVCO, in the exercise of its “have manufactured” right set forth in Section 3.B above, engages a subcontractor or toll manufacturer to produce the relevant product, such subcontractor or toll manufacturer shall be subject to written restrictions necessary to protect the Alternative Base Oil Technology and Production Strains.

(ii)
The License Agreement will include other reasonable provisions, including without limitation, reporting, audit and inspection rights in order to protect the Alternative Base Oil Technology and Production Strains.

(iii)
JVCO shall not and shall not allow any other person or entity to reverse engineer any Production Strain, engineer any other strain from the Production Strain, use the Production Strain for any purpose other than the licensed purpose (as described in Section 3.B above), or distribute, disclose or transfer the Production Strain or any related intellectual property to any Third Party.

4.	Ownership and Patent Matters.

A.	Ownership. Intellectual property ownership rights shall be as follows:

(i)
As between the License Parties, AB shall have and retain all rights of ownership relating to the Amyris Licensed Technology, including the Amyris Improvements, JVCO Improvements to ALT and Joint Improvements to ALT.

(ii)	As between the License Parties, the JVCO shall have and retain all rights of ownership relating to the Other JVCO Intellectual Property.

B.
Patent Strategy and Prosecution. As between the License Parties, AB shall have the sole right to (i) determine the process for protecting the Amyris Licensed Technology, the Joint Improvements to ALT and the JVCO Improvements to ALT worldwide, including whether or not to obtain patent protection and in what countries, and (ii) at its own expense, but without obligation, to prepare, file, prosecute and maintain throughout the world any and all Patents claiming or relating to the Amyris Licensed Technology, the Joint Improvements to ALT and the JVCO Improvements to ALT. As between the License Parties, JVCO shall have the sole right to (i) determine the process for protecting the Other JVCO Intellectual Property worldwide, including whether or not to obtain patent protection and in what countries, and (ii) at its own expense, but without obligation, to prepare, file, prosecute and maintain throughout the world any and all Patents claiming or relating to the Other JVCO Intellectual Property.

5

C.
Cooperation and Assistance. JVCO will provide to AB or its designated representative (“AB Designate”) as reasonably requested by AB and at AB's expense (including reasonable attorney's fees and other reasonable legal expenses), full cooperation and assistance (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documentation as may be reasonably required): (i) in order to allow the AB Designate to apply for, register, obtain, maintain, defend, and enforce the Patents claiming or relating to the Amyris Licensed Technology, the Joint Improvements to ALT and/or the JVCO Improvements to ALT and/or its rights therein, (ii) in connection with the prosecution or defense of any interference, opposition, re-examination, reissue, infringement, declaratory judgment, or other judicial or legal administrative proceedings that may arise in connection with such Patents (including the validity and/or enforceability thereof), Know-How or other intellectual property owned or Controlled by or licensed to AB, and/or (iii) in order to perfect the delivery, assignment, and conveyance to AB or the AB Designate, its successors, assigns, and nominees, of the entire right, title, and interest in and to all Amyris Licensed Technology, the Joint Improvements to ALT and/or JVCO Improvements to ALT and/or its rights therein. AB will provide to JVCO or its designated representative (“JVCO Designate”) as reasonably requested by JVCO full cooperation and assistance (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documentation as may be reasonably required): (i) in order to allow the JVCO Designate to apply for, register, obtain, maintain, defend, and enforce the patents claiming or relating to the Other JVCO Intellectual Property, (ii) in connection with the prosecution or defense of any interference, opposition, re-examination, reissue, infringement, declaratory judgment, or other judicial or legal administrative proceedings that may arise in connection with such patents (including the validity and/or enforceability thereof), and/or (iii) in order to perfect the delivery, assignment, and conveyance to JVCO or the JVCO Designate, its successors, assigns, and nominees, of the entire right, title, and interest in and to all Other JVCO Intellectual Property.

D.
Enforcement of Patents. In the event either Party becomes aware of any activity that infringes or is likely to infringe the Amyris Licensed Technology, the Joint Improvements to ALT or the JVCO Improvements to ALT (in each case solely if such infringement or likely infringement relates to JVCO Products for use in Lubricants in the Lubricants Market), that Party will notify the other Party promptly in writing of the actual or threatened infringement. Whether to take action will be in the sole discretion of AB or the AB Designate. If requested by AB, the JVCO will join with AB or the AB Designate, as the case may be, at AB's expense, in such action as AB or the AB Designate, in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, the JVCO will cooperate to the extent reasonably required by AB or the AB Designate to stop such infringement or act, and, if so requested by AB, will join with AB or the AB Designate as a party to any action brought by AB or the AB Designate for such purpose. AB or the AB Designate will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. In the event either Party becomes aware of any activity that infringes

6

or is likely to infringe the Other JVCO Intellectual Property, that Party will notify the other Party promptly in writing of the actual or threatened infringement. Whether to take action will be in the sole discretion of JVCO or the JVCO Designate. If requested by JVCO, AB will join with JVCO or the JVCO Designate, as the case may be, in such action as JVCO or the JVCO Designate, in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, the AB will cooperate to the extent reasonably required by JVCO or the JVCO Designate to stop such infringement or act, and, if so requested by JVCO, will join with JVCO or the JVCO Designate as a party to any action brought by JVCO or the JVCO Designate for such purpose. JVCO or the JVCO Designate will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable, with the inputs from AB.

E.
Infringement of Third Party Rights. In the event either Party (or any of its Affiliates) receives any written notice or claim that the use of the Amyris Licensed Technology, the JVCO Improvements to ALT, the Joint Improvements to ALT with respect to JVCO Products for use in Lubricants in the Lubricants Market or Other JVCO Intellectual Property infringes or is likely to infringe the intellectual property rights of a Third Party, then that Party will notify the other Party promptly in writing. Whether to take action to defend against any such claim will be in the sole discretion of AB or an AB Designate, if related to Amyris Licensed Technology, the Joint Improvements to ALT or the JVCO Improvements to ALT, or in the sole discretion of JVCO, if related to Other JVCO Intellectual Property. If requested by the party controlling the action, the other party will join the referred controlling party, at the controlling party's expense, in such action as the controlling party in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, the non-controlling party will cooperate to the extent reasonably required by the controlling party, and, if so requested by the controlling party. The controlling party (or its designee) will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable.

F.
JVCO Input. The JVCO may provide input into strategy, prosecution, defense and enforcement when such matters are related to the use of the Joint Improvements to ALT or the JVCO Improvements to ALT for the development, production, sale and distribution of the JVCO Products for use in Lubricants in the Lubricants Market.

5.	Termination Rights and Effects

Termination Rights and Effects. The License Agreement shall include termination provisions, including consequences of termination, set forth in the chart attached at the end of this Schedule III.

6.	IP Representation and Warranty

7

A.
Representation and Warranty. AB shall represent and warrant to JVCO that it owns or has all necessary rights to the Amyris Licensed Technology to grant the JVCO the licenses and other rights set forth in the License Agreement. AB shall indemnify and hold harmless JVCO, its officers, directors, agents and employees from and against, and assume and defend at AB's sole cost the defense of, any and all claims, demands, obligations, causes of action and lawsuits and all damages, liabilities, fines, judgments, costs (including settlement costs), and expenses associated therewith (including the payment of reasonable attorney fees and disbursements), arising out of any claim by a Third Party of infringement with respect to the application of Amyris Base Technology as applied by AB to produce Base Oils as of the execution date of JV Agreement.

B.
Disclaimer. Except as provided in item 6.A above, AB shall not make any warranties to JVCO, whether express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose as to any product or process, or as to the validity or scope of any of the Amyris Licensed Technology or that the practice of any of Amyris Licensed Technology will be free from infringement of any patent or other proprietary right of any Third Party.

7.	Miscellaneous

A.	Governing Law and Dispute Resolution: As provided in Article VII of the JV Agreement.

B.	Confidentiality: The License Agreement shall include standard confidentiality terms which will survive termination or expiration of the License Agreement.

C.	Additional Terms: The License Agreement shall include such other terms and conditions as the License Parties may reasonably agree.

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Schedule III - Base Oils IP License Agreement
Termination Scenarios1

	A Event	B Effects on JVCO Structure	C Effects on Amyris Licensed Technology (including Amyris Improvements)	D Effects on JVCO Improvements to ALT	E Effects on Joint Improvements to ALT	F Effects on Other JVCO Intellectual Property
1	Material breach of IP License by AB	- JVCO can terminate License Agt. - If JVCO terminates License Ag., then CCL can dissolve JVCO
If CCL dissolves JVCO:
- License Agt terminates and rights revert to AB
- the Exclusivity provision in the JV Agreement automatically terminates
- AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO

				If CCL dissolves JVCO: - License Agt terminates and rights revert to AB - AB will be required to pay [*]. - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO	If CCL dissolves JVCO: - License Agt terminates and rights revert to AB - AB will be required to pay [*]. - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO	If CCL dissolves JVCO: - CCL will have the right to acquire the IP, by fair market value - if CCL opts not to acquire the IP, AB has the right to the same IP acquisition, by fair market value
2	Material breach of IP License by JVCO	(A) If CCL is then the controlling shareholder	(A) - License Agt terminates and rights	(A) - License Agt terminates and rights	(A) - License Agt terminates and rights	(A) If AB dissolves JVCO:

_______________________
1 Definitions:
(i)     “CCL Equity Interest” shall mean CCL percentage equity ownership in JVCO.
(ii)    “CCL FMV Interest” shall mean [*].

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

A Event	B Effects on JVCO Structure	C Effects on Amyris Licensed Technology (including Amyris Improvements)	D Effects on JVCO Improvements to ALT	E Effects on Joint Improvements to ALT	F Effects on Other JVCO Intellectual Property

(which will be defined to include without limitation: (i) exceeding the scope of the license grant from AB, (ii) non- compliance with the grant-back obligations, and (iii) a breach of the confidentiality, ownership or Patent matter provisions), and (iv) any violation of any Strain Restrictions.)

of JVCO:
- AB can terminate License Ag.
- If AB terminates License Ag., then (i) the Exclusivity provision in the JV Agreement automatically terminates, and (ii) AB can dissolve JVCO

(B) If CCL and AB are then 50/50 shareholders in JVCO:
- AB has option (but not obligation) to suspend the License Agt for 45 days while the Parties try to resolve the situation.
- If resolution not reached within 45 days, then (i) AB can terminate the License Agt, and (ii) the Exclusivity provision in the JV Agreement automatically terminates

(C) If AB is then the

revert to AB

If CCL is the controlling shareholder of JVCO:
- AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO

(B) If AB terminates License Agt, then rights revert to AB
- AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO

			revert to AB If CCL is the controlling shareholder of JVCO: -Rights revert to AB without any payment by AB (B) If AB terminates License Agt, AB will be required to pay [*]	revert to AB If CCL is the controlling shareholder of JVCO: -Rights revert to AB without any payment by AB (B) If AB terminates License Agt, AB will be required to pay [*]
- AB will have the right to acquire the IP, by fair market value
- if AB opts not to acquire the IP, CCL has the right to the same IP acquisition, by fair market value

(B) AB has the right to acquire the Other JVCO Intellectual Property at fair market value and, if AB exercises its right and acquires the Other JVCO Intellectual Property, AB will grant CCL [*] non-exclusive license.
- if AB opts not to acquire the IP, CCL has the right to the same IP acquisition, by fair market value

(C) If CCL dissolves

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10

	A Event	B Effects on JVCO Structure	C Effects on Amyris Licensed Technology (including Amyris Improvements)	D Effects on JVCO Improvements to ALT	E Effects on Joint Improvements to ALT	F Effects on Other JVCO Intellectual Property
		controlling shareholder of JVCO, then CCL can terminate the License Agt and dissolve JVCO	(C) If CCL dissolves JVCO: - License Agt terminates and rights revert to AB - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO	(C) If CCL dissolves JVCO: - License Agt terminates and rights revert to AB - AB will be required to pay [*] - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO	(C) If CCL dissolves JVCO: - License Agt terminates and rights revert to AB - AB will be required to pay [*] - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO	JVCO: - CCL will have the right to acquire the IP, by fair market value - if CCL opts not to acquire the IP, AB has the right to the same IP acquisition, by fair market value
3	Expiration or Non-Renewal of IP License as per Section 2.(C) of Schedule III	No automatic consequences	- Rights revert to AB - Exclusivity provision in the JV Agreement automatically terminates AB will grant CCL a [*] non-exclusive license analogous to the	At CCL's option: - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO; or	At CCL's option: - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO; or	- CCL will have the right to acquire the IP, by fair market value - if CCL opts not to acquire the IP, AB has the right to the same IP acquisition, by fair

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

A Event	B Effects on JVCO Structure	C Effects on Amyris Licensed Technology (including Amyris Improvements)	D Effects on JVCO Improvements to ALT	E Effects on Joint Improvements to ALT	F Effects on Other JVCO Intellectual Property
		license granted to JVCO	- AB will be required to pay [*]	- AB will be required to pay [*]	market value

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12

JVA and SHA

	A Event	B Effects on JVCO Structure	C Effects on Amyris Licensed Technology (including Amyris Improvements)	D Effects on JVCO Improvements to ALT	E Effects on Joint Improvements to ALT	F Effects on Other JVCO Intellectual Property
4	Failure to Renew after initial 10-year term	Dissolution	- License Agt terminates and rights revert to AB - AB will grant CCL a [*] non-exclusive license analogous to the license granted to JVCO	- License Agt terminates and rights revert to AB At CCL's option: - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO; or - AB will be required to pay [*].	- License Agt terminates and rights revert to AB At CCL's option: - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO; or - AB will be required to pay [*].
  License Agt terminates

AB has the right to acquire Other JVCO Intellectual Property by fair market value and, if AB exercises its right and acquires Other JVCO Intellectual Property, AB will grant CCL [*] non-exclusive license.

5	Termination of JVCO by failure to achieve Initial Milestones or Initial Production	Dissolution	License Agt terminates and rights revert to AB	License Agt terminates and rights revert to AB AB reimburses [*].	License Agt terminates and rights revert to AB AB reimburses [*].	License Agt terminates and AB has the right to acquire Other JVCO Intellectual Property at cost

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13

	A Event	B Effects on JVCO Structure	C Effects on Amyris Licensed Technology (including Amyris Improvements)	D Effects on JVCO Improvements to ALT	E Effects on Joint Improvements to ALT	F Effects on Other JVCO Intellectual Property
Milestone
6	Termination of JVCO due to Force Majeure Event	Dissolution	- License Agt terminates and rights revert to AB - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO	- License Agt terminates and rights revert to AB At CCL's option: - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO; or - AB will be required to pay [*].	- License Agt terminates and rights revert to AB At CCL's option: - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO; or - AB will be required to pay [*].
  License Agt terminates

AB has the right to acquire Other JVCO Intellectual Property by fair market value and, if AB exercises its right and acquires Other JVCO Intellectual Property, AB will grant CCL [*] non-exclusive license

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14

	A Event	B Effects on JVCO Structure	C Effects on Amyris Licensed Technology (including Amyris Improvements)	D Effects on JVCO Improvements to ALT	E Effects on Joint Improvements to ALT	F Effects on Other JVCO Intellectual Property
7	Material breach by AB	CCL shall have the option to (i) seek or cause JVCO to seek specific performance, (ii) dissolve the JVCO, (iii) call AB's shares or (iv) put its own shares to AB
If CCL dissolves JVCO or calls AB's shares:
- License Agt terminates and rights revert to AB
- Exclusivity provision in the JV Agreement automatically terminates
- AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO.

If CCL exercises its put right:

- License Agt terminates and rights revert to AB

If CCL dissolves JVCO or exercises its call right:
- License Agt terminates and rights revert to AB
- AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO

If CCL exercises its put right:

- AB will be required to pay [*].

If CCL dissolves JVCO or exercises its call right:
- License Agt terminates and rights revert to AB
- AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO

If CCL exercises its put right:

- AB will be required to pay [*].

If CCL dissolves JVCO or exercises its call right:
- CCL will have the right to acquire the IP, by fair market value
- if CCL opts not to acquire the IP, AB has the right to the same IP acquisition, by fair market value

If CCL exercise its put right: JVCO will grant CCL [*] non-exclusive license.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15

	A Event	B Effects on JVCO Structure	C Effects on Amyris Licensed Technology (including Amyris Improvements)	D Effects on JVCO Improvements to ALT	E Effects on Joint Improvements to ALT	F Effects on Other JVCO Intellectual Property
8	Material breach by CCL	AB shall have the option to (i) seek or cause JVCO to seek specific performance, (ii) dissolve the JVCO, (iii) call CCL's shares, or (iv) put its own shares to CCL
If AB dissolves JVCO or exercises its call right:
- License Agt terminates and rights revert to AB

If AB exercises its put right:
AB will grant CCL [*] non-exclusive license- Exclusivity provision in the JV Agreement automatically terminates

If AB dissolves JVCO or exercises its call right:
- License Agt terminates and rights revert to AB

If AB exercises its put right:
- AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO

If AB dissolves JVCO or exercises its call right:
- License Agt terminates and rights revert to AB

If AB exercises its put right:
- AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO

If AB dissolves JVCO or exercises its call right:
- AB will have the right to acquire the IP, by fair market value
- if AB opts not to acquire the IP, CCL has the right to the same IP acquisition, by fair market value

If AB exercise its put right: JVCO will grant AB [*] non-exclusive license.

9	Insolvency of AB	CCL shall have the option to call AB equity or dissolve the JVCO	If CCL dissolves JVCO: - License Agt terminates and rights revert to AB --Exclusivity provision in the JV Agreement automatically terminates.	If CCL dissolves JVCO or exercises its call right: - License Agt terminates and rights revert to AB - AB will grant CCL [*] non-	If CCL dissolves JVCO or exercises its call right: - License Agt terminates and rights revert to AB - AB will grant CCL [*] non-	If CCL dissolves JVCO or exercises its call right: - CCL will have the right to acquire the IP, by fair market value - if CCL opts not to acquire the IP, bid

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16

	A Event	B Effects on JVCO Structure	C Effects on Amyris Licensed Technology (including Amyris Improvements)	D Effects on JVCO Improvements to ALT	E Effects on Joint Improvements to ALT	F Effects on Other JVCO Intellectual Property

- AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO

If CCL exercises its call right:
- AB will grant CCL [*] non-exclusive license
- Exclusivity provision in the JV Agreement automatically terminates
				exclusive license analogous to the license granted to JVCO	exclusive license analogous to the license granted to JVCO	process, subject to insolvency proceedings
10	Insolvency of CCL	AB shall have the option to call CCL equity or dissolve the JVCO	In either case, - License Agt terminates and rights revert to AB	In either case, - License Agt terminates and rights revert to AB	In either case, - License Agt terminates and rights revert to AB	If AB dissolves JVCO or exercises its call right: - AB will have the right to acquire the IP, by fair market value - if AB opts not to acquire the IP, bid process, subject to insolvency proceedings

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17

1

SCHEDULE IV
to Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 3, 2011

Key Terms and Conditions of BioFene License Agreement

1.	Additional Defined Terms

A.
“Amyris Base BioFene Technology” shall mean Patents, BioFene Production Strains and Know-How associated with such Patents and BioFene Production Strains, in each case that (i) are Controlled by AB as of the date JVCO commences production of BioFene, and (ii) are necessary for the development, production and distribution of BioFene.

B.	“Amyris BioFene Technology” shall mean the Amyris Base BioFene Technology and Amyris BioFene Improvements.

C.
“Amyris BioFene Improvements” shall mean Patents, BioFene Production Strains and Know-How associated with such Patents and BioFene Production Strains comprising Improvements that (i) become Controlled by AB during the term of the BioFene License Agreement, and (ii) are necessary for the development, production and distribution of the BioFene. For the avoidance of doubt, “Amyris BioFene Improvements” will exclude JVCO BioFene Improvements and Joint Improvements.

D.
“BioFene License Agreement” shall mean the BioFene License Agreement to be executed between AB and JVCO establishing the grant of rights to Amyris BioFene Technology, Joint Improvements and JVCO BioFene Improvements.

E.	“BioFene Production Strain” means a Production Strain that has been genetically engineered to make BioFene.

F.
“Control” (including any variations such as “Controlled” or “Controlling”) shall mean, in the context of Patents, BioFene Production Strains, Know-How and Improvements, rights to such Patents, Production Strains, Know-How and Improvements sufficient for AB to grant the license under the BioFene License Agreement without violating the terms of any arrangement with any Third Party.

G.
“Improvements” shall mean all enhancements, modifications and revisions, whether or not protectable under intellectual property laws, based upon, derived from or incorporating any Amyris BioFene Technology or then-existing Amyris BioFene Improvements.

H.
“Joint Improvements” shall mean intellectual property rights comprising Improvements to the Amyris BioFene Technology that (a) are developed jointly by or on behalf of AB and JVCO, or their employees or agents, during the term of the BioFene License Agreement, in connection with the conversion or operation of the relevant sugar/ethanol mill to include the manufacture of BioFene or the operation of such mill or facility or otherwise in connection with the manufacture of BioFene by

1

JVCO, including Improvements to the Amyris BioFene Licensed Technology, (ii) Improvements to other Joint Improvements, and (iii) Improvements to JVCO BioFene Improvements.

I.
“JVCO BioFene Improvements” shall mean any Improvements to the Amyris BioFene Technology that is developed solely by or on behalf of JVCO, or its employees or agents during the term of the License Agreement, including, without limitation: (i) Improvements to the Amyris BioFene Improvements, (ii) Improvements to other JVCO BioFene Improvements and (iii) Improvements to Joint Improvements.

J.
“Know-How” shall mean means non patented information and tangible materials, including: (i) technical and non-technical data, specifications, formulae, compounds, formulations, assays, designs, results, information, conclusions, interpretations, inventions, developments, discoveries, ideas, improvements, and trade secrets, (ii) methods, databases, tests, procedures, processes and techniques, (iii) Production Strains, and (iv) other know-how and technology.

K.	“License Parties” means AB and JVCO.

L.
“Patents” shall mean any patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates, renewals, and the like with respect to any of the foregoing.

M.	“Production Strain” means recombinant yeast or some other microbial agent that has been genetically engineered to make a desired compound or product by means of a fermentation process.

N.	“Third Party” shall mean any person, corporation, joint venture or other entity, other than the JVCO, AB or their respective permitted successors and assigns.

2.	Commencement and Term of BioFene License Agreement

A.
Initial Term: The BioFene License Agreement shall commence on the date the JVCO BioFene plant commences production and have an initial term to be agreed by the parties, subject to a limitation with respect to each specific Patent, by the life of such Patent.

3.	License Grants

A.
License from AB to JVCO: AB shall grant the JVCO a non-exclusive, non-assignable license, royalty-free right, without the right to sublicense (except to the extent necessary for the JVCO to exercise its “have manufactured” rights), to use all of AB's right, title and interest in and to the Amyris BioFene Technology, Joint Improvements and JVCO BioFene Improvements solely for the production of the BioFene for use by JVCO in manufacturing Base Oils subject to the Strain Restrictions. JVCO will exert its best efforts to exploit the technology covered by the Patents in the Amyris BioFene Technology, Joint Improvements and the JVCO BioFene Improvements so as to maintain their validity in the territory of Brazil.

B.	Further Assurances. In case the royalty free license from AB to JVCO, as described in

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item 3.A above, becomes onerous, according to the conditions of the JV Agreement, the parties will discuss the necessary amendments to this Schedule and the BioFene License Agreement, which may be altered to comply with the Brazilian rules applicable to technology transfer agreements. However, the parties agree to maintain the main commercial terms of this instrument.

4.	Strain Restrictions. The JVCO shall, and the license granted in item 3.A above shall be conditioned on compliance with, the following requirements (the “Strain Restrictions”):

A.
JVCO shall exercise such license only at a manufacturing location approved by AB in writing. To the extent JVCO, in the exercise of its “have manufactured” right set forth in Section 3.A above, engages a subcontractor or toll manufacturer to product BioFene, such subcontractor or toll manufacturer shall be subject to written restrictions necessary to protect the Amyris BioFene Technology.

B.
The BioFene License Agreement will include other reasonable provisions, including without limitation, reporting, audit and inspection rights in order to protect the Amyris BioFene Technology and the BioFene Production Strains.

C.
JVCO shall not and shall not allow any other person or entity to reverse engineer any BioFene Production Strain, engineer any other strain from the BioFene Production Strain, use the BioFene Production Strain for any purpose other than the licensed purpose (as described in Section 3.A above), or distribute, disclose or transfer the BioFene Production Strain or any related intellectual property to any Third Party.

5.	Term and Termination
Termination Rights and Effects. The License Agreement shall include termination provisions, including consequences of termination, set forth in the chart attached at the end of this Schedule IV.

6.	Ownership and Patent Matters.

A.	Ownership. As between the parties, AB shall have and retain all rights of ownership relating to the Amyris BioFene Technology, the JVCO BioFene Improvements and the Joint Improvements.

B.
Patent Strategy and Prosecution. As between the parties, AB shall have the sole right to (i) determine the process for protecting the Amyris BioFene Technology, the BioFene Production Strains, JVCO BioFene Improvements and Joint Improvements worldwide, including whether or not to obtain patent protection and in what countries, and (ii) at its own expense, but without obligation, to prepare, file, prosecute and maintain throughout the world any and all Patents claiming or relating to the Amyris BioFene Technology, BioFene Production Strains, JVCO BioFene Improvements and Joint Improvements.

C.
Cooperation and Assistance. JVCO will provide to AB or its designated representative (“AB Designate”) as reasonably requested by AB and at AB's expense (including reasonable attorney's fees and other reasonable legal expenses), full cooperation and assistance (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documentation as may be reasonably required): (i) in order to allow the AB

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Designate to apply for, register, obtain, maintain, defend, and enforce the Patents claiming or relating to the Amyris BioFene Technology, BioFene Production Strains, JVCO BioFene Improvements and Joint Improvements and/or its rights therein, (ii) in connection with the prosecution or defense of any interference, opposition, re-examination, reissue, infringement, declaratory judgment, or other judicial or legal administrative proceedings that may arise in connection with such Patents (including the validity and/or enforceability thereof) and/or any BioFene Production Strains, Know-How or other intellectual property owned or Controlled by or licensed to AB, and/or (iii) in order to perfect the delivery, assignment, and conveyance to AB or the AB Designate, its successors, assigns, and nominees, of the entire right, title, and interest in and to all Amyris BioFene Technology, Joint Improvements and/or the JVCO BioFene Improvements.

D.
Enforcement of Patents. In the event either Party becomes aware of any activity that infringes or is likely to infringe the Amyris BioFene Technology, BioFene Production Strains, JVCO BioFene Improvements or Joint Improvements, in each case if such infringement or likely infringement relates to the manufacture of BioFene for use in JVCO Products for use in Lubricants in the Lubricants Market that Party will notify the other Party promptly in writing of the actual or threatened infringement. Whether to take action will be in the sole discretion of AB or the AB Designate. If requested by AB, the JVCO will join with AB or the AB Designate, as the case may be, at AB's expense, in such action as AB or the AB Designate, in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, the JVCO will cooperate to the extent reasonably required by AB or the AB Designate to stop such infringement or act, and, if so requested by AB, will join with AB or the AB Designate as a party to any action brought by AB or the AB Designate for such purpose. AB or the AB Designate will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. As between the parties, any recovery as a result of such action shall belong solely to AB.

E.
Infringement of Third Party Rights. In the event either Party (or any of its Affiliates) receives any written notice or claim that the use of the Amyris BioFene Technology, BioFene Production Strains, JVCO BioFene Improvements or Joint Improvements infringes or is likely to infringe the intellectual property rights of a Third Party in each case if such infringement or likely infringement relates to the manufacture of BioFene for use in JVCO Products for use in Lubricants in the Lubricants Market, then that Party will notify the other Party promptly in writing. Whether to take action to defend against any such claim will be in the sole discretion of AB or an AB Designate. If requested by AB, the JVCO will join with AB or the AB Designate, at AB's expense, in such action as AB or the AB Designate in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, the JVCO will cooperate to the extent reasonably required by AB, and, if so requested by AB, will join with AB or the AB Designate as a party to any action brought by AB or the AB Designate for such purpose. AB or the AB Designate will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable.

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7.	IP Representation and Warranty

A.
Representation and Warranty. AB shall represent and warrant to JVCO that it owns or has all necessary rights to the Amyris BioFene Technology to grant the JVCO the licenses and other rights set forth in the BioFene License Agreement. AB shall indemnify and hold harmless JVCO, its officers, directors, agents and employees from and against, and assume and defend at AB's sole cost the defense of, any and all claims, demands, obligations, causes of action and lawsuits and all damages, liabilities, fines, judgments, costs (including settlement costs), and expenses associated therewith (including the payment of reasonable attorney fees and disbursements), arising out of any claim of infringement by a Third Party with respect to the application of Amyris BioFene Technology, as applied by AB to produce BioFene as of the execution date of JV Agreement.

B.
Disclaimer. Except as provided in item 6.A above, AB shall not make any warranties to JVCO, whether express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose as to any product or process, or as to the validity or scope of any of the Amyris BioFene Technology or that the practice of any of Amyris BioFene Technology will be free from infringement of any patent or other proprietary right of any Third Party.

8.	Miscellaneous

A.	Governing Law and Dispute Resolution: As provided in Article VII of the JV Agreement.

B.	Confidentiality: The IP License Agreement shall include standard confidentiality terms which will survive termination or expiration of the License Agreement.

C.	Additional Terms: The License Agreement shall include such other terms and conditions as the parties may reasonably agree.

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Schedule IV - BioFene IP License Agreement
Termination Scenarios

	A Event	B Effects on JVCO Structure	C Effects on Amyris Biofene Technology (including Amyris BioFene Improvements)	D Effects on JVCO BioFene Improvements	E Effects on Joint Improvements
1	Material breach of BioFene License by AB	No automatic consequences	JVCO can terminate License Agt - AB will grant CCL [*] non-exclusive license, [*]	AB will be required to pay [*] - AB will grant CCL [*] non-exclusive license.
AB will be required to pay (i) the CCL FMV Interest in the Joint Improvements, multiplied by (ii) the CCL Equity Interest whether or not Amyris elects to use the Joint Improvements

- AB will grant CCL [*] non-exclusive license.

2
Material breach of BioFene License by JVCO (which will be defined to include without limitation: (i) exceeding the scope of the license grant from AB, (ii) non- compliance with the grant-back obligations, and (iii) a breach of the

No automatic consequences
(A) If CCL is then the controlling shareholder of JVCO, AB can terminate the BioFene License

(B) If CCL and AB are 50/50 shareholders in JVCO, AB has option (but not obligation) to suspend the License Agreement for 45 days while the Parties
				(A) No automatic consequences (B) AB will be required to pay [*]	(A) No automatic consequences (B) AB will be required to pay [*]

__________________________
Definitions:

(i)	“CCL Equity Interest” shall mean CCL percentage equity ownership in JVCO.

(ii)	“CCL FMV Interest” shall mean [*].

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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	A Event	B Effects on JVCO Structure	C Effects on Amyris Biofene Technology (including Amyris BioFene Improvements)	D Effects on JVCO BioFene Improvements	E Effects on Joint Improvements
confidentiality, ownership or Patent matter provisions), and (iv) any violation of any Strain Restrictions.)
try to resolve the situation.
- If resolution not reached within 45 days, then AB can terminate the License Agt

(C) If AB is then the controlling shareholder of JVCO, then CCL can terminate the License Agt
				(C) AB will be required to pay[*]	(C) AB will be required to pay [*]
3	Expiration or Non-Renewal of BioFene License	No automatic consequences	All rights revert to AB	AB will be required to pay [*]	AB will be required to pay [*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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JVA and SHA

	A Event	B Effects on JVCO Structure	C Effects on Amyris Biofene Technology (including Amyris BioFene Improvements)	D Effects on JVCO BioFene Improvements	E Effects on Joint Improvements
4	Failure to Renew after initial 10-year term	Dissolution	License Agt terminates and rights revert to AB	License Agt terminates and rights revert to AB AB will be required to pay [*]	License Agt terminates and rights revert to AB AB will be required to pay [*]
5	Termination of JVCO due to Force Majeure Event	Dissolution	License Agt terminates and rights revert to AB	License Agt terminates and rights revert to AB AB will be required to pay [*]	License Agt terminates and rights revert to AB AB will be required to pay [*]
6	Material breach by AB	CCL shall have the option to (i) seek or cause JVCO to seek specific performance, (ii) dissolve the JVCO, (iii)	If CCL dissolves JVCO or calls AB's shares: - License Agt terminates and rights revert to AB	If CCL dissolves JVCO or exercises its call right: - License Agt terminates and rights revert to AB	If CCL dissolves JVCO or exercises its call right: - License Agt terminates and rights revert to AB

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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	A Event	B Effects on JVCO Structure	C Effects on Amyris Biofene Technology (including Amyris BioFene Improvements)	D Effects on JVCO BioFene Improvements	E Effects on Joint Improvements
		call AB's shares or (iv) put its own shares to AB	- AB will grant CCL [*] non-exclusive license [*] If CCL exercises its put right, then the BioFene License Agt terminates and rights revert to AB	- AB will be required to pay [*] - AB will grant CCL [*] non-exclusive license. If CCL exercises its put right: - AB will be required to pay [*] - AB will grant CCL [*] non-exclusive license.	- AB will be required to pay [*] - AB will grant CCL [*] non-exclusive license. If CCL exercises its put right: - AB will be required to pay [*] - AB will grant CCL [*] non-exclusive license.
7	Material breach by CCL	AB shall have the option to (i) seek or cause JVCO to seek specific performance, (ii) dissolve the JVCO, (iii) call CCL's shares, or (iv) put its own shares to CCL	If AB dissolves JVCO or exercises its call right: - License Agt terminates and rights revert to AB	If AB dissolves JVCO or exercises its call right: - License Agt terminates and rights revert to AB	If AB dissolves JVCO or exercises its call right: - License Agt terminates and rights revert to AB

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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	A Event	B Effects on JVCO Structure	C Effects on Amyris Biofene Technology (including Amyris BioFene Improvements)	D Effects on JVCO BioFene Improvements	E Effects on Joint Improvements
8	Insolvency of AB	CCL shall have the option to call AB equity or dissolve the JVCO	If CCL dissolves JVCO: - License Agt terminates and rights revert to AB If CCL exercises its call right: - AB will grant CCL a non-exclusive, [*] license	If CCL dissolves JVCO or exercises its call right: - License Agt terminates and rights revert to AB - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO	If CCL dissolves JVCO or exercises its call right: - License Agt terminates and rights revert to AB - AB will grant CCL [*] non-exclusive license analogous to the license granted to JVCO
9	Insolvency of CCL	AB shall have the option to call CCL equity or dissolve the JVCO	In either case, - License Agt terminates and rights revert to AB	In either case, - License Agt terminates and rights revert to AB	In either case, - License Agt terminates and rights revert to AB

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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